   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 1997

                                                      REGISTRATION NO. 333-13409
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           --------------------------

                         CYTOCLONAL PHARMACEUTICS INC.
                 (Name of Small Business Issuer in its Charter)

           DELAWARE                          2834                  75-2402409
 (State or other jurisdiction    (Primary standard industrial   (I.R.S. employer
              of                 classification code number)     identification
incorporation or organization)                                      number)

                           9000 HARRY HINES BOULEVARD
                                   SUITE 330
                              DALLAS, TEXAS 75235
                                 (214) 353-2922
         (Address and Telephone Number of Principal Executive Offices)
                           --------------------------

                           9000 HARRY HINES BOULEVARD
                                   SUITE 330
                              DALLAS, TEXAS 75235
(Address of Principal Place of Business or Intended Principal Place of Business)
                           --------------------------

                            ARTHUR P. BOLLON, PH.D.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         CYTOCLONAL PHARMACEUTICS INC.
                           9000 HARRY HINES BOULEVARD
                                   SUITE 330
                              DALLAS, TEXAS 75235
                                 (214) 353-2922
           (Name, Address and Telephone Number of Agent for Service)
                           --------------------------

                                   COPIES TO:
                             ROBERT H. COHEN, ESQ.
                     MORRISON COHEN SINGER & WEINSTEIN, LLP
                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 735-8600
                           --------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM      MAXIMUM       PROPOSED AMOUNT
        TITLE OF EACH CLASS OF              AMOUNT TO       OFFERING PRICE      AGGREGATE             OF
      SECURITIES TO BE REGISTERED         BE REGISTERED      PER SECURITY     OFFERING PRICE   REGISTRATION FEE
Class A Warrants(1)....................      500,000              --                --                --
Class B Warrants(2)....................     1,018,750             --                --                --
Warrants(3)............................      506,250              --                --                --
Common Stock, par value $.01 per
  share(4).............................      200,000            $3.75          $750,000.00         $227.27
Common Stock, par value $.01 per
  share(5).............................      407,500            $4.375        $1,782,812.50        $540.25
Common Stock, par value $.01 per
  share(6).............................      202,500            $3.75          $759,375.00         $230.11
Total(7).....................................................................................      $997.63


(1) These Class A Warrants are being registered for resale by selling security holders, each of whom was an investor in the Registrant's private placement completed in August 1994 (the "1994 Bridge Financing").


(2) These Class B Warrants are being registered for resale by selling security holders, each of whom was an investor in the Registrant's private placement completed in April 1995 (the "1995 Bridge Financing").

(3) The Warrants (the "Blair Warrants") are being registered for resale by D.H. Blair Investment Banking Corp. ("Blair"), who served as placement agent in the 1994 Bridge Financing and who rendered advice and assistance in structuring the 1995 Bridge Financing.

(4) Issuable upon the exercise of the Class A Warrants being registered for resale by selling security holders.

(5) Issuable upon the exercise of the Class B Warrants being registered for resale by selling security holders.

(6) Issuable upon the exercise of the Blair Warrants being registered for resale by Blair.

(7) This fee has been previously paid.

                           --------------------------

    PURSUANT TO RULE 416 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THERE ARE ALSO BEING REGISTERED SUCH ADDITIONAL SHARES OF COMMON STOCK AS MAY BECOME ISSUABLE PURSUANT TO ANTI-DILUTION PROVISIONS OF THE CLASS A WARRANTS, THE CLASS B WARRANTS AND THE BLAIR WARRANTS (AS DEFINED HEREIN).

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                SUBJECT TO COMPLETION--DATED SEPTEMBER 17, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OF AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                         CYTOCLONAL PHARMACEUTICS INC.

                                     [LOGO]

                            500,000 CLASS A WARRANTS
                           1,018,750 CLASS B WARRANTS
                                506,250 WARRANTS
                         810,000 SHARES OF COMMON STOCK

    This Prospectus relates to 500,000 Class A Warrants of Cytoclonal Pharmaceutics Inc., a Delaware corporation ("CPI" or the "Company"), issued to certain investors in connection with the Company's bridge financing completed in August 1994 (the "1994 Bridge Financing"), 1,018,750 Class B Warrants ("Class B Warrants") of the Company issued to certain investors in connection with the Company's bridge financing completed in April 1995 (the "1995 Bridge Financing"; the 1994 Bridge Financing and the 1995 Bridge Financing are collectively herein referred to as the "Bridge Financings") and 506,250 warrants (the "Blair Warrants") issued to D.H. Blair Investment Banking Corp. ("Blair") as part of its compensation for services as placement agent in the 1994 Bridge Financing and for rendering advice and assistance in structuring the 1995 Bridge Financing. Each Class A Warrant entitles the registered holder thereof to purchase, at any time until November 7, 2000 (the "Expiration Date"), 0.4 share of common stock, $.01 par value per share (the "Common Stock"), of the Company at an exercise price of $3.75 per share, subject to adjustment. Each Class B Warrant entitles the registered holder thereof to purchase, at any time until the Expiration Date, 0.4 share of Common Stock at an exercise price of $4.375 per share, subject to adjustment. Each Blair Warrant entitles the registered holder to purchase, at any time until the Expiration Date, 0.4 share of Common Stock at an exercise price of $3.75 per share, subject to adjustment. The Class A Warrants, the Class B Warrants and the Blair Warrants are collectively referred to herein as the "Warrants." See "Description of Securities--Class A Warrants, Class B Warrants and Blair Warrants."

    The Company will not receive any of the proceeds from the sale of securities by the Selling Security Holders (as defined herein). In the event the Warrants are fully exercised, the Company will receive gross proceeds of $3,292,187.50 and will pay a Solicitation Fee (as defined herein) of $89,140.63. See "Selling Security Holders" and "Plan of Distribution."

    The Company agreed, in connection with the 1995 Bridge Financing, to pay a solicitation fee (the "Solicitation Fee") to Janssen-Meyers Associates, L.P. ("JMA") equal to 5% of the aggregate exercise price of all the Class B Warrants exercised. The exercise prices and other terms of the Warrants were arbitrarily determined by negotiation between the Company and JMA and between the Company and Blair, and are not necessarily related to the Company's assets, book value or financial condition, or to any other recognized criteria of value. See "Risk Factors--Arbitrary Determination of Offering Price." The Common Stock and the Company's Class C Warrants and Class D Warrants are traded on the Nasdaq SmallCap Market under the symbols "CYPH," "CYPHW" and "CYPHZ," respectively; however, there can be no assurance that an active trading market in the Company's securities will be sustained. See "Risk Factors--Possible Delisting of Securities from the Nasdaq Stock Market."

                                           WARRANT EXERCISE PRICE PER
                                             SHARE OF COMMON STOCK              WARRANT                   PROCEEDS TO
                                            UNDERLYING THE WARRANTS       SOLICITATION FEE (1)           COMPANY (2)(3)
Class A Warrant..........................            $3.75                         --                        $3.75
Total....................................         $750,000.00                      --                     $750,000.00
Class B Warrant..........................            $4.375                     $.21875                     $4.15625
Total....................................        $1,782,812.50                 $89,140.63                $1,693,671.87
Blair Warrant............................            $3.75                         --                        $3.75
Total....................................         $759,375.00                      --                     $759,375.00

(1) Represents Solicitation Fees payable to JMA equal to 5% of the aggregate exercise price of all Class B Warrants exercised.

(2) Assumes the exercise of all the Warrants and that the Solicitation Fee is paid on all the Class B Warrants that are exercised. There can be no assurance that any of the Warrants will be exercised.

(3) Before deducting expenses of this offering, payable by the Company, estimated at $67,000.


    INVESTMENT IN THESE SECURITIES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS AND "DILUTION."


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is            , 1997.

                             AVAILABLE INFORMATION

    The Company is a reporting Company under Section 12(g) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and has filed a Post Effective Amendment No. 1 to the Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") in Washington, D.C. with respect to the Warrants and the underlying shares of Common Stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. The Company will provide to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Written requests may be sent to the Company at 9000 Harry Hines Boulevard, Suite 330, Dallas, Texas 75235,
Attention: Arthur B. Bollon, Ph.D., President. Oral requests may be made by calling the Company at (214) 353-2922. Also, for further information with respect to the Company, the Common Stock and the Warrants offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices at 7 World Trade Center, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    The Company intends to furnish annual reports to its stockholders and holders of its warrants, which will include financial statements audited by its independent certified public accountants, and such other periodic reports as it may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) promulgated under the Securities Exchange Act of 1934, as amended.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS DOES NOT GIVE EFFECT TO THE EXERCISE OR CONVERSION OF: (i) CLASS A WARRANTS AND CLASS B WARRANTS ISSUED, OR INCLUDED IN OPTIONS ISSUED, IN CONNECTION WITH THE 1994 BRIDGE FINANCING AND 1995 BRIDGE FINANCING, RESPECTIVELY; (ii) THE UNIT PURCHASE OPTION (THE "UNIT PURCHASE OPTION") GRANTED TO THE UNDERWRITERS OF THE IPO (AS DEFINED HEREIN) TO PURCHASE UP TO AN AGGREGATE OF 200,000 UNITS (AS DEFINED HEREIN); (iii) OUTSTANDING OPTIONS, RIGHTS AND WARRANTS AND OTHER SECURITIES CONVERTIBLE OR EXERCISABLE INTO COMMON STOCK, INCLUDING 6,900,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UPON EXERCISE OF THE CLASS C AND CLASS D WARRANTS; (iv) SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING OPTIONS GRANTED UNDER THE COMPANY'S 1992 STOCK OPTION PLAN (THE "1992 PLAN"); OR (v) SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING OPTIONS GRANTED UNDER THE COMPANY'S 1996 STOCK OPTION PLAN (THE "1996 PLAN"). EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

THE COMPANY

    Cytoclonal Pharmaceutics Inc., a Delaware corporation ("CPI" or the "Company"), is a development stage biopharmaceutical company focusing on the development of diagnostic and therapeutic products for the identification, treatment and prevention of cancer and infectious diseases. To date, the Company has been involved solely in research and development activities relating to several products that are at various developmental stages. The Company's research and development activities relate principally to its proprietary fungal Paclitaxel production system, its diagnostic and imaging lung cancer products, Human Gene Discovery Program and its Vaccine program. Taxol-TM- (the brand name for Paclitaxel) has been designated by the National Cancer Institute as the most important cancer drug introduced in the past ten years.

    The Company's strategy is to focus on its (i) Fungal Paclitaxel Production System Program since Paclitaxel has been approved by the FDA as a treatment for refractory (treatment resistant) breast and ovarian cancer; (ii) Human Gene Discovery Program, including a proprietary cancer related gene ("LCG gene") and related monoclonal antibody ("MAb") addressing the need for diagnosis and treatment of lung cancer, the second most common form of cancer; and (iii) Vaccine program. Other programs, which involve tumor necrosis factor--polyethylene glycol ("TNF-PEG"), a fusion protein ("IL-T"), a potential anti-leukemia drug ("IL-P") and anti-sense therapeutics--are being pursued at modest levels. These other programs may serve as platforms for future products and/or alternatives to the two primary programs if unforeseen problems develop. In addition, several of the technologies under development are complementary and could possibly potentiate each other.

    The Company was created in 1991 to acquire certain proprietary cancer and viral therapeutic technology ("Wadley Technologies") developed at the Wadley Institute in Dallas, Texas ("Wadley"). Through its own research and development efforts and agreements with other research institutions and biotechnology companies, the Company has acquired and/or developed additional proprietary technology and rights. The Company has not developed any commercial products and will require significant additional financing to complete development and obtain regulatory approvals for its proposed products which, if ever received, can take several years.

    The Company has received an exclusive worldwide license to use patented fungal technology to synthesize Paclitaxel from the Research & Development Institute, Inc. at Montana State University ("RDI"). Paclitaxel has proven to be effective in treating refractory ovarian and breast cancers and, in preliminary clinical trials, has shown potential in treating refractory non-small cell lung cancer ("NSCLC") and certain other cancer indications. Presently, Paclitaxel is made from the inner bark and needles of the slow-growing Pacific yew tree. Scientists at the Company, in cooperation with the inventors of the fungal Paclitaxel technology, are using this technology and other fermentation technology to develop a system for manufacturing Paclitaxel in commercial quantities and at lower cost than currently available production methods. See "Business--Research and Development Programs--Fungal Paclitaxel Production System Program."

    In July 1996, the Company entered into an agreement with the Washington State University Research Foundation ("WSURF") whereby the Company received an exclusive, world-wide license to use and/or sublicense patented technology or prospective patented technology (the "WSURF Technology") related to genes for enzymes and the associated gene products, including the enzymes, in the biosynthetic pathway for Paclitaxel from the yew tree. This gene will be used along with a related fungal gene region to further optimize the fungal Paclitaxel production system.

    The Company is directing its resources toward developing cancer diagnostic and imaging products utilizing the LCG gene and related MAb ("LCG MAb") isolated by the Company in its Human Gene Discovery Program. The LCG gene and the LCG MAb are associated with specific lung cancer cells. In Phase I human clinical trials, an LCG MAb derived from mouse cells was shown to be highly specific for cancerous lung tissue, but not normal lung tissue. These clinical studies will be expanded with a human derived form of the LCG MAb which is presently under development. See "Business--Research and Development Programs--Human Gene Discovery Program/Lung Cancer Program."

    In June 1996, the Company entered into a Patent License Agreement (the "Regents Agreement") with the Board of Regents of the University of Texas System ("Regents") whereby the Company received an exclusive royalty-bearing license to manufacture, have manufactured, use, sell and/or sublicense products related to a U.S. Patent Application entitled "A Method for Ranking Sequences to Select Target Sequence Zones of Nucleus Acids." The technology has identified optimum regions within genes to bind anti-sense products. Anti-sense products are under development to control genes involved in human diseases such as cancer, diabetes, or AIDS. A patent application has been filed on this technology. This discovery potentially has broad applications to many human and viral genes involved in human disease.

    In February 1996, the Company obtained exclusive rights to a technology and pending patent developed at the University of California, Los Angeles for the Paclitaxel treatment of polycystic kidney disease which looks promising in animal studies, which will be continued. The patent claims were allowed in August 1997. New applications for Paclitaxel potentially could expand the Paclitaxel market.

    The Company is in discussions with several companies regarding the establishment of strategic partnerships for the development, marketing, sales and manufacturing of the Company's proposed products for various segments of the global market. There can be no assurance that any additional agreements will be entered into.

    To date, the Company has generated no sales revenues and has incurred operating losses of $2,691,000 and $2,890,000 for the 12 months ended December 31, 1995 and 1996, respectively, and $1,320,000 and $1,517,000 for the six months ended June 30, 1996 and 1997, respectively. Since its inception in September 1991 to June 30, 1997, the Company has incurred net operating losses of $13,290,000. The increase in net loss for 1996 from 1995 was primarily attributable to an increase in research and development expenses and general and administrative expenses partially offset by interest income generated from the proceeds of the Company's and a decrease in interest expense. The Company expects to incur additional losses in the foreseeable future. See "Risk Factors--Accumulated Deficit; and History of Significant Losses and Anticipated Continuing Significant Future Losses," "Plan of Operation" and Financial Statements.

    The Company was originally incorporated in the state of Texas in September 1991 as Bio Pharmaceutics, Inc. In November 1991, the Company changed its name to Cytoclonal Pharmaceutics Inc. The Company was reincorporated in Delaware by merger into a wholly-owned Delaware subsidiary in January 1992. The Company's executive offices are located at 9000 Harry Hines Boulevard, Suite 330, Dallas, Texas 75235 and its telephone number is (214) 353-2922.

                                  THE OFFERING

SECURITIES OFFERED BY THE           500,000 Class A Warrants, 1,018,750 Class B Warrants,
  COMPANY.........................  506,250 Blair Warrants and 810,000 shares of Common
                                    Stock issuable upon exercise of such Class A Warrants,
                                    Class B Warrants and Blair Warrants. See "Description of
                                    Securities."

TERMS OF WARRANTS.................  Each Class A Warrant entitles the holder to purchase 0.4 share of Common Stock, for an exercise price of $3.75
                                    per share, at any time until November 7, 2000 (the
                                    "Expiration Date"). Each Class B Warrant entitles the
                                    holder to purchase 0.4 share of Common Stock, for an
                                    exercise price of $4.375 per share, at any time until
                                    the Expiration Date. Each Blair Warrant entitles the
                                    holder to purchase 0.4 share of Common Stock, for an
                                    exercise price of $3.75 per share, at any time until the
                                    Expiration Date. The exercise prices and numbers of
                                    shares issuable upon the exercise of the Warrants are
                                    subject to adjustment in certain circumstances. See
                                    "Description of Securities--Class A Warrants, Class B
                                    Warrants and Blair Warrants."

CAPITAL STOCK OUTSTANDING BEFORE
  OFFERING ASSUMING NO EXERCISE OF
  THE WARRANTS

  Common Stock(1):................  8,273,979 shares

  Series A Convertible Preferred
    Stock:........................  1,107,984 shares

  Class A Warrants:...............  500,000

  Class B Warrants:...............  1,018,750

  Blair Warrants:.................  506,250

CAPITAL STOCK OUTSTANDING AFTER
  OFFERING ASSUMING EXERCISE OF
  ALL CLASS A WARRANTS

  Common Stock(1):................  8,473,979 shares

  Series A Convertible Preferred
    Stock:........................  1,107,984 shares

  Class B Warrants:...............  1,018,750

  Blair Warrants:.................  506,250

CAPITAL STOCK OUTSTANDING AFTER
  OFFERING ASSUMING EXERCISE OF
  ALL CLASS A WARRANTS AND CLASS B
  WARRANTS

  Common Stock(1):................  8,881,479 shares

  Series A Convertible Preferred
    Stock:........................  1,107,984 shares

  Blair Warrants:.................  506,250

CAPITAL STOCK OUTSTANDING AFTER
  OFFERING ASSUMING EXERCISE OF
  ALL CLASS A WARRANTS, CLASS B
  WARRANTS AND BLAIR WARRANTS

  Common Stock(1):................  9,083,979 shares

  Series A convertible Preferred
    Stock:........................  1,107,984 shares

USE OF PROCEEDS...................  The Company intends to utilize the net proceeds from the exercise of the Warrants, if any, to fund research and
                                    development activities (including certain royalties and
                                    licensing fees), and for general working capital
                                    purposes and operating expenses. See "Use of Proceeds"
                                    and "Plan of Operation."

RISK FACTORS......................  Investment in these securities is speculative and involves a high degree of risk. See "Risk Factors."

NASDAQ SMALLCAP MARKET
  SYMBOLS(3)......................  Common Stock - CYPH
                                    Class C Warrants - CYPHW
                                    Class D Warrants - CYPHZ

------------------------

(1) Does not include the possible issuance of (i) 1,190,000 shares of Common Stock reserved for issuance upon exercise of options granted or available for grant under the 1992 Plan and the 1996 Plan; (ii) 1,107,984 shares of Common Stock issuable at the option of the holders thereof upon the conversion of the Company's Series A Convertible Preferred Stock ("Series A Preferred Stock"); (iv) 6,900,000 shares of Common Stock reserved for issuance upon exercise of the Class C and Class D Warrants; (v) 200,000 shares of Common Stock reserved for issuance upon exercise of the unit purchase option ("Unit Purchase Option") granted to the underwriters in connection with the IPO; (vi) 100,000 shares of Common Stock issuable upon exercise of options granted as compensation for professional services, (vii) 36,000 shares of Common Stock issuable upon the exercise of warrants granted for research and development; or (viii) 600,000 shares of Common Stock reserved for issuance upon exercise of the warrants contained in the Unit Purchase Option. See "Management," "Certain Transactions," "Description of Securities" and "Bridge Financings."

                        SUMMARY FINANCIAL INFORMATION(1)

                         STATEMENT OF OPERATIONS DATA:

                                                        SEPTEMBER 11,                            SEPTEMBER 11,
                                     YEAR ENDED             1991              SIX MONTHS             1991
                                    DECEMBER 31,         (INCEPTION)        ENDED JUNE 30,        (INCEPTION)
                              ------------------------   TO DECEMBER   ------------------------   TO JUNE 30,
                                 1995         1996        31, 1996        1996         1997          1997
                              -----------  -----------  -------------  -----------  -----------  -------------
Research and development
  expenses..................  $ 1,181,000  $ 1,576,000   $ 6,307,000   $   729,000  $   688,000   $ 6,995,000
General and administrative
  expenses..................    1,138,000    1,530,000     5,326,000       707,000      887,000     6,213,000
Net interest expense
  (income)..................      372,000     (216,000)      140,000      (116,000)     (58,000)       82,000
Net (loss)..................   (2,691,000)  (2,890,000)  (11,773,000)   (1,320,000)  (1,517,000)  (13,290,000)
                              -----------  -----------  -------------  -----------  -----------  -------------
                              -----------  -----------  -------------  -----------  -----------  -------------
Net (loss) per share of
  common stock..............  $      (.53) $      (.42)                $      (.19) $      (.21)
Weighted average number of
  shares....................    5,695,000    7,640,000                   7,603,000    8,073,000
                              -----------  -----------                 -----------  -----------
                              -----------  -----------                 -----------  -----------

BALANCE SHEET DATA:

                                                                             AT JUNE 30, 1997
                                                        ----------------------------------------------------------
                                                                            AS             AS             AS
                                                          ACTUAL(1)     ADJUSTED(2)    ADJUSTED(3)    ADJUSTED(4)
                                                        -------------  -------------  -------------  -------------
Working capital.......................................  $   1,529,000  $   2,212,000  $   3,906,000  $   4,665,000
Total assets..........................................      2,848,000      3,531,000      5,225,000      5,984,000
Total liabilities.....................................      1,541,000      1,541,000      1,541,000      1,541,000
Deficit accumulated during the development stage......    (13,369,000)   (13,369,000)   (13,369,000)   (13,369,000)
Total stockholders' equity............................      1,307,000      1,990,000      3,684,000      4,443,000

--------------------------

(1) Through June 30, 1997, and since then, the Company has not generated any sales revenues.

(2) Gives effect to the exercise of only the 500,000 Class A Warrants and the application on the net proceeds therefrom. See "Plan of Distribution."

(3) Gives effect to the exercise of the 500,000 Class A Warrants, the 1,018,750 Class B Warrants, the application on the net proceeds therefrom, and assumes that the Solicitation Fee is paid on each Class B Warrant Exercise. See "Plan of Distribution."

(4) Gives effect to the exercise of the 500,000 Class A Warrants, the 1,018,750 Class B Warrants, the 506,250 Blair Warrants, the application on the net proceeds therefrom, and assumes that the Solicitation Fee is paid on each Class B Warrant Exercise. See "Plan of Distribution."

                                  RISK FACTORS

    AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS HIGHLY SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS:

    ACCUMULATED DEFICIT; AND HISTORY OF SIGNIFICANT LOSSES AND ANTICIPATED CONTINUING FUTURE LOSSES. The Company's balance sheets as of December 31, 1996 and June 30, 1997 (unaudited) reflect accumulated deficits of $(11,852,000) and ($13,369,000), respectively. In addition, the Company's statements of operations for the year ended December 31, 1996 and for the six month period ended June 30, 1997 (unaudited) reflect net losses of $(2,890,000) and $(1,517,000), respectively, or approximately $(.42) and $(.21) per share, respectively. The Company has continued to incur substantial operating losses since June 30, 1997 and expects to incur significant operating losses for at least several years. There can be no assurances that future revenues will be generated or, if generated, that the Company's operations will be profitable, or that the Company will be able to obtain sufficient additional funds to continue its planned activities. See "Use of Proceeds," "Plan of Operation" and Financial Statements.

    DEVELOPMENT STAGE COMPANY; NO PRODUCT REVENUE. The Company is in the development stage and, through June 30, 1997, has generated no sales revenue and has no prospects for revenue in the foreseeable future. Substantial losses to date have resulted principally from costs incurred in research and development activities and general and administrative expenses, as well as from the purchase of equipment and leasehold improvements to the Company's facilities. The Company will be required to conduct significant research, development, testing and regulatory compliance activities which, together with projected general and administrative expenses, are expected to result in additional significant continuing operating losses. The Company does not expect to receive regulatory approvals for any of its proposed products for at least several years, if ever. The Company currently has no source of operating revenue and there can be no assurance that it will be able to develop any such revenue source or that its operations will become profitable, even if it is able to commercialize any products. Furthermore, as a development stage company, the Company has a limited relevant operating history upon which an evaluation of its prospects can be ascertained. Such prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the evolving, heavily regulated biotechnology industry, characterized by an increasing number of market entrants, intense competition and a high failure rate. In addition, significant challenges are often encountered in shifting from developmental to commercial activities. See "Plan of Operation" and Financial Statements.

    NEED FOR SUBSTANTIAL ADDITIONAL FUNDS; NEGATIVE CASH FLOW. The Company is currently experiencing, and has since its inception experienced, negative cash flow from operations which is expected to continue in the foreseeable future. Since its inception, the Company has been dependent upon equity infusions and upon the Bridge Financings and the Company's initial public offering in November 1995 (the "IPO") to fund its continuing operations. The Company's cash requirements may vary materially from current estimates because of results of the Company's research and development programs, results of clinical studies, changes in the focus and direction of the Company's research and development programs, competitive and technological advances and other factors. Notwithstanding, the Company will require substantial funds, in addition to the proceeds of this offering, to conduct development activities and pre-clinical and clinical trials, apply for regulatory approvals and commercialize developed products, if any.

    The Company does not have any commitments or arrangements to obtain any additional financing and there can be no assurance that required financing will be available to the Company on acceptable terms, if at all. Although the Company will seek to fund a portion of its product development efforts by entering into collaborative ventures with corporate partners, obtaining research contracts, entering into research and development partnerships and obtaining government grants, there can be no assurance that the Company will be able to enter into any such additional ventures on acceptable terms, if at all, or obtain government grants. To the extent the Company raises additional capital by issuing securities, further dilution to the investors in this offering may result. See "--Dependence on Collaborations and Licenses with Others" and "Dilution."


    DEPENDENCE ON COLLABORATIONS AND LICENSES WITH OTHERS. The Company's strategy for the development, clinical testing, manufacturing and commercialization of its proposed products includes entering into various collaborations with corporate partners, licensors, licensees and others, and is dependent upon the subsequent success of these outside parties in efficiently and effectively performing their responsibilities. In addition to its agreements with RDI and Enzon, Inc. ("Enzon"), the Company has entered into several other research and license agreements and is continually seeking to enter into additional arrangements with other collaborators. However, there can be no assurance that its current arrangements or any future arrangements will lead to the development of products with commercial potential, that the Company will be able to obtain proprietary rights or licenses for proprietary rights with respect to any technology developed in connection with these arrangements or that the Company will be able to insure the confidentiality of any proprietary rights and information developed in such collaborative arrangements or prevent the public disclosure thereof.

    In general, collaborative agreements provide that they may be terminated under certain circumstances. There can be no assurance that the Company will be able to extend any of its collaborative agreements upon their termination or expiration, or that the Company will be able to enter into new collaborative agreements with existing or new partners in the future. To the extent the Company chooses not to or is unable to establish any additional collaborative arrangements, it would require substantially greater capital to undertake research, development and marketing of its proposed products at its own expense. In addition, the Company may encounter significant delays in introducing its proposed products into certain markets or find that the development, manufacture or sale of its proposed products in such markets is adversely affected by the absence of such collaborative agreements. See "--Royalty Obligations; Possible Loss of Patents and Other Proprietary Rights" and "Business--Collaborative Agreements."

    EARLY STAGE OF PRODUCT DEVELOPMENT; TECHNOLOGICAL AND OTHER
UNCERTAINTIES. There can be no assurance that the Company's research and development activities will result in any commercially viable products. The development of each product will be subject to the risks of failure inherent in the development of products based on innovative technologies and the expense and difficulty of obtaining regulatory approvals. All of the potential products currently under development by the Company will require significant additional research and development and pre-clinical testing and clinical testing prior to submission of any regulatory application for commercial use. There can be no assurance that the Company's research or product development efforts will be successfully completed, that the products currently under development will be successfully transformed into marketable products, that required regulatory approvals can be obtained, that products can be manufactured at acceptable cost in accordance with regulatory requirements or that any approved products can be successfully marketed or achieve customer acceptance. Additional risks include the possibility that any or all of the Company's products will be found to be ineffective or toxic, or that, if safe and effective, will be difficult to manufacture on a large scale or uneconomical to market; that the proprietary rights of third parties will preclude the Company from marketing one or more products; and that third parties will market superior or equivalent products. See "--No Assurance of FDA Approval; Government Regulation," "--Dependence on Third Parties For Manufacturing; No Manufacturing Experience," "--Dependence on Third Parties For Marketing; No Marketing Experience" and "Business--Research and Development Programs."

    ROYALTY OBLIGATIONS; POSSIBLE LOSS OF PATENTS AND OTHER PROPRIETARY
RIGHTS. Pursuant to its License Agreement with RDI relating to Fungal Paclitaxel, the Company paid RDI a minimum royalty fee of $100,000 on June 10, 1997. Such License Agreement requires the Company to pay RDI a minimum royalty fee of $100,000 by each June 10 thereafter as long as such license is retained. Pursuant to the License

Agreement between the Company and RDI relating to a fungal strain known as FTS-2, the Company must pay to RDI royalties on sales of products incorporating the licensed technology of 6% if the product is covered by a pending or issued patent or 3% if the product is not covered by a patent. In addition, for the purchase of the Wadley Technology, the Company is required to pay royalties to WadTech of 6.25% of the gross selling price of products incorporating any of the Wadley Technology until payments totaling $1,250,000 (the "Fixed Sum") have been made. Thereafter, the royalty rate will be up to 3.75%. Minimum royalties payable to WadTech start at $31,250 for the year beginning October 1, 1996, are $62,500 for the year beginning October 1, 1997 and are $125,000 for each year thereafter. WadTech has a security interest in the Wadley Technology to secure the payment of the first $1,250,000 of royalties. The WadTech Agreement provides that the royalties and other sums payable by the Company to WadTech are at a higher rate until the Fixed Sum has been paid in full. WadTech has the right to license such intellectual property to a third party or sell it through a foreclosure sale in the event that the Company does not fulfill its obligations under the Wadley Agreement. The Company is also obligated to pay a royalty of 3% on sales of products produced through the use of a recombinant yeast expression system pursuant to a license agreement assigned to the Company in connection with its purchase of the Wadley Technology. Also, pursuant to its license agreement with WSURF, the Company is required to pay WSURF license fees of $7,500 per year commencing on July 1, 1997 as well as certain royalties and sublicensing fees. The loss by the Company of the RDI, Wadley or WSURF technology would have a material adverse affect on the Company's business and the development of the Company's proposed products. On August 25, 1997 the Company paid an aggregate of $7,500 to WSURF pursuant to such license agreement.

    In addition, the Company's agreements with Enzon provide that if the parties decide to jointly develop any products, the costs and profits of product development will be split equally. If the Company is unable to fund its portion of a product's development costs, the Company will lose its rights to such product, will no longer have the right to split the profits from such product and will only be entitled to a royalty. In addition, the Company has incurred $163,665 as of June 30, 1997 of the $240,240 granted by the University of Texas ("UTD") pursuant to an extended agreement therein granting the Company a right of first refusal to acquire a license to develop and commercialize any intellectual property resulting from the agreement for a royalty to be negotiated not exceeding eight percent of the net sales of commercialized products. Furthermore, the Company entered into a Patent License Agreement with the Board of Regents of the University of Texas ("Regents") in which the Company is required to pay Regents certain royalty and sublicensing fees. In addition, the Company entered into a license agreement with the University of California at Los Angeles ("UCLA License Agreement I") pursuant to which the Company paid UCLA $5,000 and has agreed to pay an additional $10,000 upon issuance of a patent. UCLA License Agreement I requires a yearly license maintenance fee of $1,000 in year 1 of such Agreement, $2,000 in year 2, $4,000 in year 3, $6,000 in year 4, $8,000 in year 5, $10,000 in year 6 and $12,000 in year 7 and thereafter. Additionally, if a patent issues in a non-U.S. country, the yearly license maintenance fee doubles starting in year 2. UCLA License Agreement I provides for a 4% royalty on net sales with prescribed minimum royalties for U.S. Sales as follows: $10,000 in year 1 of commercial sales, $15,000 in year 2, $20,000 in year 3, $30,000 in year 4 and thereafter. If commercial sales include non-U.S. countries, the minimum royalty doubles. Pursuant to an additional license agreement with UCLA ("UCLA License Agreement II"), the Company paid a license issue fee of $5,000 and has agreed to pay an additional $5,000 upon the issuance of a patent. UCLA License Agreement II requires a yearly maintenance fee of $1,000 in year 1 of such Agreement, $2,000 in year 2, $4,000 in year 3, $6,000 in year 4, $8,000 in year 5, $10,000 in year 6 and $12,000 in year 7 and thereafter. UCLA License Agreement II provides for a 4% royalty on net sales with prescribed minimum royalties as follows: $10,000 in year 1 of commercial sales, $15,000 in year 2, $20,000 in year 3, $30,000 in year 4 and thereafter. See "Business--Collaborative Agreements."

    COMPETITION. Many of the Company's competitors have substantially greater financial, technical, human and other resources than the Company. In addition, many of these competitors have significantly greater experience than the Company in undertaking pre-clinical testing and human clinical trials of new products and in obtaining United States Food and Drug Administration ("FDA") and other regulatory approvals. Accordingly, certain of the Company's competitors may succeed in obtaining FDA approvals more rapidly and efficiently than the Company. Furthermore, if the Company is able to commence commercial production and sale of any products, it will also be competing with companies having substantially greater resources and experience in these areas. Company personnel currently has limited or no experience in the production and sale of any pharmaceutical or biological products. Investors should be aware that in June 1991, the National Cancer Institute ("NCI") formalized a Collaborative Research and Development Agreement ("CRADA") for development of Paclitaxel with Bristol-Myers Squibb Company, Inc. ("Bristol-Myers") as its pharmaceutical manufacturing and marketing partner. This CRADA granted to Bristol-Myers the exclusive use until December 1997 of NCI's clinical data relating to Paclitaxel in seeking approval from the FDA, which significantly shortened the approval process and prevented any other party from obtaining FDA approval using the NCI data. Bristol-Myers received FDA approval for the commercial sale of its Paclitaxel as a treatment for refractory ovarian cancer in December 1992, for refractory breast cancer in April 1994 and for AIDS-related Kaposis sarcoma in August 1997. Since December 1992, Bristol-Myers has been the sole source of Paclitaxel for commercial purposes. It is the Company's understanding that Bristol-Myers is currently conducting clinical trials required for FDA approval of Paclitaxel for treating other cancers. See "Business--Research and Development Programs-- Fungal Paclitaxel Production System Program" and "Business--Competition."

    UNCERTAIN ABILITY TO PROTECT PROPRIETARY TECHNOLOGY. The Company's success will depend, in part, on its ability to obtain patent protection for its products and processes in the United States and elsewhere. The Company has filed and intends to continue to file applications as appropriate. No assurance can be given that any additional patents will issue from any of these applications or, if patents do issue, that the claims allowed will be sufficiently broad to protect the Company's technology. In addition, no assurance can be given that any patents issued to or licensed by the Company will not be challenged successfully or circumvented by others, or that the rights granted will provide adequate protection to the Company.

    The Company is aware of patent applications and issued patents belonging to competitors and, although it has no knowledge of such, it is uncertain whether any of these, or patent applications of which it may not have any knowledge, will require the Company to alter its potential products or processes, pay licensing fees or cease certain activities. There can be no assurance that the Company will be able to obtain licenses to technology that it may require or, if obtainable, that such licenses will be at an acceptable cost. The Company's failure to obtain any requisite license to any technology may have a material adverse effect on the Company. Expensive and protracted litigation may also be necessary to enforce any patents issued to the Company or to determine the scope and validity of others' claimed proprietary rights.

    The Company also relies on trade secrets and confidential information that it seeks to protect, in part, by confidentiality agreements. However, there can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known or be independently discovered by competitors. See "Business-- Patents, Licenses and Proprietary Rights."

    NO ASSURANCE OF FDA APPROVAL; GOVERNMENT REGULATION. The United States Food and Drug Administration (the "FDA") and comparable agencies in foreign countries impose substantial requirements upon the introduction of therapeutic and diagnostic pharmaceutical and biological products through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures. Satisfaction of these requirements typically takes several years or more and varies substantially based upon the type, complexity and novelty of the product. The regulatory review may result in extensive delay in the regulatory approval process. Regulatory requirements ultimately imposed could adversely affect the Company's ability to clinically test, manufacture or market potential products. Government regulation also applies to the manufacture and marketing of pharmaceutical and biological products.

    The effect of government regulation may be to delay marketing of new products for a considerable period of time, to impose costly procedures upon the Company's activities and to furnish a competitive advantage to larger companies competing with the Company. There can be no assurance that FDA or other regulatory approval for any products developed by the Company will be granted on a timely basis or at all. Any such delay in obtaining, or failure to obtain, such approvals would adversely affect the marketing of any contemplated products and the ability to earn product revenue. Further, regulation of manufacturing facilities by state, local and other authorities is subject to change. Any additional regulation could result in limitations or restrictions on the Company's ability to utilize any of its technologies, thereby adversely affecting the Company's operations. See "Business--Government Regulation."

    The Company is also subject to regulation by the Occupational Safety and Health Administration ("OSHA") and the Environmental Protection Agency ("EPA") and to regulation under the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other regulatory statutes, and may in the future be subject to other federal, state or local regulations. Either or both of OSHA or the EPA may promulgate regulations affecting the Company's research and development programs. The Company is unable to predict whether any agency will adopt any regulation having a material adverse effect on the Company's operations.

    UNCERTAINTY RELATED TO HEALTH CARE REIMBURSEMENT AND REFORM MEASURES. The Company's success in generating revenue from sales of human therapeutic and diagnostic products may depend, in part, on the extent to which reimbursement for the costs of such products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Significant uncertainty exists as to the reimbursement status of newly-approved health care products. There can be no assurance that adequate third-party insurance coverage will be available for the Company to establish and maintain price levels sufficient for realization of an appropriate return on its investment in developing new products. Government and other third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement of new therapeutic and diagnostic products approved for marketing by the FDA and by refusing, in some cases, to provide any coverage of uses of approved products for disease indications for which the FDA has not granted marketing approval. If adequate coverage and reimbursement levels are not provided by government and third-party payors for uses of the Company's products, the market acceptance of these products would be adversely affected.

    DEPENDENCE ON THIRD PARTIES FOR MANUFACTURING; NO MANUFACTURING
EXPERIENCE. The Company currently does not have facilities or personnel capable of manufacturing any products in commercial quantities. If the Company completes development of, and obtains regulatory approval for, fungal Paclitaxel, it intends to use third-parties to manufacture Paclitaxel. However, no assurance can be given that the Company will be able to enter into any arrangements with such manufacturers on acceptable terms, if at all. In the future, the Company may, if it becomes economically attractive to do so, establish its own manufacturing facilities to produce other products that it may develop, thereby necessitating the need for substantial additional funds and other resources for building and operating production facilities. However, there can be no assurance that such funds would be available. Furthermore, there is no assurance that the Company will be able to make the transition successfully to commercial production, should it choose to do so. See "Business--Manufacturing and Marketing."

    DEPENDENCE UPON THIRD PARTIES FOR MARKETING; NO MARKETING EXPERIENCE. The Company currently has no marketing and sales personnel and no experience regarding marketing pharmaceutical products. Significant additional expenditures and management resources would be required to develop an internal sales force, and there can be no assurance that such funds would be available. Furthermore, there can be no assurance that, with such a sales force, the Company would penetrate successfully the markets for any products developed. For certain products under development, the Company may seek to enter into development and marketing agreements which grant exclusive marketing rights to its corporate partners in return for royalties to be received on sales, if any. Under certain of these agreements, the Company's marketing partner may have the responsibility for all or a significant portion of the development and regulatory approval. In the event that the marketing and development partner fails to develop a marketable product or fails to market a product successfully, the Company's business may be adversely affected. The sale of certain products outside the United States will also be dependent on the successful completion of arrangements with future partners, licensees or distributors in each territory. There can be no assurance that the Company will be successful in establishing any additional collaborative arrangements, or that, if established, such future partners will be successful in commercializing products. See "Business--Manufacturing and Marketing."

    DEPENDENCE UPON KEY PERSONNEL AND COLLABORATORS; LIMITED MANAGEMENT
TEAM. The Company's success depends on the continued contributions of its executive officers, scientific and technical personnel and consultants. The Company is particularly dependent on Arthur P. Bollon, Ph.D., its Chairman, Chief Executive Officer and President, and Daniel Shusterman, its Vice President of Operations, Treasurer and Chief Financial Officer, and its senior scientists, Susan L. Berent, Ph.D., Hakim Labidi, Ph.D., Rajinder S. Sidhu, Ph.D. and Richard M. Torczynski, Ph.D. The Company currently has 18 full-time employees, 15 of whom are engaged directly in research and development activities and three of whom are in executive and administrative positions. The Company currently has an employment agreement with Dr. Bollon which expires on November 6, 2000. Although the Company maintains "key person" life insurance in the amount of $2 million on the life of Dr. Bollon, his death or incapacity would have a material adverse effect on the Company. During the Company's limited operating history, many key responsibilities within the Company have been assigned to a relatively small number of individuals. The competition for qualified personnel is intense, and the loss of services of certain key personnel could adversely affect the Company.

    The Company's scientific collaborators and its scientific advisors are employed by employers other than the Company and some have consulting or other advisory arrangements with other entities that may conflict or compete with their obligations to the Company. Inventions or processes discovered by such persons will not necessarily become the property of the Company but may remain the property of such persons or of such persons' full-time employers. See "Management."

    PRODUCT LIABILITY AND INSURANCE. The use of Company products in clinical trials and the marketing of any products may expose the Company to product liability claims. The Company intends to obtain product liability insurance for its ongoing clinical trials. There can be no assurance that the Company will be able to obtain, maintain or increase its insurance coverage in the future on acceptable terms or that any claims against the Company will not exceed the amount of such coverage. Furthermore, certain distributors of pharmaceutical and biological products require minimum product liability insurance coverage as a condition precedent to purchasing or accepting products for distribution. Failure to satisfy such insurance requirements could impede the ability of the Company to achieve broad distribution of its proposed products, which would have a material adverse effect upon the business and financial condition of the Company. See "Business--Product Liability Insurance".

    CONTROL OF THE COMPANY; ABILITY TO DIRECT MANAGEMENT. The current officers, directors and principal stockholders of the Company beneficially own or control approximately 39.6% of the outstanding shares of Common Stock, which represents approximately 35.2% of the total outstanding voting securities of the Company. Such officers, directors and principal stockholders may, in certain circumstances, be able to elect all of the Company's directors, to determine the outcome of most corporate actions requiring stockholder approval, and otherwise to control the business of the Company. Such control could preclude any unsolicited acquisition of the Company and consequently adversely affect the market price of the Company's securities. In addition, the Company's Board of Directors is authorized to issue from time to time shares of preferred stock, without stockholder authorization, in one or more designated series or classes. See "--Possible Restriction on 'Market Making' Activities in the Company's Securities; Illiquidity," "Principal Stockholders" and "Description of Securities."

    DIVIDEND POLICY. Since its inception, the Company has not paid any dividends on its Common Stock. The Company intends to retain future earnings, if any, to provide funds for the operation of its business and, accordingly, does not anticipate paying any cash dividends on its Common Stock in the reasonably foreseeable future. Furthermore, the terms of the Company's outstanding Series A Preferred Stock do not allow for the payment of cash dividends on the Common Stock unless and until all accrued and unpaid dividends on the Series A Preferred Stock shall have been paid or set apart for payment.

    INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Company's Certificate of Incorporation includes certain provisions permitted pursuant to Delaware law whereby officers and Directors of the Company are to be indemnified against certain liabilities. The Company's Certificate of Incorporation also limits, to the fullest extent permitted by Delaware law, a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except liability for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not eliminate a director's duty of care and this provision has no effect on the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care. In addition, an insurance policy, which provides for coverage for certain liabilities of its officers and Directors has been issued to the Company.

    POSSIBLE RESTRICTION ON "MARKET MAKING" ACTIVITIES IN THE COMPANY'S SECURITIES; ILLIQUIDITY. Bruce Meyers and Peter Janssen beneficially own approximately 10.0% and 9.5%, respectively, of the outstanding shares of Common Stock prior to this Offering, which represents approximately 9.0% and 8.7%, respectively, of the total outstanding voting securities of the Company. See "Principal Stockholders." JMA is a limited partnership of which Messrs. Meyers and Janssen are the principals of the corporate general partner. If JMA and/or its affiliates are deemed to have control of the Company, regulatory requirements of the Securities and Exchange Commission (the "Commission") and Nasdaq and the New York Stock Exchange, Inc. could prevent JMA from engaging in market-making activities relating to the Company's securities. If JMA is unable to make a market in the Company's securities because it is deemed to have effective voting control of the Company or if, for any other reason, it chooses not to or is unable to make a market in the Company's securities, there can be no assurance that any other broker-dealers would make a market in the Company's securities. Without market-makers, it would be very difficult for holders of the Company's securities to sell their securities in the secondary market and the market prices for such securities would be adversely affected. Moreover, there can be no assurance that an active trading market for the Company's securities will develop or be sustained whether or not JMA makes a market in the Company's securities. In the absence of such a market, investors may be unable to liquidate their investment in the Company. See "--Absence of Public Market; Possible Volatility of Common Stock and Warrant Prices."

    POSSIBLE DELISTING OF SECURITIES FROM THE NASDAQ STOCK MARKET. The Company's Common Stock, Class C Warrants and Class D Warrants are currently quoted on the Nasdaq SmallCap Market under the symbols "CYPH," "CYPHW" and "CYPHZ," respectively. However, there can be no assurance that the Company will continue to meet the criteria for continued listing of securities on the Nasdaq SmallCap Market adopted by the Commission. These continued listing criteria include a minimum of $2,000,000 in total assets, a minimum bid price of $1.00 per share of common stock and total equity of $1,000,000. If an issuer does not meet the $1.00 minimum bid price standard, it may, however, remain on the Nasdaq SmallCap Market if the market value of its public float is at least $1,000,000 and the issuer has capital and surplus of at least $2,000,000. These maintenance criteria have been adopted by Nasdaq and approved by the Securities and Exchange Commission (the "Commission") on August 22, 1997 and may make it more difficult for the Company to maintain its listing. If the Company became unable to meet the continued listing criteria of the Nasdaq SmallCap Market, because of continued operating losses or otherwise, and became delisted therefrom, trading, if any, in the Common Stock and the Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if available, the NASD's "Electronic Bulletin Board." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Company's securities.

    RISK OF LOW-PRICED STOCKS; "PENNY STOCK" REGULATIONS. If the Company's securities are delisted from the Nasdaq SmallCap Market, they may become subject to Rule 15g-9 under the Securities Exchange Act of 1934 (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers that sell such securities except in transactions exempted by such Rule, including transactions meeting the requirements of Rules 505 or 506 or Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and transactions in which the purchaser is an institutional accredited investor (as defined in the Securities Act) or an established customer (as defined in the Securities
Act) of the broker-dealer. For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the Rule may affect the ability and/or willingness of broker-dealers to sell the Company's securities and may consequently affect the ability of purchasers in this Offering to sell any of the securities acquired in the Offering in the secondary market.

    The Commission has also adopted regulations which define a "penny stock" to be any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Unless exempt, the rules require the delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The foregoing penny stock restrictions will not apply to the Company's securities if such securities are listed on the Nasdaq SmallCap Market and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, the prices of and market liquidity for the Company's securities could be severely adversely affected.

    SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS; POTENTIAL DILUTIVE EFFECT OF OUTSTANDING SECURITIES AND POSSIBLE NEGATIVE IMPACT ON FUTURE FINANCINGS. Certain of the Company's outstanding securities are, and will be, "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and may, under certain circumstances, be sold without registration pursuant to Rule 144. A substantial portion of the outstanding shares of Common Stock are and will be eligible for sale under Rule 144 at varying periods.

    The holders of the unit purchase option (the "Unit Purchase Option") issued in the IPO have certain demand registration rights with respect to the securities underlying such Option, which would permit resale of the securities acquired upon exercise thereof commencing November 2, 1998. Holders of (i) 2,000,000 shares of Common Stock outstanding, (ii) options to purchase 100,000 shares of Common Stock, (iii) 1,107,984 shares of Series A Preferred Stock convertible into an equal number of shares of Common Stock and (iv) options to purchase 50,000 shares of Series A Preferred Stock convertible into an equal number of shares of Common Stock (the Common Stock referred to in (i) through (iv) above collectively, the "Registrable Securities") are entitled to demand and "piggy-back" registration rights with respect to such Registrable Securities through November 7, 2000. The holders of more than 50% of the Registrable Securities may request that the Company file a registration statement under the Securities Act, and, subject to certain conditions, the Company generally will be required to use its best efforts to effect any such registration. In addition, if the Company proposes to register any of its securities, either for its own account or for the account of other stockholders, the Company is required, with certain exceptions, to notify the holders described above and, subject to certain limitations, to include in the first two such registration statements filed after December 7, 1996 and before November 7, 2000, all of the shares of the Registrable Securities requested to be included by such holders. In addition, the Company has registered the Bridge Warrants (including the warrants underlying the option granted to the placement agent of the 1994 Bridge Financing) and the 810,000 shares of Common Stock issuable upon the exercise of such warrants and is continuing the effectiveness of such registration by filing a post-effective amendment to the original registration statement of which this Prospectus is a part. Holders of 20,000 shares of Common Stock issued by the Company in connection with the formation of the joint venture with Pestka Biomedical Laboratories, Inc. also have certain "piggy-back" registration rights. Holders of options and warrants to acquire an aggregate of 211,000 shares of Common Stock granted and issued in connection with financial advisory and public relations services rendered to the Company and pursuant to a license agreement also have "piggy-back" registration rights. The exercise of one or more of these registration rights may involve substantial expense to the Company and may adversely affect the terms upon which the Company may obtain additional financing. See "Description of Securities--Registration Rights" and "Bridge Financings."

    Additionally, any shares of Common Stock purchased upon exercise of the Class C and Class D Warrants or the Unit Purchase Option may be tradeable without restriction, provided that the Company satisfies certain securities registration and qualification requirements. The sale, or availability for sale, of substantial amounts of Common Stock and/or Warrants in the public market pursuant to Rule 144 or otherwise could adversely affect the market price of the Common Stock and the Company's other securities and could impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing. Also, to the extent that the Unit Purchase Option, any options granted under the 1992 Plan, the 1996 Plan, the Bridge Warrants, or any other rights, warrants and options are exercised, the ownership interest of the Company's stockholders will be diluted correspondingly. If, and to the extent, that the Company in the future reduces the exercise price(s) of outstanding warrants and/or options, the Company's stockholders could experience additional dilution.

    ARBITRARY DETERMINATION OF OFFERING PRICE. The exercise prices and other terms of the Warrants have been determined by negotiation between the Company and the underwriters and do not necessarily bear any relationship to the Company's assets, book value or financial condition, or to any other recognized criterion of value. It should be noted that Messrs. Meyers and Janssen, who are principals of JMA, collectively own 19.5% of the Company's Common Stock and 17.7% of the Company's securities.

    ABSENCE OF PUBLIC MARKET; POSSIBLE VOLATILITY OF COMMON STOCK AND WARRANT PRICES. There can be no assurances that an active market for the Class C Warrants or Class D Warrants or Common Stock will be sustained. The market prices for securities of emerging health care companies have been highly volatile. Announcements of biological or medical discoveries or technological innovations by the Company or its competitors, developments concerning proprietary rights, including patents and litigation matters, regulatory developments in both the United States and foreign countries, public concern as to the safety of new technologies, general market conditions, quarterly fluctuations in the Company's revenues and financial results and other factors may have a significant impact on the market price of the Company's securities. See "Shares Eligible for Future Sale."

    POTENTIAL ANTI-TAKEOVER EFFECTS. The Company is governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law enacted in 1988. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" is defined to include mergers, asset sales and certain other transactions resulting in a financial benefit to the stockholders. An "interested stockholder" is defined as a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of a corporation's voting stock. As a result of the application of Section 203, potential acquirors of the Company may be discouraged from attempting to effect an acquisition transaction with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transaction. See "Description of Securities--Delaware Anti-Takeover Law." In addition, certain provisions contained in each of the employment agreements with each of Dr. Arthur P. Bollon, Chairman, President and Chief Executive Officer of the Company, and Mr. Daniel Shusterman, Vice President of Operations, Treasurer and Chief Financial Officer of the Company, obligate the Company to make certain salary payments if employment is terminated without just cause or due to a Disability (as defined therein). See "Management--Employment Contracts and Termination of Employment and Change-In-Control Arrangements."

    POSSIBLE ADVERSE AND ANTI-TAKEOVER EFFECTS OF AUTHORIZATION OF PREFERRED STOCK. The Company's Certificate of Incorporation authorizes the issuance of a maximum of 10,000,000 shares of preferred stock on terms which may be fixed by the Company's Board of Directors without further stockholder action. Of these 10,000,000 shares, 4,000,000 shares have been designated Series A Preferred Stock. The terms of the Series A Preferred Stock include dividend and liquidation preferences and conversion rights which could adversely affect the rights of holders of the Common Stock being offered hereby. In addition, each share of Series A Preferred Stock is entitled to one vote on all matters on which the Common Stock has the right to vote. Holders of Series A Preferred Stock are also entitled to vote as a separate class on any proposed adverse change in the rights, preferences or privileges of the Series A Preferred Stock and any increase in the number of authorized shares of Series A Preferred Stock. Further, the terms of any additional series of preferred stock, which may also include priority claims to assets and dividends, as well as special voting rights, could adversely affect the rights of holders of the Common Stock being offered hereby. Other than 1,107,984 shares of Series A Preferred Stock, no preferred stock has been issued to date and the Company has no current plans to issue additional preferred stock other than in payment of in-kind dividends. The issuance of such preferred stock could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which stockholders may receive premiums for their shares of Common Stock, otherwise dilute or subordinate the rights of holders of Common Stock and adversely affect the market price of the Common Stock. See "Description of Securities--Preferred Stock."

    CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS; ADVERSE EFFECT OF POSSIBLE REDEMPTION OF WARRANTS. The Warrants will be exercisable only if a current prospectus relating to the securities underlying the Warrants is then in effect under the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities or "blue sky" laws of the states in which the various holders of the Warrants then reside. There can be no assurance that the Company will be able to do so. The value of the Warrants may be greatly reduced if a current prospectus covering the securities issuable upon the exercise of the Warrants is not kept effective or if such securities are not qualified or exempt from qualification in the states in which the holders of the Warrants then reside. See "Description of Securities--The Warrants."

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    The Company's Common Stock, Class C Warrants and Class D Warrants are traded in the over-the-counter market on the Nasdaq SmallCap Market System under the symbols CYPH, CYPHW and CYPHZ, respectively, since November 2, 1995. The Warrants are not publicly traded on any exchange. On December 8, 1996, the Company's initial public offering of units ("Units"), each consisting of one share of Common Stock, one Class C Warrant and one Class D Warrant, which such Units had also traded on Nasdaq SmallCap Market System under the symbol CYPHU were, at the Company's request, delisted from the Nasdaq trading. The following table sets forth the high and low bid prices for the Common Stock as reported by the National Association of Securities Dealers, Inc. for the periods indicated. The prices set forth below represent quotes between dealers and do not include commissions, mark-ups or mark-downs, and may not necessarily represent actual transactions.

                        COMMON STOCK        CLASS C WARRANTS       CLASS D WARRANTS
                                                                                              UNITS
                     ------------------    -------------------    -------------------    ----------------
                      HIGH        LOW        HIGH        LOW        HIGH        LOW       HIGH      LOW
                     -------    -------    --------    -------    --------    -------    ------    ------
FISCAL 1995
Fourth quarter
  (commencing
  November 2,
  1995).............  5 1/16     3 5/8      2 3/8       1 1/4        7/8         7/16     7 1/2     5 3/4
FISCAL 1996
First Quarter.......  4 1/2      4 1/8      1 11/16     1 3/16       13/16       1/2       --        --
Second Quarter......  6 1/4      4          2 3/8       1 7/16     1 1/16        1/2       --        --
Third Quarter.......  4 3/8      3 1/8      1 13/16     1 1/8        11/16       5/16      --        --
Fourth Quarter......  3 3/4      2          1 3/8         5/8        1/2         5/32      --        --
FISCAL 1997
First Quarter.......  4 7/16     2 1/8      1 7/8       1 1/16     1 1/16        5/32      --        --
Second Quarter......  3 1/4      2 1/2      1             3/8        5/8         1/4       --        --
Third Quarter
  (through September
  5, 1997)..........  4 5/16     2 7/16     1 5/16        9/16       1/2         3/16      --        --

    The reported last sales price per share of Common Stock, Class C Warrant and Class D Warrant, as quoted on the Nasdaq SmallCap Market on September 5, 1997, was $3 7/16, $1 1/8 and $ 1/2, respectively. As of September 11, 1997, there were 117 record holders and approximately 1,300 beneficial holders of the Company's Common Stock.

                        DETERMINATION OF OFFERING PRICE

    The exercise prices and other terms of the Warrants have been determined by negotiation between the Company and the underwriters and do not necessarily bear any relationship to the Company's assets, book value or financial condition, or to any other recognized criterion of value. It should be noted that Messrs. Meyers and Janssen, who are the principals of JMA, collectively own 19.5% of the Company's Common Stock and 17.7% of the Company's securities.

                                DIVIDEND POLICY


    The Company has never declared or paid any cash dividends on the Common Stock or Preferred Stock. The Company intends for the foreseeable future to reinvest earnings, if any, to fund the development and expansion of its business. The declaration of dividends in the future will be at the discretion of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions and other pertinent factors. The terms of the Company's outstanding Series A Preferred Stock do not allow for the payment of cash dividends on the Common Stock unless and until all accrued and unpaid dividends on the Series A Preferred Stock shall have been paid or set apart for payment. The Company paid dividends in cash of $121,491 and in-kind of shares of Series A Preferred Stock in payment of its 1992 dividend on the Series A Preferred Stock. For the fiscal years ended December 31, 1993, 1994, 1995 and 1996, the Company also paid in-kind dividends of

104,869, 115,307, 126,888 and 122,788 shares of Series A Preferred Stock, respectively, in payment of dividends on the Series A Preferred Stock. The Company currently intends to retain all earnings, if any, to finance the growth and development of its business and anticipates that, for the foreseeable future, that it will continue to pay dividends in-kind on its outstanding Series A Preferred Stock. See "Plan of Operation" and "Description of Securities."

                                USE OF PROCEEDS

    Holders of Warrants are not obligated to exercise their Warrants and there can be no assurance that such holders will choose to exercise all or any of their Warrants. Furthermore, the Company is unable to predict the timing, if ever, of the exercise of any of the above securities, although they are likely to be exercised at such time as the market price of the Common Stock is substantially above the exercise price of the Warrants. In the event that all of the 500,000 outstanding Class A Warrants, the 1,018,750 Class B Warrants and the 506,250 Blair Warrants are exercised, the net proceeds to the Company would be approximately $3,136,000 after deducting the expenses of the offering and assuming payment of the Solicitation Fee. The net proceeds received upon the exercise of the Warrants will be used for research and development and general corporate purposes. The foregoing represents the Company's best estimate of the use of the net proceeds received upon exercise of the Warrants based upon the current status of its business operations, its current plans and current economic conditions. Future events, including the problems, delays, expenses and complications frequently encountered by early stage companies as well as changes in competitive conditions affecting the Company's business and the success or lack thereof of the Company's marketing efforts, may make shifts in the use of funds necessary or desirable.

    Prior to expenditure, the net proceeds will be invested in high-liquidity, United States government and corporate obligations, interest-bearing money market funds and other financial instruments.

                                 CAPITALIZATION

    The following table sets forth the actual and pro forma capitalization of the Company as of June 30, 1997. The information in this table does not include 57,608 shares of Preferred Stock that were converted into 57,608 shares of Common Stock prior to this offering. This table should be read in conjunction with the Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                                                         AS              AS              AS
STOCKHOLDERS' EQUITY                                   ACTUAL      ADJUSTED(1)(2)  ADJUSTED(1)(3)  ADJUSTED(1)(4)
-------------------------------------------------  --------------  --------------  --------------  --------------
Preferred stock--$.01 par value; 10,000,000
  shares authorized:
  Series A Convertible Preferred Stock, 1,165,592
    shares issued and outstanding actual and as
    adjusted.....................................  $       12,000  $       12,000  $       12,000  $       12,000
Common Stock--$.01 par value; 30,000,000 shares
  authorized, 8,216,371 shares issued and
  outstanding actual(1)..........................          82,000          84,000          88,000          90,000
Additional Paid-in capital.......................      14,582,000      15,263,000      16,953,000      17,710,000
Deficit accumulated during the development
  stage..........................................     (13,369,000)    (13,369,000)    (13,369,000)    (13,369,000)
                                                   --------------  --------------  --------------  --------------
  Total stockholders' equity.....................       1,307,000       1,990,000       3,684,000       4,443,000
                                                   --------------  --------------  --------------  --------------
                                                   --------------  --------------  --------------  --------------
  Total capitalization...........................  $    1,307,000  $    1,990,000  $    3,684,000  $    4,443,000
                                                   --------------  --------------  --------------  --------------
                                                   --------------  --------------  --------------  --------------

------------------------

(1) Does not include the possible issuance of (i) 1,190,000 shares of Common Stock reserved for issuance upon exercise of options granted or available for grant under the 1992 Plan and the 1996 Plan;

    (ii) 1,165,592 shares of Common Stock issuable at the option of the holders thereof upon the conversion of the Company's Series A Convertible Preferred Stock ("Series A Preferred Stock"); (iv) 6,900,000 shares of Common Stock reserved for issuance upon exercise of the Class C and Class D Warrants; (v) 200,000 shares of Common Stock reserved for issuance upon exercise of the unit purchase option ("Unit Purchase Option") granted to the underwriters in connection with the IPO; (vi) 100,000 shares of Common Stock issuable upon exercise of options granted as compensation for professional services; (vii) 36,000 shares of Common Stock issuable upon the exercise of warrants granted for research and development; or (viii) 600,000 shares of Common Stock reserved for issuance upon exercise of the warrants contained in the Unit Purchase Option. See "Management," "Certain Transactions," "Description of Securities" and "Bridge Financings."

(2) Gives effect to the exercise of 500,000 outstanding Class A Warrants at $3.75 per share and the application of the net proceeds therefrom. See "Plan of Distribution."

(3) Gives effect to the exercise of 500,000 outstanding Class A Warrants at $3.75 per share, 1,018,750 outstanding Class B Warrants at $4.375 per share, the net proceeds therefrom, and assumes that the Solicitation Fee is paid on each Class B Warrant Exercise. See "Plan of Distribution."

(4) Gives effect to the exercise of 500,000 outstanding Class A Warrants at $3.75 per share, 1,018,750 outstanding Class B Warrants at $4.375 per share, 506,250 outstanding Blair Warrants at $3.75 per share, the net proceeds therefrom, and assumes that the Solicitation Fee is paid on each Class B Warrant exercise. See "Plan of Distribution."

                            SELECTED FINANCIAL DATA

    The following selected financial data has been derived from, and is qualified by reference to, the Financial Statements of the Company. The Company's Financial Statements as of December 31, 1996 and for the years ended December 31, 1995 and 1996 and for the period September 11, 1991 (the date of the Company's inception) through December 31, 1996, including the Notes thereto which have been audited by Richard A. Eisner & Company, LLP, independent auditors, are included elsewhere in this Prospectus. The financial data for the six month periods ended June 30, 1997 and 1996 and for the period September 11, 1991 (inception) through June 30, 1997 are derived from unaudited financial statements included elsewhere in this Prospectus. The unaudited interim financial statements include all adjustments consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the result that may be expected for the entire fiscal year ending December 31, 1997. The following data should be read in conjunction with such Financial Statements and "Plan of Operation."

                        STATEMENT OF OPERATIONS DATA(1):

                                                               SEPTEMBER 11,
                                                                   1991                                     SEPTEMBER 11,
                                                                (INCEPTION)                                     1991
                                   YEAR ENDED DECEMBER 31,      TO DECEMBER    SIX MONTHS ENDED JUNE 30,     (INCEPTION)
                                 ----------------------------           31,   ----------------------------   TO JUNE 30,
                                     1995           1996           1996           1996           1997           1997
                                 -------------  -------------  -------------  -------------  -------------  -------------
Research and development
  expenses.....................   $ 1,181,000    $ 1,576,000    $ 6.307,000    $   729,000    $   688,000    $ 6,995,000
General and administrative
  expenses.....................     1,138,000      1,530,000      5,326,000        707,000        887,000      6,213,000
Net interest expense (income)..       372,000       (216,000)       140,000       (116,000)       (58,000)        82,000
Net (loss).....................    (2,691,000)     2,890,000    (11,773,000)    (1,320,000)    (1,517,000)   (13,290,000)
                                 -------------  -------------  -------------  -------------  -------------  -------------
                                 -------------  -------------  -------------  -------------  -------------  -------------
Net (loss) per share of common
  stock........................   $      (.53)   $      (.42)                  $      (.19)   $      (.21)
Weighted average number of
  shares.......................     5,695,000      7,640,000                     7,603,000      8,073,000
                                 -------------  -------------                 -------------  -------------
                                 -------------  -------------                 -------------  -------------

BALANCE SHEET DATA:

                                                                              AT JUNE 30, 1996
                                                             --------------------------------------------------
                                                                              AS           AS           AS
                                                              ACTUAL(1)   ADJUSTED(2)  ADJUSTED(3)  ADJUSTED(4)
                                                             -----------  -----------  -----------  -----------
Working capital............................................    1,529,000    2,212,000    3,906,000    4,665,000
Total assets...............................................    2,848,000    3,531,000    5,225,000    5,984,000
Total liabilities..........................................    1,541,000    1,541,000    1,541,000    1,541,000
Deficit accumulated during the development stage...........  (13,369,000) (13,369,000) (13,369,000) (13,369,000)
Total stockholders' equity.................................    1,307,000    1,990,000    3,684,000    4,443,000

--------------------------

(1) Through June 30, 1997, and since then, the Company has not generated any sales revenues.

(2) Gives effect to the exercise of only the 500,000 Class A Warrants, the application on the net proceeds therefrom. See "Plan of Distribution."

(3) Gives effect to the exercise of the 500,000 Class A Warrants, the 1,018,750 Class B Warrants, the application on the net proceeds therefrom, and assumes that the Solicitation Fee is paid on each Class B Warrant Exercise. See "Plan of Distribution."

(4) Gives effect to the exercise of the 500,000 Class A Warrants, the 1,018,750 Class B Warrants, the 506,250 Blair Warrants, the application on the net proceeds therefrom, and assumes that the Solicitation Fee is paid on each Class B Warrant Exercise. See "Plan of Distribution."

                               PLAN OF OPERATION

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE FINANCIAL STATEMENTS AND THE NOTES THERETO AND THE SELECTED FINANCIAL DATA INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES. WHEN USED IN THIS SECTION, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT" AND SIMILAR EXPRESSIONS AS THEY RELATE TO THE COMPANY OR ITS MANAGEMENT ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF, AMONG OTHER THINGS, THE FACTORS SET FORTH IN THE SECTION ENTITLED "RISK FACTORS." HISTORICAL OPERATING RESULTS ARE NOT NECESSARILY INDICATIVE OF THE TRENDS IN OPERATING RESULTS FOR ANY FUTURE PERIOD.

    The Company was organized and commenced operations in September 1991. The Company is in the development stage, and its efforts have been principally devoted to research and development activities and organizational efforts, including the development of products for the treatment of cancer and infectious diseases, recruiting its scientific and management personnel and advisors and raising capital.

    The Company has not been profitable since inception and expects to incur substantial operating losses for at least the next several years. For the period from inception to June 30, 1997, the Company incurred a cumulative net loss of approximately $(13,290,000). To the extent that the Company does not enter into agreements with collaborative partners providing for research or other funding, the Company expects that it will generate losses until at least such time as it can commercialize products, if ever. The Company's results of operations may vary significantly from quarter to quarter due to timing of royalty and research and development payments, if any, as well as the pace of research and development activities.

    The Company believes that the net proceeds from the exercise of all of the Warrants sufficient to finance the Company's plan of operation for at least 12 months from such exercise. See "Use of Proceeds." However, there can be no assurance that the Company will generate sufficient revenues to fund its operations after such period or that any required financings will be available, through bank borrowings, debt or equity offerings, or otherwise, on acceptable terms or at all or that any or all of the Warrants will be exercised.

    The Company's plan of operation for the next 12 months will consist of research and development and related activities aimed at:

    - further developing the Paclitaxel production from the Fungal Paclitaxel Production System using optimized fermentation technologies and strain improvements and utilizing Paclitaxel-specific genes. See
      "Business--Research and Development Programs--Fungal Paclitaxel Production System Program."

    - developing Paclitaxel treatment of polycystic kidney disease, a potential new Paclitaxel indication.

    - further development of a diagnostic test using the patented LCG gene and related MAb to test in vitro serum, tissue or respiratory aspirant material for the presence of cells which may indicate a predisposition to, or early sign of, lung or other cancers. See "Business--Human Gene Discovery Program/Lung Cancer Program."

    - developing a humanized antibody specific for the protein associated with the LCG gene and, if successful, submission of an IND for clinical trials. See "Business--Research and Development Programs--Human Gene Discovery Program/Lung Cancer Program."

    - further testing the TNF-PEG technology as an anti-cancer agent in animal studies and possible submission of IND. See "Business--Research and Development Programs--Other Programs-- TNF-PEG: Broad Range Anticancer Drug Program."

    - testing proprietary vectors which have been constructed for the expression of specific proteins that may be utilizable for vaccines for different diseases. See "Business--Research and Development Programs--Other Programs--Vaccine Programs."

    - further developing anti-sense technology currently being conducted at the University of Texas at Dallas. See "Business--Research and Development Programs--Other Programs--Anti-sense Therapeutics Program."

    - making modest improvements to the Company's laboratory facilities.

    - hiring research technicians and a financial vice president.

    - seeking to establish strategic partnerships for the development, marketing, sales and manufacturing of the Company's proposed products. See "Business--Manufacturing and Marketing."

    The actual research and development and related activities of the Company may vary significantly from current plans depending on numerous factors, including changes in the cost of such activities from current estimates, the results of the Company's research and development programs, the results of clinical studies, the timing of regulatory submissions, technological advances, determinations as to commercial potential and the status of competitive products. The focus and direction of the Company's operations will also be dependent upon the establishment of collaborative arrangements with other companies, the availability of financing and other factors.

    The Company incurred net losses of $2,691,000 and $2,890,000 for the fiscal years ended December 1995 and 1996, respectively. The increase in net loss for 1996 from 1995 was primarily attributable to an increase in research and development expenses and general and administrative expenses partially offset by interest income generated from the proceeds of the Company's initial public offering of November 1995 and a decrease in interest expense. For the period from January 1, 1997 to June 30, 1997, the Company incurred a net loss of ($1,517,000). The Company expects to incur additional losses in the foreseeable future. The Company incurred a net loss of ($1,320,000) for the six months ended June 30, 1996. The increase from the previous year was attributable to increased operating expenses and decreased interest income. The Company expects to incur additional losses in for foreseeable future.

    The Company incurred general and administrative expenses of $1,138,000 and $1,530,000 for the fiscal years ended December 1995 and 1996, respectively. The increase for 1996 from 1995 was primarily attributable to increased public relations expenses, legal and professional fees and a full year's premium for Director's and Officer's liability insurance. Also contributing to the 1996 increase was increased expenses for technology marketing, travel and consulting fees. The increase in 1996 was partially offset by a decrease in financing costs. Included in the general and administrative expenses for 1996 was a non-cash charge of $130,000 related to the valuation of stock options issued to consultants of the Company. The Company incurred general and administrative expenses of $707,000 and $887,000 for the six months ended June 1996 and June 1997, respectively. The increase from the previous six month period was attributable to increased technology marketing and public relations costs, consulting fees and legal and professional fees, partially offset by a decrease in insurance expenses and travel and lodging costs.

    The Company incurred research and development expenses of $1,181,000 and $1,576,000 for the fiscal years ended December 1995 and 1996, respectively. The increase for 1996 from 1995 was attributable to an increase in the expense for laboratory supplies and equipment and an increase in research salaries. Also contributing to the 1996 increase was expenses for contract research and development and license fees. Included in the research and development expenses for 1996 was a non-cash charge of $42,000 related to the valuation of warrants issued to the Washington State University Research Foundation. The Company incurred research and development expenses of $729,000 and $688,000 for the six months ended June 1996 and June 1997, respectively. The decrease was attributable to completion of its funding obligation to Research and Development, Inc. under the collaboration agreement, partially offset by an increase in research salaries, royalties and expenses associated with Washington State University Research Foundation agreement.

    On November 7, 1995 the Company closed on the sale of 2,000,000 Units, consisting of an aggregate of 2,000,000 shares of Common Stock, 2,000,000 redeemable Class C warrants and 2,000,000 redeemable Class D warrants, pursuant to an initial public offering at an offering price of $5.00 per Unit, with the Company receiving net proceeds of $8,796,025. On November 27, 1995, the Company closed on the sale of an additional 300,000 Units pursuant to the underwriter's over-allotment option with the Company receiving net proceeds of $1,312,500.

    At the closing of the initial public offering, approximately $3.3 million of the proceeds were used to pay the 9% subordinated notes from the two bridge financings. The Company believes, although there can be no assurances, that it has sufficient capital to finance the Company's plan of operation through the end of 1997. However, there can be no assurance that the Company will generate sufficient revenues, if any, to fund its operations after such period or that any required financings will be available, through bank borrowings, debt or equity offerings, or otherwise, on acceptable terms or at all.

    The actual research and development and related activities of the Company may vary significantly from current plans depending on numerous factors, including changes in the costs of such activities from current estimates, the results of the Company's research and development programs, the results of clinical studies, the timing of regulatory submissions, technological advances, determinations as to commercial potential and the status of competitive products. The focus and direction of the Company's operations will also be dependent upon the establishment of collaborative arrangements with other companies, the availability of financing and other factors.

                                    BUSINESS

GENERAL

    Cytoclonal Pharmaceutics Inc. ("CPI" or the "Company") is a development stage biopharmaceutical company focusing on the development of diagnostic and therapeutic products for the identification, treatment and prevention of cancer and infectious diseases. To date, the Company has been involved solely in research and development activities relating to several products that are at various stages of development. The Company's research and development activities relate principally to its proprietary fungal paclitaxel production system, its diagnostic and imaging lung cancer products, Human Gene Discovery Program and its Vaccine program. Taxol-TM- (the brand name for Paclitaxel) has been designated by the National Cancer Institute as the most important cancer drug introduced in the past ten years.

    The Company's strategy is to focus on its (i) Fungal Paclitaxel Production System program since Paclitaxel has been approved by the FDA as a treatment for refractory breast and ovarian cancer; and (ii) Human Gene Discovery Program, including a proprietary cancer related gene ("LCG gene") and related monoclonal antibody ("MAb") addressing the need for diagnosis and treatment of lung cancer, the second most common form of cancer and its Vaccine program. Other programs which involve tumor necrosis factor--polyethylene glycol ("TNF-PEG"), a fusion protein ("IL-T"), a potential anti-leukemia drug ("IL-P") and anti-sense therapeutics--are being pursued at modest levels. These other programs may serve as platforms for future products and/or alternatives to the two primary programs if unforeseen problems develop. In addition, several of the technologies under development are complementary and could possibly potentiate each other.

    The Company was created in 1991 to acquire rights to certain proprietary cancer and viral therapeutic technology ("Wadley Technology") developed at the Wadley Institutes in Dallas, Texas ("Wadley"). See "--Collaborative Agreements--WadTech." Through its own research and development efforts and agreements with other research institutions and biotechnology companies, the Company has acquired and/or developed additional proprietary technology and rights. The Company has not developed any commercial products, will require significant additional financing to complete development and obtain regulatory approvals for its proposed products which, if ever received, can take several years.

    In February 1996, the Company obtained exclusive rights to a technology and pending patent developed at the University of California, Los Angeles for the Paclitaxel treatment of polycystic kidney disease. The patent claims were allowed in August 1997.

    In June 1996, the Company entered into a Patent License Agreement (the "Regents Agreement") with the Board of Regents of the University of Texas System ("Regents") whereby the Company received an exclusive royalty-bearing license to manufacture, have manufactured, use, sell and/or sublicense products related to a U.S. Patent Application entitled "A Method for Ranking Sequences to Select Target Sequence Zones of Nucleus Acids." The technology has identified optimum regions within genes to bind anti-sense products. Anti-sense products are under development to control genes involved in human diseases such as cancer, diabetes, or AIDS. A patent application has been filed on this technology. This discovery potentially has broad applications to many human and viral genes involved in human disease.

    In July 1996, the Company entered into an agreement with the Washington State University Research Foundation ("WSURF") whereby the Company received an exclusive, world-wide license to use and/or sublicense patented technology or prospective patented technology (the "WSURF Technology") related to genes for enzymes and the associated gene products, including the enzymes, in the biosynthetic pathway for Paclitaxel from the yew tree. This gene will be used along with a related fungal gene region to further optimize the Fungal Paclitaxel Production System.

    The Company was originally incorporated in the state of Texas in September 1991 as Bio Pharmaceutics, Inc. In November 1991, the Company changed its name to Cytoclonal Pharmaceutics Inc. The Company was reincorporated in Delaware by merger into a wholly-owned Delaware subsidiary in January 1992.

RESEARCH AND DEVELOPMENT PROGRAMS

    FUNGAL PACLITAXEL PRODUCTION SYSTEM PROGRAM

    Scientists at the Company in collaboration with the inventors of the fungal Paclitaxel technology (the "Fungal Paclitaxel Technology"), have developed a system for the production of Paclitaxel utilizing microbial fermentation (the "Fungal Paclitaxel Production System"). Microbial fermentation is considered one of the most cost effective systems for drug production. The Company's objective under this program is to become a low-cost, high volume producer of Paclitaxel.

    Presently, Paclitaxel is made from the inner bark and needles of the slow-growing Pacific yew tree. Supplies of Paclitaxel are limited and expensive. The Fungal Paclitaxel Technology licensed by the Company utilizes a Paclitaxel producing micro-organism, specifically the fungus TAXOMYCES ANDREANAE. This fungus was initially isolated from a Pacific yew tree and has been adapted to grow independently from the yew tree utilizing fermentation processes. Detailed chemical analysis of the Paclitaxel produced by the fungus indicates chemical equivalency to Paclitaxel produced from the Pacific yew tree. SCIENCE, 260, 214-216 (1993).

    The Paclitaxel producing fungus was discovered by Dr. Gary Strobel from Montana State University ("MSU"), Dr. Andrea Stierle from MSU and Montana College of Mineral Science and Technology ("MCMST") and Dr. Donald Stierle of MCMST. Dr. Andrea Stierle, Dr. Donald Stierle and Dr. Strobel assigned their rights to the Fungal Paclitaxel Technology to Research & Development Institute, Inc. ("RDI"), a non-profit corporation which manages intellectual property for MSU and MCMST. RDI was issued a U.S. patent on the Fungal Paclitaxel Technology on June 21, 1994 covering the method of isolating the fungus producing Paclitaxel, the use of the fungus to make Paclitaxel, and the method of producing Paclitaxel from the fungus. In June 1993, RDI granted the Company worldwide exclusive rights to the Fungal Paclitaxel Technology and technologies related thereto. See "--Collaborative Agreements--RDI."

It has been reported that over ten companies, including several major pharmaceutical companies, were competing to license this technology. The Company believes that the experience of Dr. Arthur Bollon, the Company's Chairman, President and Chief Executive Officer, in the area of fungi, which originated from his Post-Doctoral Fellowship at Yale University, combined with the research and development activities of the Company in anti-cancer products, contributed to the Company obtaining the license to the Fungal Paclitaxel Technology.

    The Fungal Paclitaxel Production System also produces certain compounds called Taxanes which can be precursors to Paclitaxel or related compounds like Taxotere. These compounds are under investigation by several entities, including Rhone-Poulenc Rorer Pharmaceuticals, Inc., which is developing Taxotere as a therapeutic for use in the treatment of lung cancer.

    Development efforts are continuing with respect to the Fungal Paclitaxel Production System with the goal of generating commercial quantities of Paclitaxel at reduced cost. Scientists at the Company, in conjunction with the inventors of the Fungal Paclitaxel Technology, have increased the level of Paclitaxel production over 3,000 fold from the initial levels of production under the Fungal Paclitaxel Production System. Media, growth conditions and strain improvements continue to be used to improve the Fungal Paclitaxel Production System. The Company's participation in this development program is under the direction of Dr. Rajinder Sidhu, Director of the Company's Fungal Paclitaxel Program, and Dr. Arthur Bollon, the Company's Chairman. In February 1996, the Company entered into two license agreements with the Regents of the University of California, granting to the Company exclusive rights to: (1) a pending patent, entitled Inhibition of Cyst Formation By Cytoskeletal Specific Drugs that makes use of various drugs, one of which is Paclitaxel and (2) technology in the field of Pharmacological Treatment for Polycystic Kidney Disease. See "UCLA License Agreements."

    Furthermore, in July 1996, the Company entered into an exclusive license agreement with Washington State University granting the Company the exclusive rights to a gene isolated from the Yew tree by Dr. Rodney Croteau, including the gene codes for the enzyme Taxadiene Synthase which is involved in a critical step for Paclitaxel production. The gene and a related gene region isolated by the Company is expected to be utilized to further increase the efficiency of Paclitaxel synthesis by the fungus. Manipulation of genes by genetic engineering have greatly improved production of pharmaceutical products such as antibiotics and human interferon and insulin.

    The National Cancer Institute ("NCI") has designated Taxol-TM- (the brand name of Paclitaxel) as one of the most important cancer drugs discovered in the past decade. Paclitaxel, although not a cure for cancer, promotes the assembly of cellular microtubules so fast growing cells such as cancer cells are unable to divide and proliferate. This mode of action is in contrast to most cancer drugs which target the cell nucleus or DNA. Paclitaxel has proven to be effective in treating refractory (treatment-resistant) ovarian and breast cancers and, in preliminary clinical trials, has shown potential for treating refractory non-small cell lung cancer ("NSCLC") and certain other cancers. Due to its different mode of action, Paclitaxel is being tested in combination therapy with other cancer therapeutic drugs.

    Evidence to date has shown that Paclitaxel is generally well tolerated by patients with reduced side effects compared to other chemotherapy treatments. Considering that no currently available anticancer agents are free from toxicity, Paclitaxel's comparative safety profile suggests substantial improvements in quality of life for patients who must undergo chemotherapy. Nevertheless, hypersensitivity reactions and other side effects have been noted during Paclitaxel administration. Reactions are characterized by transient hypotension and an allergic type response, which appear to cease upon stopping drug administration. Premedication effectively minimizes or eliminates this problem, although side effects may nevertheless limit Paclitaxel use in some patients. In addition, Paclitaxel has been shown to produce peripheral neuropathy (loss of sensation or pain and tingling in the extremities) and neutropenia (low white blood cell counts), which also may, in certain cases, limit Paclitaxel's use.

    In June 1991, the NCI formalized a Collaborative Research and Development Agreement ("CRADA") for development of Paclitaxel with Bristol-Myers Squibb Company, Inc. ("Bristol-Myers") as its pharmaceutical manufacturing and marketing partner. This CRADA granted to Bristol-Myers the exclusive use of NCI's clinical data relating to Paclitaxel in seeking approval from the FDA, which significantly shortened the approval process and prevented any other party from obtaining FDA approval using the NCI data. Bristol-Myers received FDA approval for the commercial sale of its Paclitaxel as a treatment for refractory ovarian cancer in December 1992 , for refractory breast cancer in April 1994 and for AIDS-related Kaposis sarcoma in August 1997. Since December 1992, Bristol-Myers has been the sole source of Paclitaxel for commercial purposes. It is the Company's understanding that Bristol-Myers is currently conducting clinical trials required for FDA approval of Paclitaxel for treating other cancers.

    The exclusive right of Bristol-Myers to the NCI clinical data expires in December 1997 when the FDA will begin accepting Abbreviated New Drug Applications ("ANDAs") for the approval of Paclitaxel produced by others based on a showing of bioequivalency to the commercial Paclitaxel approved by the FDA. The Company believes, though there can be no assurances, that it will be able to show bioequivalency based, in significant part, upon the chemical equivalence of its Paclitaxel produced under the Fungal Paclitaxel Production System to the Paclitaxel produced from the Pacific yew tree. Under regulations of the FDA, approval of a generic drug from a new production source can be submitted by an ANDA where the generic drug from the new source contains the same active ingredient as that in the pioneer drug. In addition, information must be submitted showing similar indications, routes of administration, dosage form and strength, and that the generic drug is "bioequivalent" to the pioneer drug. Also included in the ANDA submission is information concerning manufacturing, processing and packaging required in NDA applications. Additional safety and efficacy information is usually not required. However, there can be no assurance that the Company will not be required to submit such information or that any ANDA submitted by the Company will be approved.

    Alternative production systems for Paclitaxel, such as plant cell culture, complete synthesis and improved processing of yew tree material, are under investigation by others and there can be no assurance that such alternative methods will not be developed prior to the Company's proposed method or that they will not prove more efficient and cost effective than the method being developed by the Company.

    HUMAN GENE DISCOVERY PROGRAM/LUNG CANCER PROGRAM

    The Company's Human Gene Discovery Program focuses on identifying and isolating human genes by utilizing biological markers employing MAbs and analyzing cellular activities associated with the cause or treatment of various diseases. Genes play an important role in the development of a variety of therapeutics, diagnostics and other products and services. Proteins expressed by genes are the targets of many drugs. As a result, the identification of proteins can play an important role in the development of drugs and drug screens. The identification of genes that code for proteins that may be missing or defective can enable the development of therapeutics for genetic diseases. In addition, identification of genes that may predispose a person to a particular disease may enable the development of diagnostic tests for the disease.

    One of the central features of the Company's Human Gene Discovery Program is its proprietary human gene expression libraries. Currently, these libraries consist of over 50,000 human gene clones isolated by the Company through extracting expressed messenger RNA from human tissue and cells in different development stages and in normal and diseased states. By comparing the genes expressed from tissue in different physiological states (e.g., diseased and normal), the Company hopes to identify genes that are expressed during different stages of a disease and that could serve as components of diagnostic tests or as targets for therapeutic drugs. Thus, the Company's Human Gene Discovery Program concentrates on gene products with associated biological or medical use as opposed to only DNA sequences. At present, the Company is focusing on creating MAb and DNA probes products for diagnostic and imaging applications.

    The Company is developing a proprietary MAb (the "LCG MAb") which recognizes a specific protein (the "LCG protein") on the surface of some lung cancer cells, such as NSCLC which is believed to represent approximately 65% of lung cancers. In addition, the cancer related human gene ("LCG gene") that makes this surface protein, has been isolated by CPI scientists by a process CPI calls Retroselection-TM-. The specificity of the LCG protein to some lung cancers is based on studies on biopsy material, biodistribution studies on animal model systems and Phase I clinical trials. A U.S. patent for the LCG gene, filed by the Company in July 1994, was issued on December 31, 1996.

    The LCG gene and LCG MAb are being developed by the Company as a potential diagnostic product to test in vitro serum, tissue or respiratory aspirant material for presence of cells which may indicate a predisposition or early sign of lung cancer. The LCG MAb is also being developed as an in vivo imaging agent for lung cancer. An imaging agent may assist physicians in establishing the location of a cancer and if the cancer has spread to other sites in the body. In Phase I human clinical trials performed at Wadley, the LCG MAb made from mouse cells and labeled with a radioactive marker showed strong specificity in 5 of 6 patients. In these trials, the LCG MAb bound to the lung cancer but was not detectable for normal lung cells. These clinical studies will be expanded with a human-related form of the LCG MAb which is presently under development by the Company. Working with cells in culture, the Company is studying whether the LCG gene itself may be potentially useful as a DNA probe to test for the presence of the LCG gene expression where the LCG protein has not been made or has been made at low levels.

    Additional potential products under development using the LCG gene and LCG MAb are products for the delivery of therapeutic drugs such as Paclitaxel and/or TNF-PEG to the cancer. The involvement of the LCG gene in the formation and metabolism of the lung cancer is also under investigation. In addition, the LCG protein could possibly be used as an antigen for a vaccine against NSCLC. The Company has deferred plans to initiate testing in animal model systems and conducting clinical trials since successful development of vaccine applications will take significant additional research and development efforts and expenditures.

    The Human Gene Discovery Program is also being used to isolate additional novel cancer related genes utilizing specific MAbs for breast and ovarian cancer and melanoma which are proprietary to the Company. A U.S. patent for the melanoma MAb was issued to WadTech and assigned to the Company. See "--Collaborative Agreements--WadTech."

    The Human Gene Discovery Program is conducted under the direction of Dr. Richard Torczynski, along with Dr. Bollon. Dr. Torczynski and Dr. Bollon have extensive experience isolating human genes including IFN-WA, a novel interferon, and the LCG gene. The human-related form of the LCG MAb is under the direction of Dr. Susan Berent.

    OTHER PROGRAMS

    In addition to its Fungal Paclitaxel Production System Program and Human Gene Discovery Program/ Lung Cancer Program, the Company is pursuing other programs at modest levels which may serve as platforms for the development of future products and/or alternatives to such primary programs. These include Vaccine Program, Anti-sense Therapeutics Program, TNF-PEG: Broad Range Anticancer Drug Program, IL-T: Prevention of Radiation and Chemotherapy Damage Program and IL-P Anti-leukemic Product Program.

    VACCINE PROGRAM. The main objective of the Company's vaccine program is to develop genetically engineered live vaccines for diseases that are life threatening. CPI's current strategy consists of (i) identifying bacterial host strains that are the best suited for delivering recombinant immunogens and cancer markers; (ii) developing proprietary cloning and expression vectors that can transfer, maintain and express recombinant immunogens and cancer markers in the delivery system; and (iii) cloning genes for specific immunogens or cancer markers into the vectors and testing the vaccine system in appropriate animal models and, if successful, commencing clinical trials.

    The Company has identified three host strains of mycobacteria that appear well suited for expressing and delivering protein and lipid antigens. Furthermore, CPI has constructed plasmid and phage based cloning vectors and developed reproducible transformation techniques for the host strains. These vectors have large cloning capacities and are highly efficient in transformation. Potential antigens for cancer markers are the proprietary LCG gene and other cancer genes for breast cancer and melanoma which are under development by the Company. The Company's goal is to license, as licensor and licensee, new cancer specific marker genes and to enter into strategic partnerships to develop vaccines for infectious diseases, such as tuberculosis.

    These vaccine studies are under the direction of Dr. Labidi, who is director of the Company's vaccine program. Dr. Labidi, who received his Ph.D. in Microbiology from the Pasteur Institute, in Paris, France, was one of the early investigators to establish the plasmid profile of several mycobacterium species and was the first to isolate, characterize and sequence the mycobacterium plasmid pAL5000 which has contributed to mycobacterium cloning and expression vectors. Working with the Company and Dr. Labidi is Dr. Hugo David, a consultant to the Company and a member of its Scientific Advisory Board. Dr. David was formerly the head of the tuberculosis program at the Center for Disease Control
(CDC) in the U.S. and at the Pasteur Institute. The Company is establishing research support for Dr. David's work on a new vaccine for tuberculoses.

    ANTI-SENSE THERAPEUTICS PROGRAM. Anti-sense has the potential of regulating genes involved in various disease states. The Company is sponsoring anti-sense research and development under the direction of Dr. Donald Gray, Professor of Molecular and Cell Biology at University of Texas at Dallas. The Company had a right of first refusal for an exclusive worldwide license for the technology developed in connection with these research activities. The Company has exercised such right in June 1996 and has obtained an exclusive world-wide license for certain anti-sense technology developed by Dr. Gray. Pursuant to this program, Dr. Gray has developed, and a patent application has been submitted covering, proprietary technology which may improve the efficiency of anti-sense reagents potentially applicable to a broad spectrum of diseases. The capability has recently been computerized, which will be contained in a related patent continuation-in-part. See "--Collaborative Agreements--University of Texas."

    TNF-PEG: BROAD RANGE ANTICANCER DRUG PROGRAM. TNF is a natural immune protein (cytokine) made by human cells. It has been found to kill in vitro a high percentage of different cancer cells compared to normal cells and is one of the most potent anticancer agents tested in animals. CPI has TNF technology, including TNF analogs, which the Company believes are proprietary and which were developed at Wadley utilizing a genetically engineered bacteria and developed further by Lymphokine Partners Limited, a partnership set up by an affiliate of Wadley and Phillips Petroleum Company (the "Wadley/Phillips Partnership"). CPI acquired this technology from Wadley Technologies, Inc. ("WadTech"). See "--Collaborative Agreements--WadTech." Phase I and II human clinical trials were performed at Wadley using 23 patients with different kinds of cancer. These studies, as well as studies on TNF technology developed by others, showed no therapeutic benefit from TNF in humans because of the high toxicity of TNF at therapeutic doses and its relatively short half life (approximately 30 minutes) at lower doses.

    Pursuant to a research collaboration (the "Enzon Agreement") with Enzon, Inc. ("Enzon"), the Company and Enzon are developing an anticancer agent combining the Company's TNF technology with Enzon's patented polyethylene glycol ("PEG") technology. See "--Collaborative Agreements--Enzon." The PEG process involves chemically attaching PEG, a relatively non-reactive and non-toxic polymer, to proteins and certain other biopharmaceuticals for the purpose of enhancing their therapeutic value. Attachment of PEG helps to disguise the proteins and to reduce their recognition by the immune system, thereby generally lowering potential immunogenicity. Both the increased molecular size and lower immunogenicity result in extended circulating blood life, in some cases from minutes to days. The PEG technology is a proven technology covered by patents held by Enzon. To the Company's knowledge, Enzon has two products on the market using PEG, namely, PEG-adenosine deaminase, for treatment of the immune deficiency disease know as the "bubble boy," and PEG-Asparaginase, a cancer chemotherapeutic drug. In preliminary animal studies at Sloan-Kettering Institute for Cancer Research ("Sloan-Kettering"), a TNF-PEG construct has been tested in an animal cancer model system and was shown to kill tumors with possibly reduced toxicity. See "--Collaborative Agreements--Sloan-Kettering." The results of these studies will be confirmed and expanded and, if the TNF-PEG does result in longer half life and reduced toxicity, an IND for clinical trials is expected to be submitted by the Company and/or Enzon during 1997. There can, however, be no assurance that similar results will be found in humans. The Enzon Agreement also involves directing TNF-PEG to human cancers using Enzon's proprietary single chain antibodies.

    The Enzon Agreement involves equal sharing of revenue from sales of TNF-PEG if both parties contribute equally to its development, which is CPI's intention. There can, however, be no assurance that the Company will have the financial resources to meet such obligations. The Enzon Agreement also specifies that Enzon will work with only CPI on the construction of TNF-PEG, unless CPI consents to Enzon working with a third party. See "--Collaborative Agreements--Enzon."

    IL-T: PREVENTION OF RADIATION AND CHEMOTHERAPY DAMAGE PROGRAM. This program involves a novel protein called IL-T. CPI and the Wadley/Phillips Partnership constructed IL-T through genetic engineering by fusing together parts of two human immune proteins ("cytokines"), Interleukin and TNF. The Company is testing various combinations of cytokines for improved protection against radiation and chemotherapy damage. The IL-T protein has been tested in animal studies for protection against radiation damage at Sloan-Kettering and these studies are expected to continue. Following animal studies contemplated to occur in 1997, confirmation of protection against radiation damage could potentially lead to filing in 1997 an investigational new drug ("IND") application with the FDA followed by Phase I clinical trials. Products proprietary to others have shown protection against radiation damage and to potentiate weakened immune cells. The Company has filed a patent application for IL-T. See "--Collaborative Agreements--WadTech" and "--Collaborative Agreements--Sloan-Kettering."

    IL-P ANTI-LEUKEMIC PRODUCT PROGRAM. Through its joint venture with Pestka Biomedical Laboratories, Inc. ("Pestka"), the Company is participating in the development of a novel anti-leukemic drug known as ("IL-P"). This research and development involves the application of certain phosphorylation technology developed at Pestka and licensed to the joint venture to interleukin-2. Various constructs of IL-P have been tested at Pestka and the Company expects to provide additional funding to the joint venture for the continuation of such tests. See "--Collaborative Agreements--Cytomune."

COLLABORATIVE AGREEMENTS

    WADTECH. In October 1991, the Company entered into a purchase agreement with WadTech (the "WadTech Agreement"), whereby the Company acquired certain of WadTech's right, title and interest in and to the Wadley Technology, including technology developed by Wadley, and acquired by WadTech upon dissolution of the Wadley/Phillips Partnership and licensed to WadTech by Phillips Petroleum Company ("Phillips"). The Wadley Technology includes, but is not limited to, technology related to TNF, IL-T, a novel interferon designated IFN-WA, and select melanoma, ovarian, breast, colon and lung cancer MAbs. See "--Research and Development Programs--Human Gene Discovery Program/Lung Cancer Program" and "--Research and Development Programs--Other Programs--TNF/PEG: Broad Anticancer Drug Program."

    Pursuant to the WadTech Agreement, the Company agreed to (i) pay WadTech the sum of $1,250,000 (the "Fixed Sum"), (ii) pay WadTech royalties on sales of products incorporating the Wadley Technology and a percentage of all royalties and other consideration paid to the Company by any licensees of the Wadley Technology, all of which are to be applied toward the Fixed Sum, (iii) assume WadTech's obligations under a license agreement entered into in March 1989 between the Wadley/Phillips Partnership and Phillips (the "Phillips Agreement"), namely the obligation to pay royalties of up to 3.75% on sales products produced using Phillips recombinant yeast expression system, and (iv) pay to WadTech minimum annual royalties of $31,250 for the year beginning October 1, 1996, $62,500 for the year beginning October 1, 1997 and $125,000 for each year thereafter. The WadTech Agreement provides that the royalties and other sums payable by the Company to WadTech are at a higher rate until the Fixed Sum has been paid in full. The term of the WadTech Agreement is for 99 years but may be terminated earlier by WadTech if the Company fails to cure a default in its payment obligations or breaches any material term or condition of the agreement.

    In order to secure the Company's obligation to pay the Fixed Sum to WadTech, the Company and WadTech entered into a Security Agreement (the "Security Agreement"), pursuant to which WadTech retains a security interest in all of the Wadley Technology until the Fixed Sum is paid in full to WadTech. The Security Agreement also provides that in the event of a default (which includes failure of the Company to perform any material obligation under the WadTech Agreement), WadTech would have the right to license the Wadley Technology to a third party or sell the Wadley Technology through a foreclosure sale.

    RDI. In June 1993, the Company entered into a license agreement (the "Paclitaxel License Agreement") with RDI, a non-profit entity which manages the intellectual property of MSU and MCMST, granting to the Company worldwide exclusive rights to the Fungal Paclitaxel Technology. Pursuant to the Paclitaxel License Agreement, the Company made an initial payment of $150,000 to RDI and has agreed to pay RDI royalties on sales of products using the Fungal Paclitaxel Technology and a percentage of royalties paid to the Company by sublicensees of the Fungal Paclitaxel Technology in minimum amounts of $25,000 for the first year, $50,000 for the second year, $75,000 for the third year, and $100,000 for all years thereafter that the license is retained. The Company also granted to RDI stock options to purchase up to 20,000 shares of the Company's Common Stock at $2.50 per share exercisable over four years. The Company and RDI also entered into a Research and Development Agreement (the "Paclitaxel R&D Agreement") effective the date of the RDI License Agreement. The Paclitaxel R&D Agreement provides for RDI to perform research and development at MSU relating to the Fungal Paclitaxel Production System. Pursuant to the Paclitaxel R&D Agreement, the Company has agreed to make payments of $250,000 per year for four years. The Company has paid a total of $1,300,000 under both RDI agreements to date. In February 1995, the Company and RDI amended the RDI License Agreement and Paclitaxel R&D Agreement to include technology applicable to commercial products, in addition to Paclitaxel and Paclitaxel related technology, identified and developed from organisms/products supplied to CPI by Dr. Gary Strobel, Dr. Andrea Stierle and/or Dr. Donald Stierle pursuant to the Paclitaxel License Agreement and Paclitaxel R&D Agreement. These additional technologies could include, but are not limited to, anti-cancer, anti-viral, anti-fungal or any other activities which could result in any commercial products.

    In February 1995, the Company entered into a license agreement (the "FTS-2 License Agreement") with RDI, granting to the Company worldwide exclusive rights to practice all intellectual property rights relating to a fungal strain identified as "FTS-2" (the "FTS-2 Rights") which contains a cytotoxic activity for a breast cancer line and related activities. In October 1995, the Company entered into a license agreement (the "Tbp-5 License Agreement") with RDI, granting to the Company worldwide exclusive rights to practice all intellectual property rights relating to a fungal strain identified as "Tbp-5" (the "Tbp-5 Rights"; the FTS-2 Rights and the Tbp-5 Rights are collectively referred to herein as the "Intellectual Property Rights") which contains a cytotoxic activity for a breast cancer cell line. Pursuant to the FTS-2 License Agreement and the Tbp-5 License Agreement, the Company has agreed to pay RDI royalties on

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sales of products or services using the Intellectual Property Rights and a percentage of royalties paid to the Company by sublicensees using the Intellectual Property Rights.

    UCLA LICENSE AGREEMENTS. In February 1996, the Company entered into two license agreements with the Regents of the University of California, granting to the Company exclusive rights to: (1) a pending patent, entitled Inhibition of Cyst Formation By Cytoskeletal Specific Drugs ("UCLA License Agreement I"), that makes use of various drugs, one of which is Paclitaxel and claims to which were allowed by the U.S. Patent and Trademark Office in August 1997 and (2) technology in the field of Pharmacological Treatment for Polycystic Kidney Disease ("UCLA License Agreement II"). Pursuant to the UCLA License Agreement I, the Company paid a license issue fee of $5,000 and has agreed to pay the University of California $10,000 upon issuance of a patent. Pursuant to the UCLA License Agreement II, the Company paid a license issue fee of $5,000 and has agreed to pay the University of California $5,000 upon issuance of a patent. The Company must pay a yearly license maintenance fee on both licenses until the Company is commercially selling a product based on the technology derived from these UCLA License Agreements, at which time a royalty based on net sales will be due.

    ENZON. In July 1992, the Company and Enzon entered into the Enzon Agreement providing for the conduct of a collaborative research and development program to develop an anticancer agent by combining the Company's TNF technology with Enzon's PEG technology. Pursuant to this agreement, each party agreed to fund its own development costs associated with the initial stage, roughly the first year, of the program. The agreement provides that if both parties agree to continue the TNF-PEG program jointly each party shall share equally in the cost of such research and development and the profits therefrom. If one party decides not to proceed or later is unable to share jointly, the continuing party will receive exclusive (even as to the other party) worldwide licenses in the applicable technology of the other party and will pay the other party royalties. The term of the Enzon Agreement is 15 years for each product developed under the program from the date of FDA approval to market such product. The Company and Enzon also entered into a similar agreement in March 1992 relating to combining various target proteins to be developed by the Company with Enzon's PEG-technology pursuant to which agreement Enzon funded certain of the Company's initial research and development activities thereunder. To the extent this earlier agreement applied to TNF, it was superseded by the Enzon Agreement. Currently, the primary focus of the parties is on the Enzon Agreement and the TNF-PEG technology.

    SLOAN-KETTERING. Pursuant to a Research Agreement effective April 8, 1994 between the Company and the Sloan-Kettering, Sloan-Kettering has agreed to continue evaluating the IL-T fusion protein to determine whether such protein protects mice against radiation and chemotherapy. In connection with such activities, Sloan-Kettering has agreed to provide all necessary personnel, equipment supplies and facilities in completion of the protocol set forth in the agreement for a budget not to exceed $35,000. Inventions resulting from Sloan-Kettering's research which were not contemplated by the parties, if any, will be the property of Sloan-Kettering; however, Sloan-Kettering must grant the Company the right of first refusal to acquire a world-wide exclusive license to develop and commercialize any such invention upon mutually agreeable terms. The term of the agreement is through completion of the protocol.

    CYTOMUNE. Cytomune, Inc. ("Cytomune") is a joint venture (50:50) between CPI and Pestka. A novel anti-leukemic drug, IL-P, is in development utilizing proprietary technology developed by Dr. Sidney Pestka. Dr. Pestka developed interferon for commercial use for Hoffmann-La Roche, Inc. The objective of the joint venture is to develop IL-P for the diagnosis and treatment of leukemia. For their respective interests in the joint venture the Company contributed $233,000 and certain technology and Pestka contributed exclusive rights to phosphorylation technology as applied to interleukin-2. Pestka has performed research and development for Cytomune relating to IL-P using this technology. Additional funding is not required but, if provided, will permit such research and development to continue.

    UNIVERSITY OF TEXAS. In June 1992, the Company and the University of Texas at Dallas ("UTD") entered into an agreement, which has been amended, pursuant to which UTD performs certain research and

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development activities relating to anti-sense compounds and related technology for use in humans as therapeutic and diagnostic products. Pursuant to the agreement, UTD provides all necessary personnel, equipment supplies and facilities in consideration for an amended budget not to exceed $240,240. Inventions under the agreement, if any, will be the property of UTD; however, UTD must grant the Company the right of first refusal to acquire a license to develop and commercialize any intellectual property resulting from the agreement for a royalty to be negotiated, not to exceed eight percent of the net sales (as defined in the agreement) of commercialized products. The Company is not required to pay any up-front fee or any minimum royalty. The agreement has been extended through May 1998 in consideration for the Company's agreement to increase the original funding commitment from $150,240 to $240,240 of which amount the Company has incurred $163,665 as of June 30, 1997. In June 1996, the Company entered into a Patent License Agreement (the "Regents Agreement") with the Board of Regents of the University of Texas System ("Regents") whereby the Company received an exclusive royalty-bearing license to manufacture, have manufactured, use, sell and/or sublicense products related to a U.S. Patent Application entitled "A Method for Ranking Sequences to Select Target Sequence Zones of Nucleus Acids." The technology has identified optimum regions within genes to bind Anti-sense products. Anti-sense products are under development to control genes involved in human diseases such as cancer, diabetes, or AIDS. This discovery potentially has broad applications to many human and viral genes involved in human disease. The Company is required to pay Regents certain royalties and sublicensing fees. The Regents Agreement shall be in full force and effect until patent rights have expired or 20 years, whichever is longer. However, the Regents Agreement will terminate (i) automatically if the Company's obligations to pay royalties and sublicensing fees are not satisfied within 30 days after the Company receives written notice of its failure to make such payment; (ii) upon 90 days' written notice if the Company or Regents shall breach or default on any obligation under the Regents Agreement; and (iii) upon 60 days' written notice by the Company. In addition, Regents may terminate the exclusivity of the Regents Agreement at any time after June 1999 and may terminate the license completely at any time after June 2001 if the Company fails to provide Regents with written evidence that it has commercialized or is actively attempting to commercialize the licensed product. There can be no assurance that any revenues will be derived by the Company as a result of the agreement or that the Regents will not be in a position to exercise its termination rights.

    HELM AG. The Company entered into a marketing agreement, effective in November 1994, with Helm AG, a world-wide distributor of pharmaceutical and related products, granting Helm AG the right, in certain parts of Europe, to market the technology and/or products of, and arrange business introductions for, the Company on a commission basis. The agreement is terminable by either party on six months' notice. To date, the Company has no products available for distribution and thus no revenues have been derived from such agreement. There can be no assurance that any revenues will be derived by the Company from this agreement in the future.

    WSURF. In July 1996, the Company entered into an agreement with the Washington State University Research Foundation ("WSURF") whereby the Company received an exclusive, world-wide license to use and/or sublicense patented technology or prospective patented technology (the "WSURF Technology") related to genes for enzymes and the associated gene products, including the enzymes, in the biosynthetic pathway for Paclitaxel. The Company is required to pay WSURF license fees of $7,500 per year commencing on July 1, 1997 as well as certain royalties and sublicensing fees and has paid $7,500 on August 25, 1997 for the current year. This Agreement shall be in full force and effect until the last to expire of the patents licensed under the WSURF Technology. However, the Company may terminate the agreement on 90 days notice provided that all amounts due to WSURF are paid. WSURF may terminate the agreement immediately if the Company ceases to carry on its business or on 90 days notice if the Company is in default in payment of fees and/or royalties, is in breach of any provisions of the agreement, provides materially false reports or institutes bankruptcy, insolvency, liquidation or receivership proceedings. There can be no assurance that any revenues will be derived by the Company as a result of the agreement.

PATENTS, LICENSES AND PROPRIETARY RIGHTS

    The Company has rights to a number of patents and patent applications. In 1991, the Company entered into the WadTech Agreement, whereby it was assigned two issued United States patents (expiring, under current law, in 2006 and 2007, respectively), three pending United States patent applications and six pending foreign patent applications held by WadTech. One of the pending applications, melanoma-associated antigens, was issued on August 5, 1997. A U.S. patent for the LCG gene, filed by the Company in July 1994, was issued on December 31, 1996. Pursuant to the Paclitaxel License Agreement, the Company has been granted an exclusive license to the technology contained in the Fungal Paclitaxel Production System, including one issued United States patent and foreign patent applications. In addition, UTD has filed a patent application relating to certain anti-sense technology with respect to which, pursuant to the agreement between the Company and UTD, the Company has a right of first refusal to acquire a license to develop and commercialize products using such technology. Pursuant to the UCLA License Agreement I, the Company has been granted an exclusive license to technology involving the "Inhibition of Cyst Formation By Cytoskeletal Specific Drugs" and related patent of which the claims have been allowed by the U.S. Patent and Trademark Office in August 1997.

    The Company's policy is to protect its technology by, among other things, filing patent applications for technology it considers important in the development of its business. In addition to filing patent applications in the United States, the Company has filed, and intends to file, patent applications in foreign countries on a selective basis. The Company has filed patent applications relating to its IL-T and Lung Cancer Gene technologies and is preparing to file additional patent applications, relating primarily to technologies for vaccines and Paclitaxel production. Although a patent has a statutory presumption of validity in the United States, the issuance of a patent is not conclusive as to such validity or as to the enforceable scope of the claims of the patent. There can be no assurance that the Company's issued patents or any patents subsequently issued to or licensed by the Company will not be successfully challenged in the future. The validity or enforceability of a patent after its issuance by the patent office can be challenged in litigation. If the outcome of the litigation is adverse to the owner of the patent, third parties may then be able to use the invention covered by the patent, in some cases without payment. There can be no assurance that patents in which the Company has rights will not be infringed or successfully avoided through design innovation.

    There can be no assurance that patent applications owned by or licensed to the Company will result in patents being issued or that the patents will afford protection against competitors with similar technology. It is also possible that third parties may obtain patent or other proprietary rights that may be necessary or useful to the Company. In cases where third parties are first to invent a particular product or technology, it is possible that those parties will obtain patents that will be sufficiently broad so as to prevent the Company from using certain technology or from further developing or commercializing certain products. If licenses from third parties are necessary but cannot be obtained, commercialization of the related products would be delayed or prevented. The Company is aware of patent applications and issued patents belonging to competitors and it is uncertain whether any of these, or patent applications filed of which the Company may not have any knowledge, will require the Company to alter its potential products or processes, pay licensing fees or cease certain activities.

    The Company also relies on unpatented technology, trade secrets and information and no assurance can be given that others will not independently develop substantially equivalent information and techniques or otherwise gain access to the Company's technology or disclose such technology, or that the Company can meaningfully protect its rights in such unpatented technology, trade secrets and information. The Company requires each of its employees to execute a confidentiality agreement at the commencement of an employment relationship with the Company. The agreements generally provide that all inventions conceived by the individual in the course of employment or in the providing of services to the Company and all confidential information developed by, or made known to, the individual during the term of the relationship shall be the exclusive property of the Company and shall be kept confidential and not disclosed to third parties except in limited specified circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for the Company in the event of unauthorized use or disclosure of such confidential information.

COMPETITION

    All of the Company's proposed products will face competition from existing therapies. The development by others of novel treatment methods for those indications for which the Company is developing compounds could render the Company's compounds non-competitive or obsolete. This competition potentially includes all of the pharmaceutical concerns in the world that are developing pharmaceuticals for the diagnosis and treatment of cancer. Competition in pharmaceuticals is generally based on performance characteristics, price and timing of market introduction of competitive products. Acceptance by hospitals, physicians and patients is crucial to the success of a product. Price competition may become increasingly important as a result of an increased focus by insurers and regulators on the containment of health care costs. In addition, the various federal and state agencies have enacted regulations requiring rebates of a portion of the purchase price of many pharmaceutical products.

    Most of the Company's existing or potential competitors have substantially greater financial, technical and human resources than the Company and may be better equipped to develop, manufacture and market products. In addition, many of these companies have extensive experience in pre-clinical testing, human clinical trials and the regulatory approval process. These companies may develop and introduce products and processes competitive with or superior to those of the Company. See "--Research and Development Programs--Fungal Paclitaxel Production System Program" for a discussion of a CRADA granted to Bristol-Myers.

    The Company's competition also will be determined in part by the potential indications for which the Company's compounds are developed. For certain of the Company's potential products, an important factor in competition may be the timing of market introduction of its own or competitive products. Accordingly, the relative speed with which the Company can develop products, complete the clinical trials and regulatory approval processes and supply commercial quantities of the products to the market are expected to be important competitive factors. The Company expects that competition among products approved for sale will be based on, among other things, product efficacy, safety, reliability, availability, price and patent position.

    The Company's competitive position also depends upon its ability to attract and retain qualified personnel, obtain patent protection or otherwise develop proprietary products or processes and secure sufficient capital resources for the often lengthy period between technological conception and commercial sales.

GOVERNMENT REGULATION

    The production and marketing of the Company's products and its research and development activities are subject to regulation for safety and efficacy by numerous governmental authorities in the United States and other countries. In the United States, drugs and pharmaceutical products are subject to rigorous FDA review. The Federal Food, Drug, and Cosmetic Act, the Public Health Service Act and other federal statutes and regulations govern or influence the testing, manufacture, safety, labeling, storage, record keeping, approval, advertising and promotion of such products. Non-compliance with applicable requirements can result in fines, recall or seizure of products, total or partial suspension of production, refusal of the government to approve product license applications or allow the Company to enter into supply contracts and criminal prosecution. The FDA also has the authority to revoke product licenses and establishment licenses previously granted.

    In order to obtain FDA approval of a new product, the Company must submit proof of safety, purity, potency and efficacy. In most cases, such proof entails extensive pre-clinical, clinical and laboratory tests.

The testing, preparation of necessary applications and processing of those applications by the FDA is expensive and may take several years to complete. There is no assurance that the FDA will act favorably or quickly in making such reviews, and significant difficulties or costs may be encountered by the Company in its efforts to obtain FDA approvals that could delay or preclude the Company from marketing any products it may develop. The FDA may also require post-marketing testing and surveillance to monitor the effects of approved products or place conditions on any approvals that could restrict the commercial applications of such products. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. With respect to patented products or technologies, delays imposed by the governmental approval process may materially reduce the period during which the Company will have the exclusive right to exploit them.

    The time period between when a promising new compound is identified and when human testing is initiated is generally referred to as the pre-clinical development period. During this time, a manufacturing process is identified and developed to be capable of producing the compound in an adequately pure and well characterized form for human use. Production of compounds for use in humans is governed by a series of FDA regulations known as Good Manufacturing Practices ("GMP"), which govern all aspects of the manufacturing process. The FDA has published a "Points to Consider" guidance document with respect to the manufacture of MAbs for human use.

    The FDA approval process for a new and unfamiliar term or drug involves completion of pre-clinical studies and the submission of the results of these studies to the FDA in an investigational new drug application ("IND"). Pre-clinical studies involve laboratory evaluation of product characteristics and animal studies to assess the efficacy and safety of the product. Pre-clinical studies are regulated by the FDA under a series of regulations called the Good Laboratory Practices ("GLP") regulations. Violations of these regulations can, in some cases, lead to invalidation of the studies, requiring those studies to be replicated.

    Once the IND is approved, human clinical trials may be conducted. Human clinical trials are typically conducted in three sequential phases, but the phases may overlap. Phase I trials consist of testing the product in a small number of volunteers, primarily for safety at one or more doses. In Phase II, in addition to safety, the efficacy of the product is evaluated in a patient population somewhat larger than Phase I trials. Phase III trials typically involve additional testing for safety and clinical efficacy in an expanded population at geographically dispersed test sites. A clinical plan, or "protocol," accompanied by the approval of the institution participating in the trials, must be submitted to the FDA prior to commencement of each clinical trial. The FDA may order the temporary or permanent discontinuation of a clinical trial at any time.

    To date, an IND was submitted for the LCG-MAb clinical trials at Wadley. The Company intends to file an IND for a humanized form of the LCG-MAb followed by clinical trials in 1998. The results of the pre-clinical and clinical testing are submitted to the FDA in the form of a New Drug Application ("NDA") or, in the case of a biologic, such as LCG-MAb and other MAbs, as part of a product license application ("PLA"). In a process which generally takes several years, the FDA reviews this application and once, and if, it decides that adequate data is available to show that the new compound is both safe and effective, approves the drug or biologic product for marketing. The amount of time taken for this approval process is a function of a number of variables, including the quality of the submission and studies presented, the potential contribution that the compound will make in improving the treatment of the disease in question and the workload at the FDA. There can be no assurance that any new drug will successfully proceed through this approval process or that it will be approved in any specific period of time.

    The FDA may, during its review of an NDA or PLA, ask for the production of additional test data. If the FDA does ultimately approve the product, it may require post-marketing testing, including potentially expensive Phase IV studies, and surveillance to monitor the safety and effectiveness of the drug. In addition, the FDA may in some circumstances impose restrictions on the use of the drug that may be difficult and expensive to administer and may seek to require prior approval of promotional materials.

    Manufacture of a biologic product must be in a facility covered by an FDA-approved Establishment License Application. Manufacture, holding, and distribution of both biologic and non-biologic drugs must be in compliance with GMPs. Manufacturers must continue to expend time, money, and effort in the area of production and quality control and record keeping and reporting to ensure full compliance with those requirements. The labeling, advertising, and promotion of a drug or biologic product must be in compliance with FDA regulatory requirements. Failures to comply with applicable requirements relating to manufacture, distribution, or promotion can lead to FDA demands that production and shipment cease, and, in some cases, that products be recalled, or to enforcement actions that can include seizures, injunctions, and criminal prosecution. Such failures can also lead to FDA withdrawal of approval to market the product.

    The FDA may designate a biologic or drug as an Orphan Drug for a particular use, in which event the developer of the biologic or drug may request grants from the government to defray the costs of certain expenses related to the clinical testing of such drug and be entitled to a seven year marketing exclusivity period.

    The Company's ability to commercialize its products successfully may also depend in part on the extent to which reimbursement for the cost of such products and related treatment will be available from government health administration authorities, private health insurers and other organizations. Such third-party payors are increasingly challenging the price of medical products and services. Several proposals have been made that may lead to a government-directed national health care system. Adoption of such a system could further limit reimbursement for medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products, and there can be no assurance that adequate third-party coverage will be available to enable the Company to maintain price levels sufficient to realize an appropriate return on this investment in product development.

    The Company is also subject to regulation by the Occupational Safety and Health Administration ("OSHA") and the Environmental Protection Agency ("EPA") and to regulation under the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other regulatory statutes, and may in the future be subject to other federal, state or local regulations. Either or both of OSHA or the EPA may promulgate regulations that may affect the Company's research and development programs. The Company is unable to predict whether any agency will adopt any regulation which would have a material adverse effect on the Company's operations.

    Sales of pharmaceutical products outside the United States are subject to foreign regulatory requirements that vary widely from country to country. Whether or not FDA approval has been obtained, approval of a product by comparable regulatory authorities of foreign countries must be obtained prior to the commencement of marketing the product in those countries. The time required to obtain such approval may be longer or shorter than that required for FDA approval.

MANUFACTURING AND MARKETING

    Neither the Company nor any of its officers or employees has pharmaceutical marketing experience. Furthermore, the Company has never manufactured or marketed any products and the Company does not have the resources to manufacture or market on a commercial scale any products that it may develop. The Company's long-term objective is to manufacture and market certain of its products and to rely on independent third parties for the manufacture of certain of its other products. For the foreseeable future, the Company will be required to rely on corporate partners or others to manufacture or market products it develops, although no specific arrangements have been made. No assurance can be given that the Company will enter into any such arrangements on acceptable terms.

    MANUFACTURING. While the Company intends to select manufacturers that comply with GMP and other regulatory standards, there can be no assurance that these manufacturers will comply with such standards, that they will give the Company's orders the highest priority or that the Company would be able to find substitute manufacturers, if necessary. In order for the Company to establish a manufacturing facility, the Company will require substantial additional funds and will be required to hire and retain significant additional personnel and comply with the extensive GMP regulations of the FDA applicable to such a facility. No assurance can be given that the Company will be able to make the transition successfully to commercial production, should it choose to do so.

    MARKETING. Despite the Company's strategy to develop products for sale to concentrated markets, significant additional expenditures and management resources will be required to develop an internal sales force, and there can be no assurance that the Company will be successful in penetrating the markets for any products developed. For certain products under development, the Company may seek to enter into development and marketing agreements which grant exclusive marketing rights to its corporate partners in return for royalties to be received on sales, if any. Under certain of these agreements, the Company's marketing partner may have the responsibility for all or a significant portion of the development and regulatory approval. In the event that the marketing and development partner fails to develop a marketable product or fails to market a product successfully, the Company's business may be adversely affected. The sale of certain products outside the United States will also be dependent on the successful completion of arrangements with future partners, licensees or distributors in each territory. There can be no assurance that the Company will be successful in establishing any additional collaborative arrangements, or that, if established, such future partners will be successful in commercializing products.

PRODUCT LIABILITY INSURANCE

    The testing, marketing and sale of human health care products entail an inherent risk of allegations of product liability, and there can be no assurance that product liability claims will not be asserted against the Company. The Company intends to obtain product liability insurance for its ongoing clinical trials. Such coverage may not be adequate as and when the Company further develops products. There can be no assurance that the Company will be able to obtain, maintain or increase its insurance coverage in the future on acceptable terms or that any claims against the Company will not exceed the amount of such coverage.

HUMAN RESOURCES

    As of September 11, 1997, the Company had 18 full-time employees, 15 of whom were engaged directly in research and development activities and three of whom were in executive and administrative positions. The Company's employees are not governed by any collective bargaining agreement and the Company believes that its relationship with its employees is good.

DESCRIPTION OF PROPERTY

    The Company occupies an aggregate of approximately 10,400 square feet of both office and laboratory space in Dallas, Texas at two separate facilities. The Company leases approximately 5,100 square feet of office and laboratory space pursuant to a lease agreement expiring in August 1998. In addition, the Company occupies an additional approximate 5,400 square feet of office and laboratory space pursuant to a lease assigned to the Company by the Wadley/Phillips Partnership and which lease term has been extended until December 31, 1997. The Company's lease payments for the fiscal year ended December 31, 1996 were approximately $118,000. See Note I of Notes to Financial Statements. The Company believes the condition of the two facilities is satisfactory and that they meet the Company's current needs.

LEGAL PROCEEDINGS

    As of the date hereof, the Company is not a party to any material legal proceedings.

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                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL SCIENTISTS

    The executive officers, directors and principal scientists of the Company are as follows:

NAME                                     AGE                                     POSITION
-----------------------------------  -----------  ----------------------------------------------------------------------
Arthur P. Bollon, Ph.D.(1)                   54   Chairman, President and Chief Executive Officer
Ira J. Gelb, M.D.(1)(2)                      68   Director
Irwin C. Gerson(1)(2)                        67   Director
Walter M. Lovenberg, Ph.D.(2)                63   Director
Daniel Shusterman, J.D.                      34   Vice President of Operations, Treasurer and Chief Financial Officer
Susan L. Berent, Ph.D.                       44   Director of Gene & Protein Engineering and Computer Systems,
                                                    Co-Director Molecular Immunology and Gene Expression Systems
Hakim Labidi, Ph.D.                          40   Director of Vaccine Program
Rajinder Singh Sidhu, Ph.D.                  48   Director of Fungal Paclitaxel Program, Co-Director of Gene Expression
                                                    Systems
Richard M. Torczynski, Ph.D.                 42   Director of Human Gene Discovery, Mammalian Expression System and
                                                    Diagnostic Development, Co-Director of Molecular Immunology

------------------------

(1) Members of Audit Committee

(2) Members of the Compensation Committee

    ARTHUR P. BOLLON, PH.D., a founder of the Company, has, since the Company's inception in 1991, served as Chairman of the Board of Directors, President, Chief Executive Officer and, until March 1995, Treasurer. Dr. Bollon received his Ph.D. from the Institute of Microbiology at Rutgers University and was a Post Doctoral Fellow at Yale University. He has served as consultant to a number of major companies (including Merck, Sharp & Dohme and Diamond Shamrock) and has previously served on the Board of Directors and Advisory Boards of several biotechnology companies, including Viragen, Inc., Wadley Biosciences Corp. and American Bio-netics, Inc. From 1987 to 1991, Dr. Bollon served as President and Chief Executive Officer of the Wadley/Phillips Partnership. Prior to that time, he was Director of Genetic Engineering and Chairman of the Department of Molecular Genetics at Wadley Institutes of Molecular Medicine. In his capacities at the Wadley/Phillips Partnership and Wadley Institutes, Dr. Bollon has played a leading role in bringing the technology that forms the basis of CPI from conception to reality.

    IRA J. GELB, M.D. has been a director of the Company since April 1994. Dr. Gelb received his M.D. from New York University School of Medicine in 1951. After finishing his training in cardiology at the Mount Sinai Hospital in New York City in 1957, he continued his association with that institution until his retirement in 1992. During this period, he was appointed Attending Cardiologist and Associate Clinical Professor at the Mount Sinai School of Medicine. Other appointments included Associate Clinical Professor of Cardiology at Cornell Medical School, Adjunct Clinical Professor of Cardiology at New York Medical College, Cardiology Consultant at Lawrence Hospital, Bronxville, N.Y. and United Hospital, Portchester, N.Y. Dr. Gelb is a past President of the American Heart Association, Westchester-Putnam Chapter and was a Senior Assistant Editor with the American Journal of Cardiology from 1968-1983, when be became a founding editor of the Journal of the American College of Cardiology (the "JACC"). Dr. Gelb continued as a Senior Assistant Editor of JACC until his retirement in 1992. Since that time, he has served on the boards of various pharmaceutical companies. Dr. Gelb has been an Adjunct Professor, Department of Chemistry and Biochemistry at Florida Atlantic University and a member of its Foundation

Board, since October 1996. Since December 1996 he has also been a member of the Board of Directors of the American Heart Association--Boca Raton Division.

    IRWIN C. GERSON has been a director since March 1995. Mr. Gerson has been Chairman of Lowe McAdams Healthcare since 1996 and prior thereto he had been, since 1986, Chairman and Chief Executive Officer of William Douglas McAdams, Inc., one of the largest advertising agencies in the U.S. specializing in pharmaceutical communications to healthcare professionals. Mr. Gerson received his B.S. in pharmacy from Fordham University and an MBA from the NYU Graduate School of Business Administration. In 1992, Mr. Gerson received an honorary Doctor of Humane Letters from the Albany College of Pharmacy. Mr. Gerson serves as a Trustee of Long Island University, Chairman of The Council of Overseers-- Arnold and Marie Schwartz College of Pharmacy, member of the Board of Trustees of the Albany College of Pharmacy and, from 1967 through 1974, was a lecturer on sales management pharmaceutical marketing at the Columbia College School of Pharmacy. Mr. Gerson also serves as a Member of the Board of Governors, New York Council, American Association of Advertising Agencies, a Director (and past chairman) of Business Publications Audit ("BPA"), and a Director of The American Foundation of Pharmacy Education. He has previously served as a Director of the Connecticut Grand Opera, a Director of the Stamford Chamber Orchestra, Director of the Foundation of Pharmacists and Corporate Americans for AIDS Education, the Pharmaceutical Advertising Council, Penn Dixie Industries, Continental Steel Corporation, the Nutrition Research Foundation and as a Trustee of the Chemotherapy Foundation. Mr. Gerson is also a director of Andrx Corp., a NASDAQ traded company.

    WALTER M. LOVENBERG, PH.D. has been a director since August 1995. Dr. Lovenberg was an Executive Vice President and member of the Board of Directors of Marion Merrell Dow Inc. from 1989 through August 1993. Dr. Lovenberg served as the President of the Marion Merrell Dow Research Institute from 1989 to 1993 and Vice President from 1986 through 1989. Prior to joining Marion Merrell Dow (1958-1985), he was a Senior Scientist and Chief of Biochemical Pharmacology at the National Institutes of Health. Dr. Lovenberg has been President of Lovenberg Associates, Inc. since 1993. He is also a member of the Board of Directors of Oncogene Science Inc., Xenometrix Inc. and Inflazyme Pharmaceutics, Inc., each of which is a NASDAQ listed company. Dr. Lovenberg received his Ph.D. from George Washington University and his B.S. and M.S. from Rutgers University. Dr. Lovenberg, who serves as Executive Editor of Analytical Biochemistry and Editor
(USA) of Neurochemistry International, is a consulting editor to several other scientific journals. He has been the recipient of many awards, including a Fulbright-Hays Senior Scholar Award and a Public Health Service Superior Service Award. Dr. Lovenberg is a member of the American College of Neuropsychopharmacology, the American Society of Neurochemistry and the American Society of Biochemistry and Molecular Biology.

    DANIEL SHUSTERMAN, J.D. was named Vice President of Operations of the Company in 1994 and Treasurer and Chief Financial Officer in March 1995, after having served as Director of Operations since he joined the Company in 1991. Mr. Shusterman received his M.S. degree with an emphasis on biotechnology from the University of Texas in 1988. He was Director of Operations at Wadley/Phillips Partnership for three years prior to joining CPI. Mr. Shusterman is a registered Patent Agent and received his J.D. from Texas Wesleyan University School of Law in 1993 and has been a member of the Texas bar since 1994. In addition to his role as a V.P. of Operations, he is contributing to the implementation of an intellectual property protection and maintenance system at CPI.

    SUSAN L. BERENT, PH.D. has been with the Company since 1991 as Director of Gene and Protein Engineering and Computer Systems. Dr. Berent received her Pd.D. in Biological Chemistry from the University of Michigan and completed a postdoctoral fellowship at the Department of Molecular Genetics, Wadley Institutes of Molecular Medicine. She was appointed to Senior Scientist at Wadley in 1984 and maintained that position in the Wadley/Phillips Partnership until she joined the Company in 1991. Dr. Berent is an expert in protein chemistry, DNA libraries, cytokines such as TNF, and production systems.

    HAKIM LABIDI, PH.D. has been with the Company since 1991 as Director of the Vaccine Program. Dr. Labidi received his Ph.D. in Microbiology at the Pasteur Institute in Paris, France and has been a senior scientist at CPI since 1991. Prior to joining the Company, Dr. Labidi was a Senior Research Investigator and Assistant Professor at the University of Texas from 1987 to 1989 and an Associate Professor at Kuwait University from 1989 until 1991. Dr. Labidi was the first to isolate and sequence a plasmid from mycobacterium.

    RAJINDER SINGH SIDHU, PH.D. has been with the Company since 1991 as Director of the Fungal Program and Co-Director of Gene Expression Systems. Dr. Sidhu received his Ph.D. degree in Microbiology from Haryana Agricultural University in Hissar, India, and completed a postdoctoral fellowship at Osaka University in Japan. He was appointed to Senior Scientist at Wadley in 1984 and maintained that position in the Wadley/Phillips Partnership until he joined the Company. Dr. Sidhu is an expert on gene fusion and engineering, fungal genes and secretion, cytokines such as TNF, and production systems.

    RICHARD M. TORCZYNSKI, PH.D. has been with the Company since 1991 as Director of Human Gene Discovery, Mammalian Expression System and Diagnostic Development, and Co-Director of Molecular Immunology. Dr. Torczynski received his Ph.D. degree in Biology from the University of Texas and completed his research fellowship under the direction of Dr. Arthur Bollon. He was appointed to Senior Scientist at Wadley in 1984 and maintained that position in Wadley/Phillips Partnership. Dr. Torczynski is an expert on certain specialized gene libraries, monoclonal antibodies and cytokines such as interferon.

    The Board of Directors currently consists of four members. All directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.

    Directors receive fees of $1,000 per month. Dr. Gelb has, to date, also received options to purchase 89,000 shares of Common Stock, of which 50,000 are exercisable at $4.125 per share, 10,000 are exercisable at $3.75 per share, 5,000 are exercisable at $5.00 per share, 4,000 are exercisable at $3.9375 per share and 20,000 are exercisable at $2.6875 per share. Mr. Gerson has, to date, received options to purchase 85,000 shares of Common Stock of which 50,000 are exercisable at $4.125 per share, 6,000 are exercisable at $4.375 per share, 5,000 are exercisable at $5.00 per share, 4,000 are exercisable at $3.9375 per share and 20,000 are exercisable at $2.6875 per share. Dr. Lovenberg has, to date, received options to purchase 85,000 shares of Common Stock of which 50,000 are exercisable at $4.125 per share, 11,000 are exercisable at $5.00 per share, 4,000 are exercisable at $3.9375 per share and 20,000 are exercisable at $2.6875 per share. All such options are exercisable to the extent of 40% after six months of continuous employment from the grant date and to the extent of an additional 20% on and after each of the first three anniversaries of the grant date. See "Executive Compensation" for information regarding stock option grants to Dr. Bollon. Directors are also reimbursed for expenses actually incurred in connection with their attendance at meetings of the Board of Directors.

    The Company's Certificate of Incorporation includes certain provisions permitted pursuant to Delaware law whereby officers and directors of the Company are to be indemnified against certain liabilities. The Company's Certificate of Incorporation also limits, to the fullest extent permitted by Delaware law, a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except liability for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not eliminate a director's duty of care and this provision has no effect on the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care. In addition, the Company has obtained an insurance policy providing coverage for certain liabilities of its officers and directors. The Company has been advised that it is the position of the Commission that insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, such provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

SCIENTIFIC ADVISORS/CONSULTANTS

    The Company's Scientific Advisory Board currently consists of individuals having extensive experience in the fields of molecular genetics, chemistry, oncology and microbiology. At the Company's request, the scientific advisors review and evaluate the Company's research programs and advise the Company with respect to technical matters in fields in which the Company is involved.

    The following table sets forth the name and current position of each scientific advisor:

NAME                                                                  POSITION
------------------------------------------  ------------------------------------------------------------
Hugo David, M.D., Ph.D. ..................  Consultant, New University of Lisbon, Institute of Hygiene
                                              and Topical Medicine

Donald M. Gray, Ph.D. ....................  Professor, Department of Molecular and Cell Biology,
                                              University of Texas at Dallas

Sidney Pestka, M.D. ......................  Chairman & Professor, Department of Molecular Genetics and
                                              Microbiology and Professor of Medicine, University of
                                              Medicine and Dentistry of New Jersey, Robert Wood Johnson
                                              Medical School

Jeffrey Schlom, Ph.D. ....................  Chief, Laboratory of Tumor Immunology and Biology, Division
                                              of Cancer Biology and Diagnosis, National Cancer
                                              Institute, National Institutes of Health

David A. Scheinberg, M.D., Ph.D. .........  Chief, Leukemia Service; Head, Hematopoietic Cancer
                                              Immunochemistry Laboratory, Memorial Sloan-Kettering
                                              Cancer Center

Gary Strobel, Ph.D. ......................  Professor, Montana State University

    All of the scientific advisors are employed by other entities and some have consulting agreements with entities other than the Company, some of which entities may in the future compete with the Company. Four of the current scientific advisors receive $1,000 per month from the Company. The scientific advisors are expected to devote only a small portion of their time to the Company and are not expected to participate actively in the day-to-day affairs of the Company. Certain of the institutions with which the scientific advisors are affiliated may adopt new regulations or policies that limit the ability of the scientific advisors to consult with the Company. It is possible that any inventions or processes discovered by the scientific advisors will remain the property of such persons or of such persons' employers. In addition, the institutions with which the scientific advisors are affiliated may make available the research services of their personnel, including the scientific advisors, to competitors of the Company pursuant to sponsored research agreements.

    Dr. Hugo David is consultant mycobacteriologist to the Institute of Hygiene and Tropical Medicine at New University of Lisbon. He was chief of the mycobacteriology branch at Center for Disease Control (CDC) and was Professor and Head of the Mycobacterial and Tuberculosis Unit at Pasteur Institute in Paris. Dr. David is an authority on mycobacterial infections and vaccine development for tuberculosis and leprosy.

    Dr. Donald M. Gray is a Professor and was, until August 1995, Chairman, Department of Molecular and Cell Biology, University of Texas at Dallas. He is a world authority on DNA structures in solution and is working with CPI on anti-sense therapy.

    Dr. Sidney Pestka is Professor and Chairman of the Department of Molecular Genetics and Microbiology and Professor of Medicine, University of Medicine and Dentistry of New Jersey, Robert Wood Johnson Medical School. Dr. Pestka was formerly head of the program at the Roche Institute of Molecular Biology which resulted in the development of interferon for commercialization.

    Dr. Jeffrey Schlom is Chief of the Laboratory of Tumor Immunology and Biology, Division of Cancer Biology and Diagnosis at the National Cancer Institute, National Institutes of Health and is one of the world leaders in the development of monoclonal antibodies for cancer therapy.

    Dr. David A. Scheinberg is Chief of Leukemia Service and Head of the Hematopoietic Cancer Immunochemistry Laboratory at Memorial Sloan-Kettering Cancer Center. He is an authority on the immunotherapy of cancer and has directed many clinical trials for new anticancer products.

    Dr. Gary Strobel is Professor at Montana State University. Dr. Strobel and colleagues Dr. Andrea Stierle and Dr. Donald Stierle isolated the fungus, Taxomyces andreanae, which is being used by the Company to make the anticancer drug, Paclitaxel.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Certificate of Incorporation and By-Laws of the Registrant provides that the Company shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

    Insofar as indemnification for liabilities under the Securities Act may be permitted to Directors, officers or controlling persons of the Company pursuant to the Company's By-laws and the Delaware General Corporation Law, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    The Company's Certificate of Incorporation includes certain provisions permitted pursuant to Delaware law whereby officers and Directors of the Company are to be indemnified against certain liabilities. The Company's Restated Certificate of Incorporation also limits, to the fullest extent permitted by Delaware law, a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except liability for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption and
(iv) any transaction from which the director derives an improper personal benefit. Delaware law does not eliminate a director's duty of care and this provision has no effect on the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care. In addition, the Company has obtained an insurance policy providing coverage for certain liabilities of its officers and Directors.

    In accordance with Section 102(a)(7) of the GCL, the Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

EXECUTIVE COMPENSATION

    The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to the Chief Executive Officer and to the four most highly compensated executive officers other than the Chief Executive Officer whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 1996 (collectively, the "named executive officers") for services during the fiscal years ended December 31, 1996, December 31, 1995 and December 31, 1994:

                           SUMMARY COMPENSATION TABLE

                                                                                                          LONG-TERM
                                                                                                        COMPENSATION
                                                                                                           AWARDS
                                                              ANNUAL COMPENSATION                       -------------
NAME AND                                                     ----------------------      ALL OTHER          STOCK
PRINCIPAL POSITION                                  YEAR       SALARY      BONUS      COMPENSATION(1)    OPTIONS(#)
------------------------------------------------  ---------  ----------  ----------  -----------------  -------------
Arthur P. Bollon ...............................       1996  $  165,951      --          $   6,000          150,000
  Chairman and Chief                                   1995  $  140,019      --          $   6,000           --
  Executive Officer                                    1994  $  136,542      --          $   6,000           --

------------------------

(1) Consisting of car allowances.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    Arthur P. Bollon, Ph.D. is employed under an extension effective November 7, 1995 to his 1992 employment agreement with the Company, which agreement has been extended until November 6, 2000. As extended, the agreement provides for the payment to Dr. Bollon of a base salary of $165,000 per year with annual increases of not less that 5% per year. In addition, in the event Dr. Bollon is terminated without just cause or due to a Disability (as defined in the employment agreement), the employment agreement provides that Dr. Bollon shall receive severance payments of equal monthly installments at the base rate until the earlier of the expiration of the term or the expiration of 36 months. Dr. Bollon also receives a car expense allowance of $500 per month under the employment agreement. In November 1992, the Company granted Dr. Bollon options to purchase 200,000 shares of Common Stock, at an exercise price of $1.65 per share. In April 1996, the Company granted Dr. Bollon options to purchase 50,000 shares of Common Stock at an exercise price of $4.125 per share. In December 1996, the Company granted Dr. Bollon options to purchase 100,000 shares of Common Stock at an exercise price of $2.25 per share. In January 1997, the Company granted Dr. Bollon options to acquire 50,000 shares of common Stock at an exercise price of $2.375 per share. In June 1997, the company granted Dr. Bollon options to acquire 20,000 shares of Common Stock at an exercise price of $2.6875 per share. All such options are exercisable to the extent of 40% after six months of continuous employment from the grant date and to the extent of an additional 20% on and after each of the first three anniversaries of the grant date. In March 1995, the Company's Board of Directors approved an amendment to Dr. Bollon's employment agreement, effective November 7, 1995, to extend the term until November 6, 2000 and to increase his base salary to $165,000 per annum. See "--Stock Options."

    Each of the Company's executive officers and the Company's principal scientists have entered into confidentiality and patent assignment agreements with the Company.

STOCK OPTIONS

    In October 1992, the Board of Directors of the Company adopted the Cytoclonal Pharmaceutics Inc. 1992 Stock Option Plan (the "1992 Plan"). Under the 1992 Plan, as amended, 520,000 shares of Common Stock were reserved for issuance to officers, employees, consultants and advisors of the Company. As of August 19, 1997, 21,500 shares are available for future grant and options to acquire 418,500 shares remain outstanding under the 1992 Plan. The exercise prices of such options range from $1.65 to $5.00 per share. The 1992 Plan provides for the grant of incentive stock options intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options which do not so qualify.

    In April 1996, the Board of Directors of the Company adopted the Cytoclonal Pharmaceutics Inc. 1996 Stock Option Plan (the "1996 Plan"). Under the 1996 Plan, as amended, 750,000 shares of Common Stock were reserved for issuance to officers, employees, consultants and advisors of the Company. As of August 19, 1997, 255,000 shares are available for future grant and options to acquire 495,000 shares remain outstanding under the 1996 Plan. The exercise prices of such options range from $2.25 to $4.375 per share. The 1996 Plan provides for the grant of incentive stock options intended to qualify as such under Section 422 of the Code and nonstatutory stock options which do not so qualify.

    The 1992 Plan and the 1996 Plan are administered by the Board of Directors. Subject to the limitations set forth in such Plans, the Board has the authority to determine to whom options will be granted, the exercise term and vesting schedule of such options and the exercise price of the options. The maximum term of each incentive stock option granted under the 1992 Plan and the 1996 Plan is ten years. The exercise price of shares of Common Stock subject to options qualifying as incentive stock options may not be less than the fair market value of the Common Stock on the date of the grant. The exercise price of incentive options granted under the 1992 Plan and the 1996 Plan to any participant who owns stock possessing more than 10% of the total combined voting power of all classes of outstanding stock of the Company must be at least equal to 110% of the fair market value on the date of grant. Any incentive stock options granted to such participants must also expire within five years from the date of grant. Under the 1992 Plan, the exercise price of both incentive stock options and nonstatutory stock options is payable in cash or, at the discretion of the Board, in Common Stock or a combination of cash and Common Stock. Under the 1996 Plan, the exercise price of options is payable in cash or such other means which the Board determines are consistent with such Plan and with applicable laws and regulations.

    The following table sets forth certain information with respect to options granted during the year ended December 31, 1996 to the Named Executive Officer:

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                                  % OF TOTAL
                                                                    OPTIONS
                                                                  GRANTED TO    EXERCISE OF
                                                      OPTIONS    EMPLOYEES IN   BASE PRICE
NAME                                                GRANTED(#)    FISCAL YEAR     ($/SH)        EXPIRATION DATE
--------------------------------------------------  -----------  -------------  -----------  ----------------------
Arthur P. Bollon, Ph.D............................      50,000         30.3%     $   4.125   April 1, 2006
                                                       100,000         60.6%     $    2.25   December 15, 2000

    The following table sets forth certain information with respect to each exercise of stock options during the fiscal year ended December 31, 1996 by the Named Executive Officer and the number and value of unexercised options held by such Named Executive Officer as of December 31, 1996:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                                             VALUE OF
                                                                                           NUMBER OF        UNEXERCISED
                                                                                          UNEXERCISED      IN-THE-MONEY
                                                                                          OPTIONS AT          OPTIONS
                                                                                           FY-END(#)       AT FY-END(#)
                                                     SHARES ACQUIRED       VALUE         EXERCISABLE/      EXERCISABLE/
NAME                                                 ON EXERCISE(#)     REALIZED($)      UNEXERCISABLE    UNEXERCISABLE(1)
---------------------------------------------------  ---------------  ---------------  -----------------  ---------------
Arthur P. Bollon, Ph.D.............................         0                0           280,000/120,000   $  95,000/$--

------------------------

(1) Based on the fair market value of the Company's Common Stock on December 31, 1996, as determined by the Company's Board of Directors.

                              CERTAIN TRANSACTIONS

    The Company completed a bridge financing in April 1995 (the "Bridge Financing") and an initial public offering of its securities in December 1995 (the "IPO"). Janssen-Meyers Associates, L.P. ("JMA") acted as placement agent for the Bridge Financing and as underwriter of the IPO and in consideration thereof, received fees of $203,750 and $1,092,500, respectively, plus non-accountable expense allowances of $61,125 and $345,000, respectively. In addition, JMA was granted, in connection with its services as placement agent for the Bridge Financing, a (i) five-year right of first refusal to act as agent for offerings of securities by the Company and certain of its shareholders and
(ii) the right to receive certain fees in connection with any merger and acquisition pursuant to an agreement with the Company. In connection with its services as underwriter of the IPO, JMA was granted options to purchase 159,285 units ("Units") at a price equal to $8.25 per Unit, each Unit consisting of one share of Common Stock, one redeemable Class C Warrant and one redeemable Class D Warrant. Bruce Meyers is a principal of JMA and was Vice Chairman of the Board of Directors and Vice President in charge of Business Development for the Company until his resignation from the Company in April 1995.

    In December 1996, the Company and JMA executed a one year non-exclusive investment banking agreement with the Company which provides for a monthly fee of $5,000 payable by the Company to JMA.

    See "Bridge Financings" for additional transactions between the Company and certain of its principal stockholders and former officers and directors.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding ownership of Common Stock for (i) each person known by the Company to own beneficially five percent or more of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers named under "Executive Compensation," and (iv) all officers and directors (including nominees) of the Company as a group as of September 5, 1997:

                                                                                        SERIES A PREFERRED STOCK
                                                     COMMON STOCK             ---------------------------------------------
                                           ---------------------------------   AMOUNT AND
                                           AMOUNT AND NATURE                    NATURE OF                   PERCENT OF ALL
                                             OF BENEFICIAL      PERCENT OF     BENEFICIAL     PERCENT OF        VOTING
 NAME AND ADDRESS OF BENEFICIAL OWNER(1)      OWNERSHIP(2)       CLASS(2)     OWNERSHIP(3)     CLASS(3)      SECURITIES(4)
-----------------------------------------  ------------------  -------------  -------------  -------------  ---------------
Janssen-Meyers Associates, L.P...........        1,621,000(5)         19.5         50,000            4.5            17.7
Bruce Meyers.............................          829,500(6)         10.0         20,000            1.8             9.0
Peter W. Janssen.........................          791,500(7)          9.5         30,000            2.7             8.7
Kinder Investments, L.P..................          750,000(8)          9.0         --             --                 8.0
Lindsay A. Rosenwald, M.D................          476,500(9)          5.8         --             --                 5.1
Arthur P. Bollon, Ph.D...................          490,000(10)         5.7         --             --                 5.2
Ira Gelb, M.D............................           46,400(11)           *         --             --                   *
Irwin Gerson.............................           41,200(12)           *         --             --                   *
Walter Lovenberg, Ph.D...................           43,200(13)           *         --             --                   *
Directors and executive officers as a
  group (5 persons)......................          639,800(14)         7.3         --             --                 6.5

------------------------

* less than 1%

    A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership of such securities within 60 days. Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares shown below.

(1) Except as otherwise indicated, the address of each beneficial owner is c/o the Company, 9000 Harry Hines Boulevard, Dallas, Texas 75235.

(2) Calculated on the basis of 8,273,979 shares of Common Stock outstanding except that shares of Common Stock underlying options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants. This calculation excludes shares of Common Stock issuable upon the conversion of Series A Preferred Stock.

(3) Calculated on the basis of 1,107,984 shares of Series A Preferred Stock outstanding.

(4) Calculated on the basis of an aggregate of 9,381,963 shares of Common Stock and Series A Preferred Stock outstanding except that shares of Common Stock underlying options and warrants exercisable within 60 days of the date hereof and Series A Preferred Stock are deemed to be outstanding for purposes of calculating beneficial ownership of securities of the holder of such options or warrants. This calculation excludes shares of Common Stock issuable upon the conversion of Series A Preferred
    Stock.

(5) The address for Janssen-Meyers Associates, L.P. ("JMA") is 17 State Street, New York, New York 10004. Messrs. Meyers and Janssen are each 50% stockholders and the sole officers and directors of the corporate general partner of JMA. The aggregate number of shares of Common Stock and Series A Preferred Stock, respectively, owned by Messrs. Meyers and Janssen, or with respect to which they own warrants or options exercisable within 60 days of the date hereof, are also set forth as though owned by JMA.

(6) Mr. Meyers' address is c/o Janssen-Meyers Associates, L.P., 17 State Street, New York, New York 10004. Consists of 791,500 shares of Common Stock and 20,000 shares of Series A Preferred Stock (which are convertible into 20,000 shares of Common Stock).

(7) Mr. Janssen's address is c/o Janssen-Meyers Associates, L.P., 17 State Street, New York, New York 10004. Consists of 810,000 shares of Common Stock and 30,000 shares of Series A Preferred Stock (which are convertible into 30,000 shares of Common Stock).

(8) The address for Kinder Investments, L.P. is 779 CR403, Greenville, New York 12083. Kinder Investments, L.P. is a Delaware limited partnership, the general partner of which is the Chairman of the Board of D.H. Blair & Co., Inc, and, whose limited partners consist of the children (including the wife of Dr. Rosenwald) and grandchildren of J. Morton Davis the sole stockholder of D.H. Blair Investment Banking Corp. Consists of 710,000 shares of Common Stock and Class A Warrants to acquire 40,000 shares of Common Stock, all of which are currently exercisable. Does not include 150,000 shares of Common Stock owned by D.H. Blair Investment Banking Corp. nor currently exercisable options to acquire 202,500 shares of Common Stock held by D.H. Blair Investment Banking Corp.

(9) The address for Dr. Rosenwald is c/o 375 Park Avenue, New York, New York 10022. Dr. Rosenwald is a son-in-law of J. Morton Davis. Includes 153,500 shares of Common Stock owned of record by the Rosenwald Foundation, Inc., a tax-exempt charitable organization, of which Dr. Rosenwald is a trustee. See note (8) above.

(10) Consists of 200,000 shares of Common Stock and options to purchase 290,000 shares of Common Stock which are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 130,000 shares of Common Stock not exercisable within 60 days of the date hereof.

(11) Consists of options to purchase 46,400 shares which are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 42,600 shares of Common Stock not exercisable within 60 days of the date hereof.

(12) Consists of options to purchase 41,200 shares which are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 43,800 shares of Common Stock which are not exercisable within 60 days of the date hereof.

(13) Consists of 2,000 shares of Common Stock and options to purchase 41,200 shares which are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 43,800 shares of Common Stock which are not exercisable within 60 days of the date hereof.

(14) Consists of 202,000 shares of Common Stock and options to purchase an aggregate of 437,800 shares of Common Stock which are currently obtainable by way of the exercise of currently vested options or warrants or the conversion of Series A Preferred Stock within 60 days of the date hereof. Does not include options to purchase 286,200 shares of Common Stock not obtainable by way of the exercise of currently vested options or warrants within 60 days of the date hereof.

                            SELLING SECURITY HOLDERS

    An aggregate of up to 500,000 Class A Warrants, 1,018,750 Class B Warrants, 506,250 Blair Warrants and an aggregate of 810,000 shares of Common Stock issuable upon exercise of the Warrants may be offered by certain security holders who received their Warrants in connection with the 1994 Bridge Financing and/or the 1995 Bridge Financing or by their transferees.

    Blair is a Selling Security Holder that beneficially owns all 506,250 Blair Warrants and the Common Stock underlying such warrants. The Company is registering all 506,250 Blair Warrants for resale to the public. The following table sets forth certain information with respect to each Selling Security Holder for whom the Company is registering the Class A and Class B Warrants and the Common Stock underlying such warrants for resale to the public. The Company will not receive any of the proceeds from the sale of the Warrants, however, it will receive proceeds from the exercise, if any, of any such Warrants. Except as described below, there are no material relationships between any of the Selling Security Holders and the Company, nor have any such material relationships existed within the past three years.

                                                               NUMBER OF CLASS A     NUMBER OF CLASS B
                                                                    WARRANTS              WARRANTS
                                                               BENEFICIALLY OWNED    BENEFICIALLY OWNED
                                                               AND MAXIMUM NUMBER    AND MAXIMUM NUMBER
SELLING SECURITYHOLDER                                           TO BE SOLD(1)         TO BE SOLD(2)
------------------------------------------------------------  --------------------  --------------------
Lea & Uriel Adar............................................           --                     25,000

Argonaut Partnership L.P....................................           --                  15,093.75

Tom & Noreen Axon...........................................           --                     25,000

Clifford Barr...............................................           12,500                --

Anthony Bartone.............................................           25,000                --

L. Robert Bauers............................................           --                     12,500

Bear Stearns Sec. Corp......................................           --                     25,000
  Custodian
  Marc Friedland IRA

Andrew Bressman.............................................           25,000                --

David F. Burr...............................................           --                     25,000

Robert V. Call, Jr..........................................           12,500                 25,000

Michael Cantor..............................................           12,500                --

Horace J. Caulkins..........................................            6,250                --

Cooke B. Christopher........................................               --                 15,000

CLFS, Ltd...................................................               --                 12,500

                                                               NUMBER OF CLASS A     NUMBER OF CLASS B
                                                                    WARRANTS              WARRANTS
                                                               BENEFICIALLY OWNED    BENEFICIALLY OWNED
                                                               AND MAXIMUM NUMBER    AND MAXIMUM NUMBER
SELLING SECURITYHOLDER                                           TO BE SOLD(1)         TO BE SOLD(2)
------------------------------------------------------------  --------------------  --------------------
Douglas M. Colbert..........................................           12,500                  6,250

Howard Commander............................................           --                     12,500

Richard H. Davimos..........................................           25,000                --
  TTEE FBO Richard H. Davimos Trust

Davstar II Managed Investments Corp. N.V....................           --                     25,000

Delaware Charter Guarantee & Trust Co. F/B/O Beverly Levy
  IRA.......................................................           --                      6,250

Kenneth Eitman IRA..........................................           --                     25,000

John C. Farinick............................................           --                      6,250

Richard Friedman............................................           --                     25,000

Paul B. and Laura G. Garrison...............................           --                     50,000

Gerstenhaber Investments....................................           --                   9,906.25

Joseph Giamanco.............................................           --                     25,000

Jerome Gilbert..............................................           12,500                --

Ronald D. Glickman..........................................           12,500                --

Mark P. Greenstein..........................................           18,750                  6,250

Richard J. Haughwout........................................           --                     12,500

Gerald A. Holmes............................................           12,500                --

Ginger Huggins..............................................           --                      6,250

Richard Incandela Trust.....................................           --                    150,000

Barry J. Jacobson...........................................           --                     18,750
  c/o Joseph P. Day Realty

Barry J. Jacobson...........................................           --                     50,000

Steven A. Jaffe.............................................            6,250                --

J.M. Hull Associates, L.P...................................           12,500                --

Gary Kaplowitz..............................................           --                     12,500

Kinder Investments L.P......................................          100,000                --
  Attn: Kenton E. Wood

Lewis Kooden................................................           --                     20,000

Lewis Kooden IRA............................................           --                      5,000

Herbert Lerman..............................................           12,500                --

Dale S. Lersch..............................................           --                     50,000

George Lionikis, Sr.........................................           12,500                --

Scott E. Lowry..............................................           --                     43,750

Daniel A. McKenzie..........................................           --                     25,000

Momentum Enterprises Inc. Mone Purchase Trust...............           12,500                --

Todd J. Mueller.............................................           --                     12,500

James B. Murphy.............................................           --                     12,500

                                                               NUMBER OF CLASS A     NUMBER OF CLASS B
                                                                    WARRANTS              WARRANTS
                                                               BENEFICIALLY OWNED    BENEFICIALLY OWNED
                                                               AND MAXIMUM NUMBER    AND MAXIMUM NUMBER
SELLING SECURITYHOLDER                                           TO BE SOLD(1)         TO BE SOLD(2)
------------------------------------------------------------  --------------------  --------------------
Denis Nayden................................................           25,000                 50,000

Omnitek, Inc................................................           12,500                --

Thomas L. and Easter C. Parks, JTWROS.......................           12,500                --

Charles Potter..............................................           12,500                --

James Rhodes................................................           --                     10,000

Michael McNulty Rosner......................................           --                     12,500

Phillip Rossett, M.D........................................           --                     12,500

Allan Rothstein.............................................           --                     25,000

John Santoro................................................           --                     50,000

Barry A. Schatz.............................................           --                     25,000

Robert Schultz..............................................           12,500                --

James Scibelli..............................................           25,000                 25,000

Leonard P. Shaykin..........................................           12,500                --

Mark Shnitkin...............................................            6,250                --

Nicholas Sitnycky...........................................            6,250                --

Software Marketing Corporation..............................           --                     12,500

Kathleen and Forrest Vander Vliet...........................           12,500                --

Carl F.R. Weiman............................................           12,500                --

Myron Weiner................................................            6,250                --
                                                                      -------             ----------

  TOTAL.....................................................          500,000              1,018,750
                                                                      -------             ----------
                                                                      -------             ----------

------------------------

(1) Does not include shares of Common Stock issuable upon exercise of the Class A Warrants.

(2) Does not include shares of Common Stock issuable upon exercise of the Class B Warrants.

                           DESCRIPTION OF SECURITIES

UNITS

    Each Unit offered in the IPO consisted of one share of Common Stock, one Class C Warrant and one Class D Warrant. Each Class C Warrant entitles the holder thereof to purchase, until November 2, 2000, one share of Common Stock and one Class D Warrant at an exercise price of $6.50, subject to adjustment. Each Class D Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $8.50, subject to adjustment. The Units were separated into their components after the IPO.

AUTHORIZED STOCK

    The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share.

COMMON STOCK

    Of the authorized Common Stock, 8,273,979 shares were outstanding as of September 5, 1997 and were held by 117 record holders and approximately 1,300 beneficial holders. Subject to the prior rights of the holders of any shares of Preferred Stock currently outstanding or which may be issued in the future, the holders of the Common Stock are entitled to receive dividends from funds of the Company legally available therefor when, as and if declared by the Board of Directors of the Company, and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding-up of the affairs of the Company subject to the liquidation preference, if any, of any then outstanding shares of Preferred Stock of the Company. Holders of the Common Stock do not have any preemptive, subscription, redemption or conversion rights. Holders of the Common Stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Delaware corporate law. The holders of Common Stock do not have cumulative voting rights, which means that the holders of a plurality of the outstanding shares can elect all of the directors of the Company. All of the shares of the Common Stock currently issued and outstanding are, and the shares of the Common Stock to be issued upon exercise of the Warrants, when paid for in accordance with the terms will be, fully-paid and nonassessable. No dividends have been paid to holders of the Common Stock since the incorporation of the Company, and no dividends are anticipated to be declared or paid in the reasonably foreseeable future. See "Dividend Policy." The Common Stock, Class C Warrants and Class D Warrants are quoted on the Nasdaq SmallCap Market under the symbols "CYPH," "CYPHW" and "CYPHZ," respectively. There can be no assurance, however, that the securities will not be delisted from the Nasdaq SmallCap Market. See "Risk Factors--Possible Delisting of Securities from the Nasdaq Stock Market."

PREFERRED STOCK

    The Board of Directors of the Company has the authority, without further action by the holders of the outstanding Common Stock, to issue Preferred Stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series. The Company presently has one series of Preferred Stock outstanding, designated as the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The Company has no present plans to issue any other series or class of Preferred Stock. The designations, rights and preferences of the Series A Preferred Stock is set forth in the Certificate of Designations of Series A Convertible Preferred Stock, which has been filed with the Secretary of State of the State of Delaware.

    SERIES A PREFERRED STOCK. Of the authorized Preferred Stock, 4,000,000 shares have been designated Series A Preferred Stock, of which 1,107,984 shares were issued and outstanding as of September 5, 1997. Dividends are payable on the Series A Preferred Stock in the amount of $.25 per share, payable annually in arrears. At the option of the Board of Directors of the Company, dividends will be paid either (i) wholly or partially in cash or (ii) in newly issued shares of Series A Preferred Stock valued at $2.50 per share to the extent a cash dividend is not paid. Shares of Series A Preferred Stock were issued in January 1993 as partial payment of the dividend due on the Series A Preferred Stock for the year ended December 31, 1992 (the remaining dividend was paid in cash), 104,869 shares of Series A Preferred Stock were issued in January 1994 as full payment of the dividend due on the Series A Preferred Stock for the year ended December 31, 1993, 115,307 shares of Series A Preferred Stock were issued in January 1995 as full payment of the dividend due on Series A Preferred Stock for the year ended December 31, 1994, 126,888 shares of Series A Preferred Stock were issued in January 1996 as full payment of the dividend due on the Series A Preferred Stock for the year ended December 31, 1995 and 122,788 shares of the Series A Preferred Stock were issued in January 1997 as full payment of the dividend due on the Series A Preferred Stock for the year ended December 31, 1996. See "Dividend Policy." Holders of Series A Preferred Stock have the right to convert their shares, at their option exercisable at any time, into shares of Common Stock of the Company on a one-for-one basis subject to anti-dilution adjustments. These anti-dilution adjustments are triggered in the event of any subdivision or combination of the Company's outstanding Common Stock, any payment by the Company of a stock dividend to holders of the Company's Common Stock or other occurrences specified in the Certificate of Designations relating to the Series A Preferred Stock. The Company may elect to convert the Series A Preferred Stock into Common Stock or a substantially equivalent preferred stock in case of a merger or consolidation of the Company in which the Company does not survive, a sale of all or substantially all of the Company's assets or a substantial reorganization of the Company. Each share of Series A Preferred Stock is entitled to one vote on all matters on which the Common Stock has the right to vote. Holders of Series A Preferred Stock are also entitled to vote as a separate class on any proposed adverse change in the rights, preferences or privileges of the Series A Preferred Stock and any increase in the number of authorized shares of Series A Preferred Stock. The Company, at its sole option, has the right to redeem all or any portion of the Series A Preferred Stock at $2.50 per share plus accrued and unpaid dividends. In the event of any liquidation or winding-up of the Company, the holders of the Series A Preferred Stock will be entitled to receive $2.50 per share plus any accrued and unpaid dividends before any distribution to the holders of the Common Stock.

    The Series A Preferred Stock was originally sold by the Company as part of a private placement of Units consisting of 10,000 shares of Series A Preferred Stock and 20,000 shares of Common Stock (the "Private Placement Units") in January and February 1992 (the "1992 Private Placement"). A total of 100 Private Placement Units were sold in the 1992 Private Placement at a purchase price of $50,000 per unit. In addition, the placement agent for the 1992 Private Placement, D.H. Blair Investment Banking Corp. ("Blair"), received options to purchase ten Private Placement Units, or an aggregate of 100,000 shares of Series A Preferred Stock and 200,000 shares of Common Stock, at a purchase price of $50,000. Blair transferred to Peter Janssen options to purchase three Private Placement Units and to Bruce Meyers options to purchase two Private Placement Units. These options were exercised in February 1997. The Company has filed a Registration Statement on Form S-3 registering 150,000 of such shares.

CLASS A WARRANTS, CLASS B WARRANTS AND BLAIR WARRANTS

    There are currently outstanding Bridge Warrants ("Bridge Warrants") to purchase an aggregate of 607,500 shares of Common Stock. Each warrant entitles the holder to purchase four-tenths of a share of Common Stock. The Bridge Warrants consist of 500,000 Class A Warrants to purchase 200,000 shares of Common Stock and 1,018,750 Class B Warrants to purchase 407,500 shares of Common Stock. The Class A Warrants are exercisable at $3.75 per share of Common Stock and the Class B Warrants are exercisable at $4.375 per share of Common Stock. The Bridge Warrants are all currently exercisable and expire in November, 2000. The Bridge Warrants contain provisions that protect holders thereof from dilution by adjustment of the exercise price and rate in the event of a merger, acquisition, recapitalization or split-up of shares of the Company, the issuance by the Company of a stock dividend, sales of stock below current market price and other unusual events. In addition, Blair was granted options to acquire up to 506,250 Bridge Warrants to purchase 202,500 shares of Common Stock at an exercise price of $3.75 per share (the "Blair Warrants"). These Blair Warrants were granted as part of Blair's compensation for services as placement agent in the Company's Bridge Financing which was completed in August 1994 and in connection with the waiver of certain rights. See "Bridge Financings."

CLASS C WARRANTS AND CLASS D WARRANTS

    The following discussion of the terms and provisions of the Class C and Class D Warrants is qualified in its entirety by reference to the warrant agreement (the "Warrant Agreement") between the Company, JMA and American Stock Transfer and Trust Company, the warrant agent (the "Warrant Agent"). The Warrants will be evidenced by warrant certificates in registered form.

    As of the date of this Prospectus, the Company has 2,300,000 Class C Warrants and 2,300,000 Class D Warrants outstanding.

    CLASS C WARRANTS. The holder of each Class C Warrant is entitled to purchase one share of Common Stock and one Class D Warrant at an aggregate exercise price of $6.50. The Class C Warrants are exercisable at any time until November 2, 2000, provided that at such time a current prospectus under the Securities Act relating to the Common Stock and the Class D Warrants is then in effect and the Common Stock and the Class D Warrants are qualified for sale or exempt from qualification under applicable state securities laws. The Class C Warrants are subject to redemption, as described below.

    CLASS D WARRANTS. The holder of each Class D Warrant is entitled to purchase one share of Common Stock at an exercise price of $8.75. The Class D Warrants are exercisable at any time after issuance until November 2, 2000, provided that at such time a current prospectus under the Securities Act relating to the Common Stock is then in effect and the Common Stock is qualified for sale or exempt from qualification under applicable state securities laws. The Class D Warrants issuable upon exercise of the Class C Warrants are, upon issuance, transferable separately from the Common Stock and Class C Warrants. The Class D Warrants are subject to redemption, as described below.

    REDEMPTION. Commencing November 2, 1996, the Class C Warrants and Class D Warrants are subject to redemption at the option of the Company, on not less than 30 days' prior written notice, at a price of $.05 per Warrant, if the average closing bid price of the Common Stock for any 30 consecutive business day period ending within 15 business days of the date on which the notice of redemption is given exceeds $9.10 per share, subject to adjustment, with respect to the Class C Warrants and $12.25 per share, subject to adjustment, with respect to the Class D Warrants. For these purposes, the closing bid price of the Common Stock shall be determined by the closing bid price, as reported by Nasdaq, so long as the Common Stock is quoted on the Nasdaq SmallCap Market or if the Common Stock is a Nasdaq National Market ("NNM") security or listed on a securities exchange, shall be determined by the last reported sales price. The Company's redemption rights will be in effect only if the Common Stock is either quoted on Nasdaq or listed on a securities exchange. Holders of Class C Warrants and Class D Warrants will automatically forfeit their rights to purchase the shares of Common Stock issuable upon exercise of such Warrants unless the Class C Warrants and Class D Warrants are exercised before they are redeemed. All of the outstanding Warrants of a class, except for those underlying the Unit Purchase Option, must be redeemed if any portion of that class are to be redeemed. The Class C Warrants and Class D Warrants underlying the Unit Purchase Option are subject to redemption if, at the time of a call for redemption, the Unit Purchase Option has been exercised and such Warrants are then outstanding. A notice of redemption will be mailed to each of the registered holders of the Class C Warrants and Class D Warrants no later than 30 days before the date fixed for redemption. The notice of redemption shall specify the redemption price, the date fixed for redemption, the place where the Warrant certificates shall be delivered and the date of expiration of the right to exercise the Class C Warrants and Class D Warrants.

    UNIT PURCHASE OPTION. Pursuant to an agreement by and between the Company and the Underwriters in the IPO, the Company sold to the Underwriters, or their designee(s), for nominal consideration, a Unit Purchase Option (the "Unit Purchase Option") to purchase up to an aggregate of 200,000 Units at $8.25 per Unit, subject to certain anti-dilution adjustments. The Units purchasable upon exercise of the Unit Purchase Option are identical to the Units offered in the IPO, except that the Warrants issuable in connection therewith are subject to redemption, if at the time of a call for redemption the Unit Purchase Option has been exercised and such Warrants are then outstanding, and have certain different anti-dilution provisions. The Unit Purchase Option will be exercisable during the two-year period commencing on November 2, 1998. The Unit Purchase Option is not transferable for the three-year period commencing on the date of issuance, except that it may be assigned in whole or in part to any officer of the underwriters or member of the selling group. During the term of the Unit Purchase Option, the holder thereof is given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock by exercising such Option, with a resulting dilution in the interests of other Company stockholders. As a result, the Company may find it more difficult to raise additional equity capital if it should be needed for the operation of the Company while the Unit Purchase Option is outstanding. Moreover, at any time when the holder(s) of the Unit Purchase Option might be expected to exercise it, the Company would probably be able to obtain additional equity capital on terms more favorable than those provided by the Unit Purchase Option. The Company has agreed to register under the Securities Act on two separate occasions, the first at its own expense, the Unit Purchase Option and/or the securities underlying it at the request of the holder thereof. The Company has also agreed to provide certain "piggy-back" registration rights for the holder(s) of the Unit Purchase Option and/or the securities underlying it.

    GENERAL. The Warrants may be exercised upon surrender of the certificate therefor on or prior to the expiration or redemption date (as explained above) at the offices of the Company's Warrant Agent with the form of "Election to Purchase" on the reverse side of the certificate filled out and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to the order of the Company) of the full exercise price for the number of Warrants being exercised. The Company, in its discretion, has the right to reduce the exercise price of either or both classes of Warrants subject to compliance with Rule 13e-4 promulgated under the Exchange Act, if applicable.

    The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price and rate in certain events, such as stock dividends, stock splits or combinations, mergers, sales of all or substantially all of the Company's assets at less than market value, sales of stock at below market price and other unusual events.

    The Company is not required to issue fractional shares and in lieu thereof will make a cash payment based upon the current market value of such fractional shares (determined as the mean between the last reported bid and asked prices reported or, if the Common Stock is an NNM security or traded on a securities exchange, the last reported sales price, in each case as of the last business day prior to the date of exercise). The holder of a Warrant will not have any rights as a stockholder of the Company unless and until the Warrant is exercised.

TRANSFER AGENT AND WARRANT AGENT

    American Stock Transfer and Trust Company will serve as the Transfer Agent for the Common Stock and Warrants and as Warrant Agent for the Warrants.

REGISTRATION RIGHTS

    Holders of (i) 2,000,000 shares of Common Stock outstanding, (ii) options to purchase 100,000 shares of Common Stock, (iii) 1,107,984 shares of Series A Preferred Stock convertible into an equal number of shares of Common Stock and
(iv) options to purchase 50,000 shares of Series A Preferred Stock convertible into an equal number of shares of Common Stock (the Common Stock referred to in (i) through (iv) above, collectively, the "Registrable Securities") are entitled to demand and "piggy-back" registration rights with respect to such Registrable Securities through November 2, 2000. The holders of more than 50% of the Registrable Securities may request that the Company file a registration statement under the Securities Act, and, subject to certain conditions, the Company generally will be required to use its best efforts to effect any such registration. In addition, if the Company proposes to register any of its securities, either for its own account or for the account of other stockholders, the Company is required, with certain exceptions, to notify the holders described above and, subject to certain limitations, to include in the first two such registration statements filed by November 2, 2000, all of the shares of the Registrable Securities requested to be included by such holders. In addition, the Company has registered the Bridge Warrants (including the warrants underlying the option granted to the placement agent of the 1994 Bridge Financing) and the 810,000 shares of Common Stock issuable upon the exercise of such warrants. Holders of 20,000 shares of Common Stock issued by the Company in connection with the formation of the joint venture with Pestka Biomedical Laboratories, Inc. also have certain "piggy-back" registration rights. Holders of options and warrants to acquire an aggregate of 211,000 shares of Common Stock granted and issued in connection with financial advisory and public relations rendered to the Company and pursuant to a license agreement also have "piggy-back" registration rights. The exercise of one or more of these registration rights may involve substantial expense to the Company and may adversely affect the terms upon which the Company may obtain additional financing. The Company is generally obligated to bear the expenses, other than underwriting discounts and sales commissions, of all of these registrations. Any exercise of such registration rights may hinder efforts by the Company to arrange future financings of the Company and may have an adverse effect on the market price of the Company's securities.

BUSINESS COMBINATION PROVISIONS

    The Company is subject to a Delaware statute regulating "business combinations," defined to include a broad range of transactions, between Delaware corporations and "interested stockholders," defined as persons who have acquired at least 15% of a corporation's stock. Under the law, a corporation may not engage in any business combination with any interested stockholder for a period of three years from the date such person became an interested stockholder unless certain conditions are satisfied. The statute contains provisions enabling a corporation to avoid the statute's restrictions.

    At this time, the Company will not seek to "elect out" of the statute and, therefore, upon closing of this offering and the registration of its securities under the Exchange Act, the restrictions imposed by such statute will apply to the Company.

                               BRIDGE FINANCINGS

    In order to fund its continuing operations, the Company completed two Bridge Financings, one in August 1994 ("1994 Bridge Financing") and one in April 1995 ("1995 Bridge Financing"). In connection with the 1994 Bridge Financing, the Company issued (i) an aggregate of $1,000,000 in principal amount of 9% Subordinated Notes ("1994 Notes") and (ii) an aggregate of 500,000 Bridge Warrants ("Class A Warrants") to purchase an aggregate of 200,000 shares of the Company's Common Stock exercisable at

$3.75, which Class A Warrants are exercisable until November 2, 2000. In connection with the 1995 Bridge Financing, the Company issued (i) an aggregate of $2,037,500 in principal amount of 9% Subordinated Notes ("1995 Notes") and
(ii) an aggregate of 1,018,750 Bridge Warrants ("Class B Warrants") to purchase an aggregate of 407,500 shares of the Company's Common Stock exercisable at $4.375, which Class B Warrants are exercisable until November 2, 2000. The Company repaid the 1994 Notes and 1995 Notes in 1995, including $400,000 of the Notes which were past due, from the net proceeds of the IPO. In addition, warrants were issued to the placement agent of the 1994 Bridge Financing, as described below. The Class A Warrants, Class B Warrants and underlying shares of Common Stock are being registered under the Securities Act of 1933, as amended (the "Securities Act"), in a registration statement of which this Prospectus is a part.

    In connection with the 1994 Bridge Financing, Blair acted as placement agent. In consideration of these services, the Company paid to Blair a fee equal to $120,000, a non-accountable expense allowance of $10,000 and an option to acquire warrants to purchase up to an aggregate of 66,667 shares of the Company's Common Stock at an exercise price of $3.75 per share (the "Blair Placement Agent Warrants"). In addition, in connection with the 1994 Bridge Financing, the Company executed a merger and acquisition agreement ("M/A Agreement") with Blair and granted Blair a right of first refusal with respect to offerings of securities of the Company. In anticipation of the 1995 Bridge Financing, all such rights of Blair with respect to the M/A Agreement and right of first refusal were canceled in consideration of the payment by the Company to Blair of $50,000. In addition, pursuant to a consulting agreement with the Company, Blair rendered investment banking advice and assistance in structuring the 1995 Bridge Financing. In consideration of these services, the Company granted Blair an option to acquire warrants equaling 33 1/3% of all warrants issued in connection with the 1995 Bridge Financing. Such warrants to purchase an aggregate of 135,833 shares of Common Stock provide for an exercise price of $3.75 per share (together with the Blair Placement Agent Warrants, the "Blair Warrants"). The holders of these warrants issued to the placement agent of the 1994 Bridge Financing have certain demand and "piggy-back" registration rights. The Blair Warrants and underlying shares of Common Stock are being registered under the Securities Act in a registration statement of which this Prospectus is a part.

    JMA acted as placement agent for the 1995 Bridge Financing and in consideration thereof received a fee of $203,750 plus a non-accountable expense allowance of $61,125. In addition, JMA was granted, in connection with its services as Placement Agent for the 1995 Bridge Financing, a (i) five-year right of first refusal to act as agent for offerings of securities by the Company and certain of its shareholders and (ii) merger and acquisition agreement.

    The aggregate net proceeds to the Company from the issuance of its Bridge Notes and Bridge Warrants was approximately $2,500,000. The Company used the proceeds from the 1994 Bridge Financing to fund its operations (including paying for research and development activities, operating expenses and accrued liabilities, and for officers compensation) and a portion of the expenses of the 1994 Bridge Financing and the 1995 Bridge Financing.

                        SHARES ELIGIBLE FOR FUTURE SALE

    The Company has 8,273,979 shares of Common Stock outstanding as of September 5, 1997. Holders of the Warrants will be entitled to purchase an aggregate of 810,000 additional shares of Common Stock upon the exercise of such Warrants until November 7, 2000, and holders of the Class C and Class D Warrants will be entitled to purchase an aggregate of 6,900,000 additional shares of Common Stock upon the exercise of such Warrants until November 2, 2000, provided that the Company satisfies certain securities registration and qualification requirements with respect to the securities underlying such Warrants. All shares of Common Stock purchased upon exercise of the Warrants and the Class C and Class D Warrants will be freely tradeable without restriction under the Securities Act (provided that such registration and qualification requirements are met), except for any shares purchased by any person who is or thereby becomes an "affiliate" of the Company, which shares may be subject to the resale limitations contained in Rule 144 promulgated under the Securities Act.

    Up to 800,000 additional shares of Common Stock, may be purchased by the Underwriters in connection with the IPO through the exercise of the Unit Purchase Option and the warrants included therein (including the Class D Warrants issuable upon exercise of the Class C Warrants included therein) (collectively, the "Option Warrants"). Any and all shares of Common Stock purchased upon exercise of the Option Warrants may be freely tradeable, provided that the Company satisfies certain securities registration and qualification requirements in accordance with the terms of the Unit Purchase Option.

    A significant number of shares of Common Stock and shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, none of which are being offered hereby, are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and, if held for at least one year (which a substantial portion, if not all, of the shares are), may be eligible for sale in the public market in reliance upon Rule 144 following the expiration of such period.

    In general, under Rule 144, a person (or persons whose shares are aggregated), including a person who may be deemed to be an "affiliate" of the Company as that term is defined under the Securities Act, will be entitled to sell within any three-month period a number of shares beneficially owned for at least one year that does not exceed the greater of (i) one (1%) percent of the then outstanding shares of Common Stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. Moreover, a person who is not deemed to have been an affiliate of the Company during the 90 days preceding a sale by such person, and who has beneficially owned shares of Common Stock for at least two years, may sell such shares without regard to the volume, manner of sale or notice requirements of Rule 144.

    The Company cannot predict the effect, if any, that sales of Common Stock pursuant to Rule 144 or otherwise, or the availability of such shares for sale, will have on the market price prevailing from time to time. Nevertheless, sales by the existing stockholders of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices for the Common Stock. In addition, the availability for sale of a substantial amount of Common Stock acquired through the exercise of the Warrants and the Unit Purchase Option could adversely affect prevailing market prices for the Common Stock.

                              PLAN OF DISTRIBUTION

    The securities offered hereby are being offered directly by the Company pursuant to the terms of the Warrants. No underwriter is being utilized in connection with this offering.

    In connection with the 1995 Bridge Financing, the Company has agreed to pay JMA a fee (the "Solicitation Fee") equal to 5% of the aggregate exercise price of all Class B Warrants exercised after November 2, 1996, if (i) the market price of the Common Stock on the date that the Class B Warrants are exercised is greater than the Class B Warrant exercise price; (ii) the exercise of the Class B Warrants was solicited by JMA or its representative or agent and the warrantholder designates in writing that the exercise was solicited thereby;
(iii) the Class B Warrants are not held in a discretionary account; (iv) disclosure of this compensation arrangement is made by JMA at the time of the exercise of the Class B Warrants; and (v) the solicitation of the exercise of the Class B Warrants was not in violation of Rule 10b-6 promulgated under the Exchange Act. JMA will generally be prohibited, pursuant to Rule 10b-6, from engaging in market-making activities with regard to the Company's securities for a period specified by Rule 10b-6 promulgated under the Exchange Act prior to any solicitation of the exercise of Warrants until the termination of such solicitation. Accordingly, JMA may be unable to provide a market for the Company's securities during certain periods while the Class B Warrants are exercisable.

                                 LEGAL MATTERS

    The validity of the securities offered hereby will be passed upon for the Company by Morrison Cohen Singer & Weinstein, LLP, New York, New York. Robert H. Cohen, Esq., a partner of Morrison Cohen Singer & Weinstein, LLP, holds an option to acquire shares of Common Stock. Certain legal matters with respect to information contained in this Prospectus under the headings "Risk Factors--Royalty Obligations; Possible Loss of Patents and Other Proprietary Rights," "--Uncertain Ability to Protect Proprietary Technology" and "Business--Patents, Licenses and Proprietary Rights" will be passed upon for the Company by Warren & Perez, Dallas, Texas.

                                    EXPERTS

    The balance sheet as at December 31, 1996 and the statements of operations, changes in stockholders' equity (capital deficiency) and cash flows for each of the years in the two-year period ended December 31, 1996 and for the period from inception (September 11, 1991) through December 31, 1996 included in this Prospectus have been audited by, and are included herein in reliance upon the report of Richard A. Eisner & Company, LLP, independent auditors, given on the authority of that firm as experts in accounting and auditing.

                         CYTOCLONAL PHARMACEUTICS INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                               PAGE
                                                                                                            -----------
REPORT OF INDEPENDENT AUDITORS............................................................................         F-2

BALANCE SHEET AS AT DECEMBER 31, 1996.....................................................................         F-3

STATEMENTS OF OPERATIONS FOR EACH OF THE YEARS IN THE TWO-YEAR PERIOD ENDED DECEMBER 31, 1996 AND FOR THE
  PERIOD SEPTEMBER 11, 1991 (INCEPTION) THROUGH DECEMBER 31, 1996.........................................         F-4

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY) FOR THE PERIOD SEPTEMBER 11, 1991
  (INCEPTION) THROUGH DECEMBER 31, 1996...................................................................         F-5

STATEMENTS OF CASH FLOWS FOR EACH OF THE YEARS IN THE TWO-YEAR PERIOD ENDED DECEMBER 31, 1996 AND FOR THE
  PERIOD FROM SEPTEMBER 11, 1991 (INCEPTION) THROUGH DECEMBER 31, 1996....................................         F-6

NOTES TO FINANCIAL STATEMENTS.............................................................................         F-7

SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED):

CONDENSED BALANCE SHEET AS AT JUNE 30, 1997 (UNAUDITED)...................................................        F-16

CONDENSED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND JUNE 30, 1997 (UNAUDITED)
  AND FOR THE PERIOD FROM SEPTEMBER 11, 1991 (INCEPTION) THROUGH JUNE 30, 1997 (UNAUDITED)................        F-17

CONDENSED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND JUNE 30, 1997 (UNAUDITED)
  AND FOR THE PERIOD FROM SEPTEMBER 11, 1991 (INCEPTION) THROUGH JUNE 30, 1997 (UNAUDITED)................        F-18

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED).......................................................        F-19

                                  [LETTERHEAD]

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders

Cytoclonal Pharmaceutics Inc.

Dallas, Texas

    We have audited the accompanying balance sheet of Cytoclonal Pharmaceutics Inc. (a development stage company) as at December 31, 1996, and the related statements of operations, changes in stockholders' equity (capital deficiency) and cash flows for each of the years in the two-year period ended December 31, 1996 and for the period September 11, 1991 (inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Cytoclonal Pharmaceutics Inc. at December 31, 1996, and results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1996 and for the period September 11, 1991 (inception) through December 31, 1996 in conformity with generally accepted accounting principles.

Richard A. Eisner & Company, LLP

New York, New York

February 7, 1997

With respect to Note K(2)

February 21, 1997

                         CYTOCLONAL PHARMACEUTICS INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET

                            AS AT DECEMBER 31, 1996

                                     ASSETS

Current assets:
  Cash and cash equivalents (Note B(6))........................................  $ 2,858,000
  Prepaid expenses and other current assets....................................       35,000
                                                                                 -----------
    Total current assets.......................................................    2,893,000
Equipment, net (Notes B(1) and E)..............................................      104,000
Patent rights, less accumulated amortization of $386,000 (Notes B(2) and C)....      864,000
Investment in joint venture--at equity (Note D(2)).............................       16,000
Other assets...................................................................        4,000
                                                                                 -----------
    TOTAL......................................................................  $ 3,881,000
                                                                                 -----------
                                                                                 -----------

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses (Note F)...............................  $   319,000
  Current portion of royalties payable (Note C)................................       31,000
                                                                                 -----------
    Total current liabilities..................................................      350,000
                                                                                 -----------
Royalties payable (Note C).....................................................    1,219,000
                                                                                 -----------
    Total liabilities..........................................................    1,569,000
                                                                                 -----------

Commitments and other matters (Notes C, D, J, and K)

Stockholders' equity (Note G):
  Preferred stock--$.01 par value, 10,000,000 shares authorized; 1,228,629 shares of Series A convertible preferred issued and outstanding
    (liquidation value $3,072,000).............................................       12,000
  Common stock--$.01 par value, 30,000,000 shares authorized; 7,730,546 shares
    issued and outstanding.....................................................       78,000
  Additional paid-in capital...................................................   14,074,000
  Deficit accumulated during the development stage.............................  (11,852,000)
                                                                                 -----------
    Total stockholders' equity.................................................    2,312,000
                                                                                 -----------
    TOTAL......................................................................  $ 3,881,000
                                                                                 -----------
                                                                                 -----------

  The accompanying notes to financial statements are an integral part hereof.

                         CYTOCLONAL PHARMACEUTICS INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS


                                                                                                    SEPTEMBER 11,
                                                                                                         1991
                                                                                                     (INCEPTION)
                                                                        YEAR ENDED DECEMBER 31,        THROUGH
                                                                      ----------------------------   DECEMBER 31,
                                                                          1995           1996            1996
                                                                      -------------  -------------  --------------
Operating expenses:
  Research and development..........................................  $   1,181,000  $   1,576,000  $    6,307,000
  General and administrative........................................      1,138,000      1,530,000       5,326,000
                                                                      -------------  -------------  --------------
                                                                          2,319,000      3,106,000      11,633,000
                                                                      -------------  -------------  --------------
Other (income) expenses:
  Interest (income).................................................        (47,000)      (216,000)       (419,000)
  Interest expense..................................................        419,000                        559,000
                                                                      -------------  -------------  --------------
                                                                            372,000       (216,000)        140,000
                                                                      -------------  -------------  --------------
NET (LOSS)..........................................................  $  (2,691,000) $  (2,890,000) $  (11,773,000)
                                                                      -------------  -------------  --------------
                                                                      -------------  -------------  --------------
Net loss per common share...........................................  $        (.53) $        (.42)
                                                                      -------------  -------------
                                                                      -------------  -------------
Weighted average number of shares outstanding (Note B(5))...........      5,695,000      7,640,000
                                                                      -------------  -------------
                                                                      -------------  -------------


  The accompanying notes to financial statements are an integral part hereof.

                         CYTOCLONAL PHARMACEUTICS INC.
                         (A DEVELOPMENT STAGE COMPANY)

       STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
                                    (NOTE G)

                                                                                CONVERTIBLE
                                                                              PREFERRED STOCK       COMMON STOCK     ADDITIONAL
                                                                             ------------------  ------------------    PAID-IN
                                                                              SHARES    AMOUNT    SHARES    AMOUNT     CAPITAL
                                                                             ---------  -------  ---------  -------  -----------
Common stock issued, no par................................................                      3,200,000           $     1,000
Value assigned to 300,000 warrants ($0.01 per warrant), issued in
  conjunction with a bridge loan...........................................                                                3,000
Exchange of shares of no par shares for $.01 par value shares..............                                 $32,000       47,000
Net (loss) for the period September 11, 1991 (inception) through December
  31, 1991.................................................................
                                                                                                 ---------  -------  -----------
Balance--December 31, 1991.................................................                      3,200,000   32,000       51,000
Stock issued in connection with private placement of 100 units ($50,000 per
  unit) less expenses of $649,000..........................................  1,000,000  $10,000  2,000,000   20,000    4,321,000
Common stock issued, $1.65 per share (Note D(2))...........................                         20,000                33,000
Net (loss) for the year....................................................
                                                                             ---------  -------  ---------  -------  -----------
Balance--December 31, 1992.................................................  1,000,000   10,000  5,220,000   52,000    4,405,000
Value assigned to 20,000 options ($0.65 per option) issued and charged to
  research and development (Note D(1)).....................................                                               13,000
Preferred dividend (cash and stock)........................................     48,611    1,000                         (123,000)
Net (loss) for the year....................................................
                                                                             ---------  -------  ---------  -------  -----------
Balance--December 31, 1993.................................................  1,048,611   11,000  5,220,000   52,000    4,295,000
Value assigned to warrants issued in private placement of debt securities
  ($0.17 and $0.18 per warrant) (Note G(4))................................                                              187,000
Preferred dividend (stock).................................................    104,869    1,000                           (1,000)
Net (loss) for the year....................................................
                                                                             ---------  -------  ---------  -------  -----------
Balance--December 31, 1994.................................................  1,153,480   12,000  5,220,000   52,000    4,481,000
Value assigned to warrants issued in private placement of debt securities
  ($0.18 per warrant) (Note G(4))..........................................                                               82,000
Preferred dividend (stock).................................................    115,307    1,000                           (1,000)
Simultaneous exercise of options ($1.825 per share) and purchase of
  treasury stock ($4.00 per share).........................................                         80,000    1,000      145,000
Retirement of treasury stock...............................................                        (36,500)             (146,000)
Issuance of common stock in initial public offering--(net of costs of
  $2,135,000) ($5.00 per unit).............................................                      2,300,000   23,000    9,342,000
Net (loss) for the year....................................................
                                                                             ---------  -------  ---------  -------  -----------
Balance--December 31, 1995.................................................  1,268,787   13,000  7,563,500   76,000   13,903,000
Preferred dividend (stock).................................................    126,888    1,000                           (1,000)
Preferred stock converted to common stock..................................   (167,046)  (2,000)   167,046    2,000
Value assigned to 20,000 ($2.29) and 100,000 ($0.84) options issued for
  professional services....................................................                                              130,000
Value assigned to 36,000 warrants ($1.17) issued and charged to research
  and development..........................................................                                               42,000
Net (loss) for the year....................................................
                                                                             ---------  -------  ---------  -------  -----------
BALANCE--DECEMBER 31, 1996.................................................  1,228,629  $12,000  7,730,546  $78,000  $14,074,000
                                                                             ---------  -------  ---------  -------  -----------
                                                                             ---------  -------  ---------  -------  -----------

                                                                               DEFICIT
                                                                             ACCUMULATED     TREASURY STOCK
                                                                                DURING     -------------------
                                                                             DEVELOPMENT    COMMON
                                                                                STAGE       SHARES    AMOUNT       TOTAL

                                                                             ------------  --------  ---------  -----------

Common stock issued, no par................................................                                     $     1,000

Value assigned to 300,000 warrants ($0.01 per warrant), issued in
  conjunction with a bridge loan...........................................                                           3,000

Exchange of shares of no par shares for $.01 par value shares..............  $    (79,000)                              -0-

Net (loss) for the period September 11, 1991 (inception) through December
  31, 1991.................................................................      (218,000)                         (218,000)

                                                                             ------------                       -----------

Balance--December 31, 1991.................................................      (297,000)                         (214,000)

Stock issued in connection with private placement of 100 units ($50,000 per
  unit) less expenses of $649,000..........................................                                       4,351,000

Common stock issued, $1.65 per share (Note D(2))...........................                                          33,000

Net (loss) for the year....................................................    (1,317,000)                       (1,317,000)

                                                                             ------------                       -----------

Balance--December 31, 1992.................................................    (1,614,000)                        2,853,000

Value assigned to 20,000 options ($0.65 per option) issued and charged to
  research and development (Note D(1)).....................................                                          13,000

Preferred dividend (cash and stock)........................................                                        (122,000)

Net (loss) for the year....................................................    (2,392,000)                       (2,392,000)

                                                                             ------------                       -----------

Balance--December 31, 1993.................................................    (4,006,000)                          352,000

Value assigned to warrants issued in private placement of debt securities
  ($0.17 and $0.18 per warrant) (Note G(4))................................                                         187,000

Preferred dividend (stock).................................................                                             -0-

Net (loss) for the year....................................................    (2,265,000)                       (2,265,000)

                                                                             ------------                       -----------

Balance--December 31, 1994.................................................    (6,271,000)                       (1,726,000)

Value assigned to warrants issued in private placement of debt securities
  ($0.18 per warrant) (Note G(4))..........................................                                          82,000

Preferred dividend (stock).................................................                                             -0-

Simultaneous exercise of options ($1.825 per share) and purchase of
  treasury stock ($4.00 per share).........................................                (36,500 ) $(146,000)         -0-

Retirement of treasury stock...............................................                 36,500     146,000          -0-

Issuance of common stock in initial public offering--(net of costs of
  $2,135,000) ($5.00 per unit).............................................                                       9,365,000

Net (loss) for the year....................................................    (2,691,000)                       (2,691,000)

                                                                             ------------  --------  ---------  -----------

Balance--December 31, 1995.................................................    (8,962,000)     -0-         -0-    5,030,000

Preferred dividend (stock).................................................                                             -0-

Preferred stock converted to common stock..................................                                             -0-

Value assigned to 20,000 ($2.29) and 100,000 ($0.84) options issued for
  professional services....................................................                                         130,000

Value assigned to 36,000 warrants ($1.17) issued and charged to research
  and development..........................................................                                          42,000

Net (loss) for the year....................................................    (2,890,000)                       (2,890,000)

                                                                             ------------  --------  ---------  -----------

BALANCE--DECEMBER 31, 1996.................................................  $(11,852,000) $   -0-   $     -0-  $ 2,312,000

                                                                             ------------  --------  ---------  -----------

                                                                             ------------  --------  ---------  -----------


  The accompanying notes to financial statements are an integral part hereof.

                         CYTOCLONAL PHARMACEUTICS INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                                   SEPTEMBER 11,
                                                                                                        1991
                                                                              YEAR ENDED            (INCEPTION)
                                                                             DECEMBER 31,             THROUGH
                                                                     ----------------------------   DECEMBER 31,
                                                                         1995           1996            1996
                                                                     -------------  -------------  --------------
Cash flows from operating activities:
  Net (loss).......................................................  $  (2,691,000) $  (2,890,000) $  (11,773,000)
  Adjustments to reconcile net (loss) to net cash (used in)
    operating activities:
    Depreciation and amortization..................................        112,000        115,000         569,000
    Amortization of debt discount..................................        205,000                        269,000
    Amortization of debt costs.....................................        374,000                        554,000
    Value assigned to warrants and options.........................                       172,000         188,000
    Equity in loss of joint venture................................         23,000         23,000         216,000
    Changes in operating assets and liabilities:
      (Increase) in other assets...................................        (16,000)        (3,000)        (43,000)
      Increase (decrease) in accounts payable and accrued
        expenses...................................................        (45,000)        74,000         309,000
                                                                     -------------  -------------  --------------
        Net cash (used in) operating activities....................     (2,038,000)    (2,509,000)     (9,711,000)
                                                                     -------------  -------------  --------------
Cash flows from investing activities:
  Purchase of equipment............................................                       (75,000)       (196,000)
  Investment in joint venture......................................                                      (233,000)
                                                                     -------------  -------------  --------------
        Net cash (used in) investing activities....................                       (75,000)       (429,000)
                                                                     -------------  -------------  --------------
Cash flows from financing activities:
  Net proceeds from sales of preferred and
    common stock...................................................      9,365,000                     13,750,000
  Proceeds from bridge loans, net of expenses......................        758,000                      2,684,000
  Repayment of bridge loans........................................     (3,038,000)                    (3,238,000)
  Principal payments of equipment notes............................                                       (76,000)
  Dividends paid...................................................                                      (122,000)
                                                                     -------------  -------------  --------------
        Net cash provided by financing activities..................      7,085,000                     12,998,000
                                                                     -------------  -------------  --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...............      5,047,000     (2,584,000)      2,858,000
Cash at beginning of period........................................        395,000      5,442,000
                                                                     -------------  -------------  --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.........................  $   5,442,000  $   2,858,000  $    2,858,000
                                                                     -------------  -------------  --------------
                                                                     -------------  -------------  --------------
Supplemental disclosures of cash flow information:
  Cash paid for interest...........................................  $     267,000
  Noncash investing activities:
    Equipment acquired included in accounts payable
      and accrued expenses.........................................                 $      10,000

  The accompanying notes to financial statements are an integral part hereof.

                         CYTOCLONAL PHARMACEUTICS INC.

                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

NOTE A--THE COMPANY:

    Cytoclonal Pharmaceutics Inc., (the "Company") was incorporated on November 18, 1991. In December 1991, a Texas corporation, Cytoclonal Pharmaceutics Inc. (formerly Bio Pharmaceutics, Inc.) was merged into the Company. The accompanying financial statements include the operations of the Texas corporation from its inception on September 11, 1991. The Company is in the development stage and its efforts are devoted to the research and development of various therapeutic and diagnostic pharmaceutical products for the prevention of cancer, viral and immune diseases.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    (1) EQUIPMENT:

    Equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets which range from five to seven years. Leasehold improvements are amortized over the lesser of the economic useful life of the improvement or term of the lease whichever is shorter.

    (2) PATENT RIGHTS AND COSTS:

    Purchased patents which were acquired in October 1991 are stated at cost and are being amortized on the straight-line method over 17 years, the life of the patents, and charged to research and development expense. Approximately 90% of these costs were allocated to issued patents. The Company estimates undiscounted future cash flows from future products under development and royalties which are covered by these patents. An impairment in the amount of the shortfall would be recognized if those estimated future cash flows were less than the unamortized costs (Note C).

    (3) RESEARCH AND DEVELOPMENT:

    Research and development costs are charged to expense as incurred.

    (4) CONCENTRATION OF CREDIT RISK:

    Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents which are at one financial institution.

    (5) LOSS PER COMMON SHARE:

    Net loss per common share is based on the weighted average number of common shares outstanding during the period as adjusted for the reverse stock split referred to in Note G(2). In accordance with Securities and Exchange Commission requirements, common shares, options and warrants issued during the twelve-month period prior to filing of the initial public offering have been included in the calculation as if they were outstanding for all periods prior to the offering.

    (6) CASH EQUIVALENTS:

    The Company considers all highly liquid short-term investments purchased with a maturity of three months or less to be cash equivalents.

    (7) STOCK-BASED COMPENSATION:

    In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 encourages, but does not require, companies to record compensation cost for stock-based

                         CYTOCLONAL PHARMACEUTICS INC.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) employee compensation plans at fair value. The Company has elected to continue to account for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). Under the provisions of APB No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock.

    (8) FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The carrying value of cash, accounts payable and accrued expenses approximates their fair value due to the short period to maturity of these instruments.

    (9) USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C--AGREEMENT WITH WADLEY TECHNOLOGIES, INC. ("WADTECH"):

    On October 10, 1991 the Company entered into an agreement to acquire certain patent rights, technology and know-how (the "Technology") from Wadtech for the fixed sum of $1,250,000 and ongoing royalties.

    The agreement provides for the payment of royalties of up to 6.25% of gross selling price of products incorporating the Technology and up to 50% of all compensation received by the Company for sales by sublicensees of any products covered by the Technology, which will be applied to reducing the fixed sum of $1,250,000, until the fixed sum is paid. Thereafter the agreement provides for the payment of royalties of up to 3.75% of gross selling price of products incorporating the Technology and up to 50% of all compensation received by the Company for sales by sublicensees of any products covered by the Technology. The agreement also provides for minimum royalty payments of $31,250, $62,500 and $125,000 during each twelve-month period beginning October 1, 1996, 1997 and 1998, respectively. Thereafter, during each twelve-month period beginning October 1, 1999 the agreement provides for minimum royalty payments of $125,000. As of December 31, 1996 the Company has not made any payments under the agreement.

    The Company granted Wadtech a security interest in the Technology until the fixed sum is paid. The agreement continues for 99 years from October 10, 1991 and the Company has the option to terminate the agreement without cause on three months notice to Wadtech.

NOTE D--COLLABORATION AGREEMENTS:

    (1) AGREEMENTS WITH RESEARCH AND DEVELOPMENT INSTITUTE, INC. ("RDI"):

    During June 1993 the Company entered into a research and license agreement with RDI of Montana State University pursuant to which the Company finances and RDI conducts research and development at

                         CYTOCLONAL PHARMACEUTICS INC.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE D--COLLABORATION AGREEMENTS: (CONTINUED)
Montana State University in the field of taxol producing organisms. In connection with the agreement, RDI has granted the Company an exclusive license and licensing rights to its patents and know-how throughout the world to develop and market products relating to the technology for a payment of $150,000.

    The Company has agreed to finance research to be conducted under the agreement and is obligated to pay RDI an aggregate fixed fee of $250,000 per annum for four years commencing in 1993. In addition, the Company has agreed to pay RDI royalties of up to 6% of net sales of products derived under the agreement with minimum royalty payments as follows: $25,000 in June 1994, $50,000 in June 1995, $75,000 in June 1996 and $100,000 in June 1997 and
thereafter. The Company has the option to extend the research under mutually agreeable terms. In connection with the agreement, the Company issued an option to RDI to purchase 20,000 shares of the Company's common stock at $2.50 per share. The Company valued these options at approximately $13,000 which was charged to research and development.

    (2) AGREEMENTS WITH PESTKA BIOMEDICAL LABORATORIES, INC. ("PESTKA"):

    In September 1992 the Company formed a corporate joint venture with Pestka for the purpose of developing, manufacturing and marketing a therapeutic drug for blood related cancers such as leukemia and lymphomas. The agreement provides for the Company to contribute $233,000, which was paid during 1992, and certain technology and for Pestka to grant the joint venture an exclusive, worldwide license to certain patents and proprietary rights. The stockholders of Pestka purchased 20,000 shares of the Company's common stock for a price of $1.65 per share. The corporate stockholders have no further obligations to fund the joint venture. The investment in the joint venture is accounted for on the equity method. The equity in loss of joint venture, included in research and development costs, was approximately $23,000 for each of the years ended December 31, 1995 and December 31, 1996.

    Under a related agreement, Pestka agreed to perform certain research and development, as defined, for the joint venture, for $233,000.

    (3) AGREEMENTS WITH ENZON, INC. ("ENZON"):

    In March and July 1992, the Company entered into agreements with Enzon to jointly fund, research, develop, test and market anti-cancer drugs. Terms of the agreements provide for the Company (i) to undertake research and development using certain technology owned and developed by Enzon; and (ii) to grant Enzon an exclusive, worldwide license to certain technology owned and royalties and/or allocation of profits and losses from the sale of the products. The agreements terminate on a product-by-product basis 15 years from the first approval to market each such product.

    In 1992 Enzon paid the Company $50,000; such payment was recorded as a reduction of research and development costs.

                         CYTOCLONAL PHARMACEUTICS INC.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE E--EQUIPMENT:

    Equipment at December 31, 1996 is summarized as follows:

Office equipment..................................................  $  36,000
Furniture and fixtures............................................     16,000
Computers and laboratory equipment................................    224,000
Leasehold improvements............................................      8,000
                                                                    ---------
  Total...........................................................    284,000
Less accumulated depreciation and amortization....................    180,000
                                                                    ---------
  Net.............................................................  $ 104,000
                                                                    ---------
                                                                    ---------

NOTE F--ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

    Accounts payable and accrued expenses at December 31, 1996 consists of the following:

Professional fees.................................................  $  35,000
Equipment.........................................................     10,000
Payroll and related expenses......................................    145,000
Licensors and contractors.........................................     89,000
Occupancy costs...................................................     11,000
Others............................................................     29,000
                                                                    ---------
                                                                    $ 319,000
                                                                    ---------
                                                                    ---------

NOTE G--STOCKHOLDERS' EQUITY:

    (1) PUBLIC OFFERING:

    In November 1995, the Company effected an initial public offering of its securities. A total of 2,300,000 units, each comprised of one share of common stock, one redeemable Class C warrant and one redeemable Class D warrant were sold for $5.00 a unit, yielding net proceeds of approximately $9,365,000 after underwriting commissions and other expenses of the offering.

    (2) STOCK SPLIT:

    In August 1995 the Company effected a reverse stock split of one share of common stock for 2.5 shares of common stock held and an identical reverse split for the preferred stock. The accompanying financial statements have been adjusted to give retroactive effect to the reverse stock split.

    (3) PREFERRED STOCK:

    On January 6, 1992 the Board of Directors designated 4,000,000 shares of preferred stock as Series A convertible preferred stock. The holders of Series A preferred stock are entitled to (i) convert on a one-for-one basis to common stock subject to adjustment, as defined, (ii) voting rights equivalent to voting rights of common stockholders, (iii) receive dividends equal to $.25 per share payable on or about January 15 each year in cash or newly-issued shares of Series A preferred or a combination thereof (iv) liquidation preferences of $2.50 per preferred share and (v) certain demand and piggyback registration rights with respect to the common shares issuable upon conversion.

                         CYTOCLONAL PHARMACEUTICS INC.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE G--STOCKHOLDERS' EQUITY: (CONTINUED)
    The Company, at its option has the right to redeem all or any portion of the Series A convertible preferred stock at $2.50 per share plus accrued and unpaid dividends.

    (4) WARRANTS:

    At December 31, 1996 shares of common stock were reserved for issuance upon exercise of warrants as follows:

 WARRANT    EXERCISE                           NUMBER OF
  TYPE        PRICE      EXPIRATION DATE    SHARES RESERVED
---------  -----------  ------------------  ---------------
Class A     $    3.75        November 2000        200,000
Class B     $    4.375       November 2000        407,500
Class C     $    6.50        November 2000      4,600,000
Class D     $    8.75        November 2000      2,300,000

    The Class A and Class B warrants were issued in connection with two bridge financings completed in August 1994, and April 1995 where the Company issued an aggregate of $3,037,500 in notes bearing interest at 9% per annum (effective rate 18% to 24%) which were repaid in 1995, including $400,000 of these notes which were past due, from the net proceeds of the initial public offering.

    Effective November 1996, the Class C and Class D warrants are subject to redemption at $.05 per warrant on 30 days prior written notice provided the average of the closing bid prices of the common stock for any period of 30 consecutive business days ending within 15 business days of the date on which the notice of redemption is given shall have exceeded $9.10 per share for redemption of the Class C warrants and $12.25 per share for redemption of the Class D warrants.

    Each Class C warrant entitles the holder to purchase a unit consisting of one share of common stock and one redeemable Class D detachable warrant. Each Class D warrant entitles the holder to purchase one share of common stock.

    (5) STOCK OPTIONS:

    During 1992 the Board of Directors and the stockholders of the Company approved a Stock Option Plan (the "1992 Plan") which provides for the granting of options to purchase up to 520,000 shares of common stock, pursuant to which officers, directors, key employees and the Company's Scientific Advisory Board are eligible to receive incentive and/or nonstatutory stock options.

    During 1996 the Board of Directors and the stockholders of the Company approved the 1996 Stock Option Plan (the "1996 Plan") which provides for the granting of incentive and nonstatutory options for up to 750,000 shares of common stock to officers, employees, directors and consultants of the Company.

    Options granted under the 1992 plan and the 1996 plan are exercisable for a period of up to 10 years from date of grant at an exercise price which is not less than the fair value on date of grant, except that the exercise period of options granted to a stockholder owning more than 10% of the outstanding capital stock may not exceed five years and their exercise price may not be less than 110% of the fair value of the common stock at date of grant. Options generally vest 40% after six months of employment and thereafter 20% annually on anniversary date of grant.

                         CYTOCLONAL PHARMACEUTICS INC.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE G--STOCKHOLDERS' EQUITY: (CONTINUED)
    Stock option activity under the 1992 plan and the 1996 plan is summarized as follows:

                                                                         YEAR ENDED DECEMBER 31,
                                                              ----------------------------------------------
                                                                       1995                    1996
                                                              ----------------------  ----------------------
                                                                          WEIGHTED                WEIGHTED
                                                                           AVERAGE                 AVERAGE
                                                                          EXERCISE                EXERCISE
                                                               SHARES       PRICE      SHARES       PRICE
                                                              ---------  -----------  ---------  -----------
Options outstanding at beginning of year....................    502,000   $    1.76     440,000   $    2.01
Granted.....................................................     42,000   $    4.53     335,000   $    3.47
Exercised...................................................    (80,000)  $    1.825
Cancelled...................................................    (24,000)  $    1.80     (21,500)  $    1.81
                                                              ---------               ---------
Options outstanding at end of year..........................    440,000   $    2.01     753,500   $    2.67
                                                              ---------               ---------
                                                              ---------               ---------
Options exercisable at end of year..........................    350,000   $    1.73     475,500   $    2.28
                                                              ---------               ---------
                                                              ---------               ---------

    The following table presents information relating to stock options outstanding at December 31, 1996.

                             OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                   ---------------------------------------  ----------------------
                               WEIGHTED       WEIGHTED                  WEIGHTED
                                AVERAGE        AVERAGE                   AVERAGE
RANGE OF                       EXERCISE    REMAINING LIFE               EXERCISE
EXERCISE PRICE      SHARES       PRICE        IN YEARS       SHARES       PRICE
-----------------  ---------  -----------  ---------------  ---------  -----------
$1.65 - $2.50        468,000   $    1.81           6.91       363,200   $    1.69
$3.25 - $4.125       258,500   $    3.98           9.21        96,100   $    4.08
$4.375 - $5.00        27,000   $    4.86           8.54        16,200   $    4.86
                   ---------                        ---     ---------
                     753,500                       7.76       475,500
                   ---------                        ---     ---------
                   ---------                        ---     ---------

    As of December 31, 1996, 21,500 options are available for future grant under the 1992 Plan and 415,000 options are available under the 1996 Plan.

    The weighted-average fair value at date of grant for options granted during 1995 and 1996 was $1.67 and $2.16 per option, respectively. The fair value of options at date of grant was estimated using the Black-Scholes option pricing model utilizing the following assumptions:

                                                                   1995            1996
                                                               -------------  ---------------
Risk-free interest rates.....................................   6% to 7.1%     6.3% to 6.8%
Expected option life in years................................       10              10
Expected stock price volatility..............................       38%           33%-53%
Expected dividend yield......................................       0%              0%

    Had the Company elected to recognize compensation cost based on the fair value of the options at the date of grant as prescribed by SFAS No. 123, net
(loss) in 1995 and 1996 would have been ($2,706,000) and ($3,185,000) or ($0.53)
per share and ($0.46) per share, respectively.

                         CYTOCLONAL PHARMACEUTICS INC.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE G--STOCKHOLDERS' EQUITY: (CONTINUED)
    (6) OTHER OPTIONS AND WARRANTS:

    In connection with its private offerings to sell preferred and common stock, during the year ended December 31, 1992, the placement agent has an option to purchase 10 units; each unit consists of 10,000 shares of preferred stock and 20,000 shares of common stock. The option is exercisable through February 21, 1997 at a price of $50,000 per unit (Note K(2)).

    In connection with its bridge financings, the placement agent received options to purchase 506,250 warrants at $.10 per warrant. These warrants are exercisable into an aggregate of 202,500 shares of common stock through November 2000 at a price of $3.75 per share.

    In connection with its initial public offering the Company sold to the underwriter, at a nominal amount, a unit purchase option to purchase up to an aggregate of 200,000 additional units at $8.25. The units purchasable upon exercise of the unit purchase option are identical to the units offered in the initial public offering except that the warrants included therein are not subject to redemption by the Company. These units become exercisable November 1998 for a two year period.

    In February and August 1996, the Company granted options to purchase 100,000 and 20,000 shares of common stock at $4.25 and $3.25 per share, respectively, as compensation for professional services. The Company determined the fair value of these options to be approximately $130,000 which was charged to operations.

    In July 1996 the Company granted a licensor (Note I(4)) warrants to purchase 36,000 shares of common stock at $4.25 per share. An aggregate of 12,000 warrants per annum are exercisable commencing July 1999 and expire July 2002. The Company determined the fair value of these warrants to be approximately $42,000 which was charged to research and development.

NOTE H--RELATED PARTY TRANSACTION:

    In connection with certain of the private placements during 1995, Janssen-Meyers Associates, L.P. ("JMA"), an affiliate of a former officer, acted as placement agent and received $118,000, as compensation.

    Effective December 1996, the Company entered into a one year agreement with JMA whereby the Company will receive financial and investment banking services for a consulting fee of $5,000 per month plus commissions, as defined.

NOTE I--INCOME TAXES:

    At December 31, 1996, the Company had approximately $11,200,000 of net operating loss carryforwards for federal income tax purposes which expire through 2011.

    At December 31, 1996 the Company has a deferred tax asset of approximately $3,900,000 representing the benefits of its net operating loss carryforward and certain expenses not currently deductible. The Company's deferred tax asset has been fully reserved by a valuation allowance since realization of its benefit is uncertain. The difference between the statutory tax rate of 34% and the Company's effective tax rate of 0% is substantially due to the increase in the valuation allowance of $1,000,000 (1995) and $1,000,000 (1996). The Company's ability to utilize its net operating loss carryforwards may be subject to

                         CYTOCLONAL PHARMACEUTICS INC.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE I--INCOME TAXES: (CONTINUED)
an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.

    (1) LEASES:

    The Company is obligated to pay $119,000 for office and laboratory space under leases expiring through December 31, 1997.

    Rent expense was approximately $115,000 and $123,000 for the years ended December 31, 1995 and 1996, respectively.

    (2) EMPLOYMENT AGREEMENTS:

    The Company has employment agreements with two officers which provide for annual base salaries of $165,000 and $75,000, (subject to annual increases of not less than 5% per year and bonuses at the discretion of the Board of Directors) for a period of five years and three years, respectively, commencing November 1995.

    (3) CONTRACT RESEARCH:

    The Company had contracted with an institution to conduct research through May 31, 1996 at a cost of approximately $150,000. In April 1996 this agreement was extended to May 31, 1998 providing for additional funding of $90,000 (aggregate $240,000). As of December 31, 1996 the Company has incurred approximately $137,000 of such costs.

    (4) CONSULTING AGREEMENT:

    During 1996 the Company entered into an agreement with a consulting firm whereby the Company has agreed to pay a fee of $3,000 per month and to grant warrants to purchase 75,000 shares of common stock at $4.25 per share in return for financial advisory services. The warrants become exercisable in the event a transaction introduced to the Company by the consulting firm is consummated, at which time the Company will record a noncash charge representing the fair value of the warrants.

    (5) OTHER:

    In February 1996, the Company entered into two license agreements ("Agreements") with the Regents of the University of California, granting to the Company exclusive rights to certain technology and patent rights. Pursuant to the Agreements, the Company paid license fees of $10,000 and has agreed to pay $10,000 upon issuance of each patent. In addition, the Company must pay a yearly license maintenance fee on both licenses until the Company is commercially selling a product based on the technology derived from these License Agreements, at which time a royalty based on net sales will be due.

    In July 1996, the Company entered into an agreement with Washington State University Research Foundation ("WSURF") whereby the Company received an exclusive, world-wide license to use and/or sublicense patented technology or prospective patented technology (the "WSURF Technology"). The Company is required to pay WSURF license fees of $7,500 per year commencing on July 1, 1997 as well as certain royalties and sublicensing fees. This Agreement shall be in full force and effect until the last to expire of the patents licensed under the WSURF Technology, subject to termination by either party as defined. In conjunction with this agreement the Company granted WSURF 36,000 warrants (Note G(6)).

                         CYTOCLONAL PHARMACEUTICS INC.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE K--SUBSEQUENT EVENTS:

    (1) PREFERRED STOCK DIVIDEND:

    During January 1997, the Board of Directors declared a 10% dividend on Series A preferred stock.

    (2) PLACEMENT AGENT UNIT OPTION EXERCISE:

    On February 21, 1997, the Company received aggregate proceeds of $500,000 from the exercise of 10 unit purchase options, and issued 50,000 preferred shares and 250,000 common shares.

                         CYTOCLONAL PHARMACEUTICS INC.
                         (A DEVELOPMENT STAGE COMPANY)


                            CONDENSED BALANCE SHEET


                              AS OF JUNE 30, 1997
                                  (UNAUDITED)

                                     ASSETS

Current assets:
  Cash.........................................................................  $ 1,857,000
  Prepaid expenses and other current assets....................................       41,000
                                                                                 -----------
    Total current assets.......................................................    1,898,000
Equipment, net.................................................................      116,000
Patent rights, less accumulated amortization of $424,000.......................      826,000
Investment in joint venture--at equity.........................................        4,000
Other assets...................................................................        4,000
                                                                                 -----------
    TOTAL......................................................................  $ 2,848,000
                                                                                 -----------
                                                                                 -----------

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued expenses........................................      291,000
  Current portion of royalties payable.........................................       78,000
                                                                                 -----------
    Total current liabilities..................................................      369,000
                                                                                 -----------
Royalties payable less current portion.........................................    1,172,000
                                                                                 -----------
    Total liabilities..........................................................    1,541,000
                                                                                 -----------
Stockholders' equity:
  Preferred stock--$.01 par value, 10,000,000 shares authorized; 1,165,592 shares of Series A convertible preferred issued and outstanding
    (liquidation value $2,914,000).............................................       12,000
  Common Stock--$.01 par value, 30,000,000 shares authorized; 8,216,371 shares
    issued and outstanding.....................................................       82,000
Additional paid-in capital.....................................................   14,582,000
Deficit accumulated during the development stage...............................  (13,369,000)
                                                                                 -----------
    Total Stockholders' Equity.................................................    1,307,000
                                                                                 -----------
    TOTAL......................................................................  $ 2,848,000
                                                                                 -----------
                                                                                 -----------

                         CYTOCLONAL PHARMACEUTICS INC.
                         (A DEVELOPMENT STAGE COMPANY)

                       CONDENSED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                                                   SEPTEMBER 11,
                                                                                                        1991
                                                                           SIX MONTHS ENDED         (INCEPTION)
                                                                               JUNE 30,               THROUGH
                                                                     ----------------------------     JUNE 30,
                                                                         1996           1997            1997
                                                                     -------------  -------------  --------------
Operating Expenses:
  Research and development.........................................  $     729,000  $     688,000  $    6,995,000
  General and administrative.......................................        707,000        887,000       6,213,000
                                                                     -------------  -------------  --------------
                                                                         1,436,000      1,575,000      13,208,000
                                                                     -------------  -------------  --------------
Other (Income) expenses:
  Interest (income)................................................       (116,000)       (60,000)       (479,000)
  Interest expense.................................................                         2,000         561,000
                                                                     -------------  -------------  --------------
                                                                          (116,000)       (58,000)         82,000
                                                                     -------------  -------------  --------------
NET (LOSS).........................................................  $  (1,320,000) $  (1,517,000) $  (13,290,000)
Net loss per common share..........................................  $       (0.19) $       (0.21)
Weighted average number of shares outstanding......................      7,603,000      8,073,000

                         CYTOCLONAL PHARMACEUTICS INC.

                         (A DEVELOPMENT STAGE COMPANY)

                       CONDENSED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                                                    SEPTEMBER 11,
                                                                                                         1991
                                                                       SIX MONTHS ENDED JUNE 30,     (INCEPTION)
                                                                      ----------------------------   THROUGH JUNE
                                                                          1996           1997          30, 1997
                                                                      -------------  -------------  --------------
Cash flows from operating activities:
  Net (loss)........................................................  ($  1,320,000) ($  1,517,000) ($  13,290,000)
  Adjustments to reconcile net (loss) to net cash (used in)
    operating activities:
    Depreciation and amortization...................................         57,000         57,000         626,000
    Amortization of debt discount...................................       --             --               269,000
    Amortization of debt costs......................................       --             --               554,000
    Value assigned to warrants and options..........................       --               12,000         200,000
    Equity in loss of joint venture.................................         12,000         12,000         228,000
    Changes in operating assets and liabilities:
      (Increase) decrease in other assets...........................         (9,000)        (6,000)        (49,000)
      Increase (decrease) in accounts payable and accrued
        expenses....................................................        155,000        (18,000)        291,000
                                                                      -------------  -------------  --------------
        Net cash (used in) operating activities.....................     (1,105,000)    (1,460,000)    (11,171,000)
                                                                      -------------  -------------  --------------
Cash flows from investing activities:
  Purchase of equipment.............................................        (47,000)       (41,000)       (237,000)
  Investment in joint venture.......................................       --             --              (233,000)
                                                                      -------------  -------------  --------------
        Net cash (used in) investing activities.....................        (47,000)       (41,000)       (470,000)
                                                                      -------------  -------------  --------------
                                                                      -------------  -------------  --------------
Cash flows from financing activities:
  Net proceeds from sales of preferred and common stock.............       --             --            13,750,000
  Proceeds from exercise of options.................................       --              500,000         500,000
  Proceeds from bridge loans, net of expenses.......................       --             --             2,684,000
  Repayment of bridge loans.........................................       --             --            (3,238,000)
  Principal payments of equipment notes.............................       --             --               (76,000)
  Dividends paid....................................................       --             --              (122,000)
                                                                      -------------  -------------  --------------
        Net cash provided by financing activities...................       --              500,000      13,498,000
                                                                      -------------  -------------  --------------
NET (DECREASE) IN CASH..............................................     (1,152,000)    (1,001,000)      1,875,000
Cash at beginning of period.........................................      5,442,000      2,858,000               0
                                                                      -------------  -------------  --------------
CASH AT END OF PERIOD...............................................  $   4,290,000  $   1,857,000  $    1,875,000
                                                                      -------------  -------------  --------------
                                                                      -------------  -------------  --------------

                         CYTOCLONAL PHARMACEUTICS INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

                                  (UNAUDITED)

(1) FINANCIAL STATEMENT PRESENTATION

    The unaudited financial statements of Cytoclonal Pharmaceutics Inc., a Delaware corporation (the "Company"), included herein have been prepared in accordance with the rules and regulations promulgated by the Securities and Exchange Commission and, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) necessary to present fairly the results of operations for the interim periods presented. Certain information and footnote disclosures normally included in financial statements, prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations. However, management believes that the disclosures are adequate to make the information presented not misleading. These financial statements and the notes thereto should be read in conjunction with the financial statements and the notes thereto included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996. The results for the interim periods are not necessarily indicative of the results for the full fiscal year.

(2) STOCK OPTION PLAN

    In April 1996, the Board of Directors of the Company adopted the Cytoclonal Pharmaceutics Inc. 1996 Stock Option Plan (the "1996 Plan") subject to stockholder approval. The 1996 Plan, which was approved by a majority of stockholders on June 3, 1996, authorizes 750,000 shares of common stock to be reserved for issuance to the Company's officers, employees, consultants and advisors. As of August 4, 1997, options to acquire 255,000 shares of common stock are available for future grant and options to acquire 495,000 shares of common stock remain outstanding pursuant to the 1996 Plan. The 1996 Plan provides for the grant of incentive stock options intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended, and nonstatutory stock options which do not so qualify.

(3) PLACEMENT AGENT PURCHASE OPTION EXERCISE

    On February 21, 1997, the Company received aggregate proceeds of $500,000 from the exercise of outstanding placement agent purchase options and, in connection therewith, issued 50,000 shares of its preferred stock and 250,000 shares of its common stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                            ------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Available Information.....................................................    2
Prospectus Summary........................................................    3
Risk Factors..............................................................    8
Market for Equity and Related Stockholder Matters.........................   18
Dividend Policy...........................................................   18
Use of Proceeds...........................................................   19
Capitalization............................................................   19
Selected Financial Data...................................................   20
Plan of Operation.........................................................   22
Business..................................................................   24
Management................................................................   39
Certain Transactions......................................................   46
Principal Stockholders....................................................   46
Description of Securities.................................................   51
Bridge Financings.........................................................   55
Shares Eligible for Future Sale...........................................   56
Plan of Distribution......................................................   57
Legal Matters.............................................................   58
Experts...................................................................   58
Index to Financial Statements.............................................  F-1


                                   CYTOCLONAL
                               PHARMACEUTICS INC.

                                     [LOGO]

                                 CONSISTING OF
                            500,000 CLASS A WARRANTS
                           1,018,750 CLASS B WARRANTS
                                506,250 WARRANTS
                         810,000 SHARES OF COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                         , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Certificate of Incorporation and By-Laws of the Registrant provides that the Company shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

    Insofar as indemnification for liabilities under the Securities Act may be permitted to Directors, officers or controlling persons of the Company pursuant to the Company's By-laws and the Delaware General Corporation Law, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    The Company's Certificate of Incorporation includes certain provisions permitted pursuant to Delaware law whereby officers and Directors of the Company are to be indemnified against certain liabilities. The Company's Restated Certificate of Incorporation also limits, to the fullest extent permitted by Delaware law, a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except liability for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption and
(iv) any transaction from which the director derives an improper personal benefit. Delaware law does not eliminate a director's duty of care and this provision has no effect on the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care. In addition, the Company has obtained an insurance policy providing coverage for certain liabilities of its officers and Directors.

    In accordance with Section 102(a)(7) of the GCL, the Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

                                                                                      AMOUNT
                                                                                     ---------
Printing Expenses..................................................................  $   5,000
Accounting Fees and Expenses.......................................................     10,000
Legal Fees and Expenses............................................................     50,000
Miscellaneous Expenses.............................................................      2,000
                                                                                     ---------
Total..............................................................................  $  67,000
                                                                                     ---------
                                                                                     ---------

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

    In the three years preceding the filing of this Post-Effective Amendment No. 1 to a Registration Statement on Form SB-2, the Company has issued the following unregistered securities.

    In August 1994, the Company sold 40 units consisting of (i) an aggregate of $1,000,000 in principal amount of 9% Subordinated Notes (the "1994 Notes") and
(ii) warrants to purchase an aggregate of 200,000 shares of Common Stock exercisable at $3.75 per share to for a purchase price of $25,000 per unit to 33 accredited investors (the "1994 Bridge Financing"). At the same time, the Company issued an option to acquire warrants to purchase 66,667 shares of the Company's stock exercisable at $3.75 per share to the placement agent for the 1994 Bridge Financing as partial consideration for its services. The Company repaid the 1994 Notes, including amounts past due, from the net proceeds from the Company's November 1995 initial public offering. Such sale and issuance were pursuant to the exemption afforded by Regulation D promulgated under the Securities Act based on the fact that all of the investors were "accredited investors" as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

    In January 1995, the Company issued 115,307 shares of Series A Preferred Stock as full payment of the dividend due on the Series A Preferred Stock for the year ended December 31, 1994 to the 134 holders of such preferred stock. Such issuance was pursuant to Section 3(a)(9) promulgated under the Securities Act based on the fact that it involved an exchange by the issuer exclusively with its existing security-holders and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

    In April 1995, the Company sold 40 units consisting of (i) an aggregate of $2,000,000 in principal amount of 9% Subordinated Notes (the "1995 Notes") and
(ii) warrants to purchase an aggregate of 400,000 shares of Common Stock exercisable at $4.375 per share to for a purchase price of $50,000 per unit to 44 accredited investors. At the same time, the Company issued an option to acquire warrants to purchase 133,334 shares of the Company's stock exercisable at $3.75 per share to the placement agent for the 1994 Bridge Financing as consideration for such placement agent's agreement to cancel its rights under a certain merger and acquisition agreement and right of first refusal with respect to offerings of securities of the Company which the Company granted to such placement agent as partial consideration for services in connection with the 1994 Bridge Financing. The Company repaid the 1995 Notes, including amounts past due, from the net proceeds of the Company's November 1995 initial public offering. Such sale and issuance were pursuant to the exemption afforded by Regulation D promulgated under the Securities Act based on the fact that all of the investors were "accredited investors" as defined in Regulation D promulgated under the Securities Act.


    In April 1995, pursuant to the Company 1992 Stock Option Plan (the "1992 Plan"), the Company granted options to purchase 6,000 shares of Common Stock at an exercise price of $4.375 per share to one of its directors. In July 1995, a former director exercised an option previously granted under the 1992 Plan to acquire 80,000 shares of its Common Stock. In August 1995, the Company granted options under its 1992 Plan to purchase 5,000 shares of its Common Stock at an exercise price of $5.00 per share to each of two of its directors. Also in August 1995, the Company granted options under its 1992 Plan to purchase 11,000 shares of Common Stock at an exercise price of $5.00 per share to one of its directors. In November 1995, the Company granted options under its 1992 Plan to purchase 4,000 shares of its Common Stock to each of three of its directors at an exercise price of $3.9375. The options were granted pursuant to the exemption afforded the Company by Rule 701 of Regulation E promulgated under the Securities Act based on the fact that the grant was for compensation, authorized by the Board of Directors and pursuant to a duly approved Stock Option Plan.


    In January 1996, the Company issued 126,888 shares of Series A Preferred Stock as full payment of the dividend due on the Series A Preferred Stock for the year ended December 31, 1995 to the holders of such preferred stock. Such issuance was pursuant to Section 3(a)(9) promulgated under the Securities Act based on the fact that it involved an exchange by the issuer exclusively with its existing security-holders and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.


    On February 13, 1996, the Company agreed to issue The Olmstead Group, L.L.C. ("Olmstead") warrants in connection with the Company's retention of Olmstead as a financial adviser. Such warrants entitle Olmstead to acquire an aggregate of 75,000 shares of the Company's Common Stock at an exercise price of $4.25 per share and vest in the event a transaction introduced to the Company by Olmstead is consummated. The warrants were issued pursuant to the exemption afforded by
Section 4(2) promulgated
under the Securities Act based on the fact that the issuance was to a single entity not involving a public offering.

    On February 20, 1996, the Company granted The Wall Street Group, Inc. ("WSG") a five year stock option in connection with the Company's retention of WSG as its financial public relations adviser. Such option entitles WSG to acquire an aggregate of 100,000 shares of the Company's Common Stock at an exercise price of $4.25 per share and is fully vested. The option was granted pursuant to the exemption afforded by Section 4(2) promulgated under the Securities Act based on the fact that the grant was to a single entity not involving a public offering.

    On July 8, 1996, the Company issued WSURF a six year warrant in connection with the execution of the Company's license agreement with WSURF. Such warrant entitles WSURF to acquire an aggregate of 36,000 shares of the Company's Common Stock at an exercise price of $4.25 per share. One third of the warrants may be exercised after each of July 7, 1999, July 7, 2000 and July 2, 2001. The warrant was issued pursuant to the exemption afforded by Section 4(2) promulgated under the Securities Act based on the fact that the issuance was to a single entity not involving a public offering.

    In January 1997, the Company issued 122,788 shares of Series A Preferred Stock as full payment of the dividend due on the Series A Preferred Stock for the year ended December 31, 1996 to the holders of such preferred stock. Such issuance was pursuant to Section 3(a)(9) promulgated under the Securities Act based on the fact that it involved an exchange by the issuer exclusively with its existing security-holders and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. On February 13, 1997, and pursuant to the 1996 Plan, the Company granted five year non-qualified stock options to purchase 10,000 shares of Common Stock to Tommy Walker, a financial consultant to the Company, at an exercise price of $4.375 per share. 50% of the options vested after six months from the grant date and an additional 25% will vest on and after the first anniversary of the grant date and 25% will vest six months thereafter. The options were granted pursuant to the exemption afforded the Company by Rule 701 of Regulation E promulgated under the Securities Act based on the fact that the grant was for compensation, authorized by the Board of Directors and pursuant to a duly approved Stock Option Plan.

ITEM 27. EXHIBITS

      1.1  Amended Form of Underwriting Agreement between Registrant and the Underwriters (1)
      1.2  Agreement Among Underwriters (1)
      3.1  Certificate of Incorporation, as amended (1)
      3.2  By-laws (1)
      4.1  Specimen certificates representing Class C Warrants, Class D Warrants and Common
             Stock (1)
      4.2  Form of Warrant Agreement with warrant certificates between Registrant, the
             Underwriters and Warrant Agent (1)
      4.3  Form of Unit Purchase Option (1)
      4.4  Warrant Certificate issued to The Washington State University Research Foundation (1)
      5.1  Opinion of Morrison Cohen Singer & Weinstein, LLP regarding legality of securities offered
      5.2  Opinion of Warren & Perez
     10.1  Form of Consulting Agreement between the Registrant and JMA (1)
     10.2  Employment Agreement dated March 1, 1992 between the Registrant and Arthur P. Bollon,
             Ph.D. (1)
     10.3  Employment Agreement dated March 1, 1992 between the Registrant and Bruce Meyers, as amended (1)
     10.4  Employment Agreement effective November 2, 1995 between the Registrant and Daniel
             Shusterman (1)
     10.5  1992 Stock Option Plan, as amended (1)
     10.6  Form of Stock Option Agreement (1)

     10.7  Lease Agreement dated August 22, 1997 between the Registrant and Andrews-Dillingham
             Properties
     10.8  Lease Agreement dated October 1, 1991 between the Registrant and J.K. and Susie
             Wadley Research Institute and Blood Bank, as amended (1)
     10.9  Purchase Agreement dated October 10, 1991 between the Registrant and Wadley
             Technologies, Inc. ("Wadley") (1)
    10.10  Security Agreement dated October 10, 1991 between the Registrant and Wadley (1)
    10.11  License Agreement dated March 15, 1989 between the Registrant and Phillips Petroleum
             Company, as amended (1)
    10.12  License Agreement dated June 10, 1993 between Registrant and Research & Development
             Institute, Inc. ("RDI"), as amended, relating to the Fungal Paclitaxel Production
             System (1)
    10.13  Research and Development Agreement effective June 10, 1993 between Registrant and
             RDI, as amended (1)
    10.14  License Agreement dated February 22, 1995 between Registrant and RDI, as amended, relating to FTS-2 (1)
    10.15  Research, Development and License Agreement dated March 26, 1992 between Registrant and Enzon, Inc. ("Enzon"), as amended (1)
    10.16  Research, Development and License Agreement dated July 13, 1992 between Registrant and Enzon relating to the Registrant's tumor necrosis factor technology (1)
    10.17  Agreement effective June 30, 1992 between Registrant and University of Texas at
             Dallas ("UTD"), as amended (1)
    10.18  Research Agreement effective April 8, 1994 between Registrant and Sloan-Kettering
             Institute for Cancer Research (1)
    10.19  Joint Venture Agreement dated September 17, 1992 between Registrant and Pestka
             Biomedical Laboratories, Inc. ("Pestka") (1)
    10.20  Stock Purchase Agreement dated September 17, 1992 between Registrant and Pestka (1)
    10.21  License Agreement dated September 17, 1992 between Cytomune, Inc. and Pestka (1)
    10.22  Research and Development Agreement dated September 17, 1992 between Cytomune, Inc.
             and Pestka (1)
    10.23  Marketing Agreement dated as of November 1, 1994 between Helm AG and the Registrant
             (1)
    10.24  Extension Agreement with RDI dated June 5, 1995 (1)
    10.25  Third Amendment to Lease Agreement dated April 30, 1995 (1)
    10.26  Form of Subordinated Note Extension (1)
    10.27  Form of Note Extension (1)
    10.28  September 25, 1995 RDI Extension (1)
    10.29  October 25, 1995 RDI Extension (1)
    10.30  Amendment to License Agreement dated June 10, 1993, as amended, and Research and
             Development Agreement effective June 10, 1993, as amended, both agreements between the Company and RDI (1)
    10.31  License Agreement No. W960206 effective February 27, 1996 between the Company and The
             Regents of the University of California (2)
    10.32  License Agreement No. W960207 effective February 27, 1996 between the Company and The
             Regents of the University of California (2)
    10.33  License Agreement with The Washington State University Research Foundation, dated
             July 2, 1996 (3)*
    10.34  Amendment to Agreement, effective June 30, 1992, as amended, between Registrant and the University of Texas at Dallas (3)
    10.35  1996 Stock Option Plan (4)
    10.36  Patent License Agreement between the Registrant and The University of Texas System
             (1)
     11.1  Statement re: Computation of per share earnings (5)

     24.1  Consent of Morrison Cohen Singer & Weinstein, LLP (included in its opinion filed as
             Exhibit 5.1 hereto) (6)
     24.3  Consent of Richard A. Eisner & Company, LLP
     25.1  Power of Attorney (1)

------------------------

* This exhibit is subject to a confidential treatment request pursuant to Rule 24b-2 promulgated under the Exchange Act.

(1) Filed as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 33-91802) and is incorporated by reference herein.

(2) Filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 and is incorporated by reference herein.

(3) Filed as an exhibit to the Company's Post-Effective Amendment No.1 to its Registration Statement on Form SB-2 (File No. 33-91802) and is incorporated by reference herein.

(4) Filed as an exhibit to the Company's Registration Statement on Form S-8 (File No. 333-11691) and is incorporated by reference herein.

(5) Filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 and is incorporated by reference herein.

(6) Filed as an exhibit to the Company's Post Effective Amendment No. 2 to Registration Statement on Form SB-2 and is incorporated by reference herein.

ITEM 28.  UNDERTAKINGS

    UNDERTAKINGS REQUIRED BY REGULATION S-B, ITEM 512(A).

    The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    (i) Include any prospectus required by Section 10(a)(3) of the Securities
        Act;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

   (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    UNDERTAKING REQUIRED BY REGULATION S-B, ITEM 512(E).

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the registrant pursuant to any arrangement, provision or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on September 17, 1997.


                                          CYTOCLONAL PHARMACEUTICS INC.

                                          By:        /s/ ARTHUR P. BOLLON

                                             -----------------------------------

                                                  Arthur P. Bollon, Ph.D.,
                                                CHAIRMAN, PRESIDENT AND CHIEF
                                                      EXECUTIVE OFFICER

    In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                         TITLE                  DATE
-----------------------------------  -------------------------  ----------------

                                     Chairman, President,
       /s/ ARTHUR P. BOLLON           Chief Executive Officer    September 17,
-----------------------------------   and Director (principal         1997
      Arthur P. Bollon, Ph.D.         executive officer)

                                     Vice President
                                      Operations, Treasurer
                 *                    and Chief Financial        September 17,
-----------------------------------   Officer (principal              1997
      Daniel Shusterman, J.D.         financial and accounting
                                      officer)

                 *
-----------------------------------  Director                    September 17,
          Ira Gelb, M.D.                                              1997

                 *
-----------------------------------  Director                    September 17,
          Irwin C. Gerson                                             1997

                 *
-----------------------------------  Director                    September 17,
    Walter M. Lovenberg, Ph.D.                                        1997

*By:
                  *
  ---------------------------------
         Arthur P. Bollon,
         ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

                                                                                                           PAGE NO.
                                                                                                          -----------
      5.1  Opinion of Morrison Cohen Singer & Weinstein, LLP

      5.2  Opinion of Warren & Perez

     10.7  Lease Agreement dated August 22, 1997 between the Registrant and Andrews-- Dillingham
             Properties

     24.3  Consent of Richard A. Eisner & Company, LLP

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